UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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PNM Resources, Inc.
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PNM Resources, Inc. 414 Silver Ave. SW Albuquerque, NM 87102-3289 www.pnmresources.com

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The 2019 annual meeting of shareholders of PNM Resources, Inc. will be held as follows:

DATE AND TIME:	Tuesday, May 21, 2019, at 9:00 a.m. Mountain Daylight Time (Meeting Room doors open at 8:15 a.m.)
PLACE:	Hotel Albuquerque at Old Town Franciscan Room 800 Rio Grande Blvd., N.W. Albuquerque, New Mexico 87104
WHO CAN VOTE:	You may vote if you were a shareholder of record as of the close of business on April 1, 2019.
ITEMS OF BUSINESS:
(1) Elect as directors the ten director nominees named in the proxy statement.
(2) Ratify appointment of KPMG LLP as our independent registered public accounting firm for 2019.
(3) Approve, on an advisory basis, the compensation of our named executive officers.
(4) Consider one shareholder proposal described in the accompanying proxy statement, if presented.
(5) Consider any other business properly presented at the meeting.

VOTING:
On April 9, 2019, we began mailing to our shareholders either (1) a Notice of Internet Availability of Proxy Materials, which indicates how to access our proxy materials on the Internet or (2) a printed copy of our proxy materials.

After reading the proxy statement, please promptly vote by telephone or Internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and your shares may be voted in accordance with your wishes. See the questions and answers beginning on page 67 of our proxy statement about the meeting (including how to listen to the meeting by webcast), voting your shares, how to revoke a proxy, how to vote shares in person and attendance information.

By Order of the Board of Directors Patricia K. Collawn Chairman, President and Chief Executive Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2019:
This Notice of Annual Meeting; our 2019 proxy statement; our 2018 Annual Report on Form 10-K; a shareholder letter from Patricia K. Collawn, our Chairman, President and CEO; and stock performance graph are available at www.proxyvote.com and www.pnmresources.com/asm/annual-proxy.cfm.

You are receiving these proxy materials in connection with the solicitation by the Board of Directors of PNM Resources, Inc. of proxies to be voted on at PNM Resources’ 2019 Annual Meeting of Shareholders. Please vote on the proposals described in this proxy statement.

Thank you for investing in PNM Resources, Inc.

TABLE OF CONTENTS

Cover Page	Notice of 2019 Annual Meeting of Shareholders
Table of Contents
ii	Glossary
1	Proxy Summary
5	Information About Our Corporate Governance
5	Corporate Governance Principles
5	Code of Ethics
6	Director Independence
6	Majority Voting for Directors
6	Director Service Policy
6	Succession Planning
6	Shareholder Recommendations of Directors
6	Proxy Access
7	Board Leadership Structure and Lead Director
8	Board’s Role in Risk Oversight
8	Communication with the Board
9	Director Education
9	Related Person Transaction Policy
9	Equity Compensation Awards Policy
9	Political Contributions, Lobbying and Governmental Communication Policies
9	Insider Trading Policy Includes No Hedging or Pledging
10	Clawback Policy
10	Sustainability
10	Additional Information About Our Board and Board Committees
10	Board Meetings
10	Board Committees and their Functions
14	Director Compensation
17	Ownership of Our Common Stock
17	Five Percent Shareholders
18	Executive Officers and Directors
19	Section 16(a) Beneficial Ownership Reporting Compliance
19	Proposal 1: To Elect Ten Directors Named in the Proxy Statement
19	General Information
19	Directors Nominated This Year
27	Proposal 2: Ratify Appointment of KMPG as Independent Public Accountants for 2019
27	Audit and Ethics Committee Report
29	Independent Auditor Fees
30	Proposal 3: Approve, On An Advisory Basis, the Compensation of our NEOs
31	Executive Compensation
31	Compensation Discussion and Analysis
46	Compensation and Human Resources Committee Report
47	2018 NEO Compensation Information
64	Equity Compensation Plan Information
65	Shareholder Proposal
67	Questions and Answers About the Annual Meeting and Voting
A-1	Appendix A

i

GLOSSARY OF TERMS USED IN THIS PROXY

AIP or Annual Incentive Plan
PNM Resources, Inc. Officer Annual Incentive Plan, our annual cash incentive plan for Officers. Each AIP details measurements and metrics for a specific calendar year within the scope of the governing PEP

Annual Meeting	Annual Meeting of PNM Resources, Inc. shareholders, to be held on May 21, 2019
Audit Committee	Audit and Ethics Committee of the Board
Board	Board of Directors of PNM Resources, Inc.
CD&A	Compensation Discussion and Analysis beginning on page 31
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Climate Change Report
A report available on our Sustainability Portal at http://www.pnmresources.com/about-us/sustainability-portal/climate-change-report.aspx describing the significant efforts PNM is making to reduce its carbon dioxide emissions and transition to a coal-free generation portfolio

Company, PNMR or PNM Resources	PNM Resources, Inc.
CO2	Carbon Dioxide
Compensation Committee	Compensation and Human Resources Committee of the Board
CCR	Coal Combustion Residuals
Dodd-Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act
Earnings Growth
Non-GAAP adjusted diluted earnings per share performance measure calculated for purposes of determining certain long-term awards under the outstanding LTIPs and the 2015 CEO Retention Grant. Earnings Growth is calculated by measuring the growth rate in the Company’s adjusted annual earnings per share during the performance period. Each of the applicable LTIPs and the 2015 CEO Retention Grant sets forth (i) a definition of the adjusted earnings per share performance measure used thereunder (which definitions are generally similar, but not identical, to the Incentive EPS performance measure used for purposes of determining awards under the AIP), and (ii) a detailed formula for calculating Earnings Growth thereunder. Earnings Growth levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are designed to ensure that award payments are not artificially inflated or deflated

ECP
PNM Resources, Inc. Executive Choice Account Plan, formerly known as the PNM Resources, Inc. Executive Spending Account Plan, which allows Officers to receive reimbursement for income tax preparation, financial management and counseling services, estate planning, premiums for life and other insurance, and travel expenses related to medical or financial planning services

EEI	Edison Electric Institute
EPA	United States Environmental Protection Agency
EPRI	Electric Power Research Institute, Inc.
ESP	PNM Resources, Inc. Executive Savings Plan, adopted in 1998. On December 17, 2008, this plan was merged into the PNM Resources, Inc. Executive Savings Plan II
ESP II	PNM Resources, Inc. Executive Savings Plan II
EVP	Executive Vice President
FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Compensation - Stock Compensation)
FERC	Federal Energy Regulatory Commission

GLOSSARY OF TERMS USED IN THIS PROXY

FFO/Debt Ratio
Non-GAAP performance measure calculated for the purpose of determining certain long-term equity awards, as described in the CD&A. For the 2016 LTIP, equals PNMR's funds from operations for the fiscal year ending December 31, 2018, divided by PNMR's total debt outstanding (including any long-term leases and unfunded pension plan obligations and reducing debt by amount determined in (6) below) as of December 31, 2018. Funds from operations are equal to the amount of PNMR's net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) as reported in the Company's Form 10-K for PNM Resources adjusted by the following items: (1) including amounts attributable to principal payments on imputed debt from long-term leases, (2) excluding changes in PNMR's working capital, including bad debt expense, (3) excluding the impacts of any consolidation required by the Variable Interest Entities accounting rules and regulations, (4) subtracting the amount of capitalized interest, (5) excluding any contributions to the PNMR or TNMP qualified pension plans, (6) excluding the change in revenues associated with the 2017 Tax Cuts and Jobs Act based on cost of service studies filed before regulatory bodies between the effective date of when those revenues were returned back to customers and December 31, 2018, and (7) by making the same adjustments associated with the Westmoreland transaction as Moody's to calculate funds from operations or total debt outstanding for the fiscal year ending December 31, 2018. The calculation is intended to be consistent with Moody's calculation of FFO/Debt (which Moody's refers to as "CFO Pre-WC/Debt") and if Moody's modifies its calculation methodology prior to December 31, 2018 and communicates such changes in writing to Company representatives or the general public prior to December 31, 2018, the Moody's calculation methodology in effect as of December 31, 2018 will be utilized. For the 2018 LTIP, equals PNMR’s funds from operations for the fiscal year ending December 31, 2020, divided by PNMR’s total debt outstanding (including any long-term leases and unfunded pension plan obligations) as of December 31, 2020. Funds from operations are equal to the amount of PNMR’s net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) as reported in the Company’s Form 10-K for PNMR adjusted by the following items: (1) including amounts attributable to principal payments on imputed debt from long-term leases, (2) excluding changes in PNMR’s working capital, including bad debt expense, (3) excluding the impacts of any consolidation required by the Variable Interest Entities accounting rules and regulations, (4) subtracting the amount of capitalized interest, and (5) excluding any contributions to the PNMR or TNMP qualified pension plans. The calculation is intended to be consistent with the Moody’s calculation of FFO/Debt (which Moody’s refers to as “CFO Pre-WC/Debt”) and if Moody’s modifies its calculation methodology prior to December 31, 2020 and communicates such changes in writing to Company representatives or the general public prior to December 31, 2020, said changes in Moody’s methodology in effect as of December 31, 2020 will be incorporated into the calculations outlined above. The FFO/Debt Ratio levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are designed to ensure that award payments are not artificially inflated or deflated

Finance Committee	Finance Committee of the Board
GAAP	Generally Accepted Accounting Principles
GHG	Greenhouse Gas
GPBA Table	Grants of Plan Based Awards Table beginning on page 52

GLOSSARY OF TERMS USED IN THIS PROXY

Incentive EPS
Non-GAAP adjusted diluted earnings per share performance measure calculated for the purpose of determining awards under the AIP in accordance with the AIP for the applicable year. Incentive EPS is corporate earnings per share, excluding certain terms that do not factor into ongoing earnings. Incentive EPS levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are designed to ensure that award payments are not artificially inflated or deflated. For 2018, Incentive EPS of $2.00 equals net earnings attributable to PNMR per common stock share (as reflected on the Consolidated Statement of Earnings) of $1.07 adjusted to exclude: (1) $0.20 per share attributable to the net change in unrealized gains and losses on investment securities; (2) $0.61 per share attributable to regulatory disallowances and restructuring costs; (3) $0.03 per share attributable to pension expense related to previously disposed of gas distribution business; (4) $0.01 per share attributable to losses related to previously disposed of activities; (5) $0.02 per share attributable to costs to review strategic growth opportunities; and (6) $0.06 per share attributable to adjustments related to change in federal corporate income tax rate

KPMG	KPMG LLP, the independent registered public accounting firm
LTIP or Long-Term Incentive Plan
PNM Resources, Inc. Long-Term Incentive Plan, the long-term equity incentive plan for our executives, adopted yearly to set forth three-year performance measurements and metrics for specific plan years within the scope of the governing PEP

Moody’s	Moody’s Investors Service, Inc.
NEO(s) or named executive officer(s)	Named Executive Officers of PNM Resources, Inc. consisting of our five most highly compensated executive officers, including the CEO and CFO
NMPRC	New Mexico Public Regulation Commission
Nominating Committee	Nominating and Governance Committee of the Board
Notice	Notice of Internet Availability of Proxy Materials
NYSE	New York Stock Exchange
Officer(s)	PNM Resources, Inc. Officer(s)
OSHA	Occupational Safety & Health Administration
Pay Governance	Pay Governance LLC, the independent compensation consultant currently retained by the Compensation Committee and the Nominating Committee
PEP	A general reference to the applicable form of the Company’s performance equity plan, which covers incentive compensation awards to certain employees and non-employee directors
PNM	Public Service Company of New Mexico, a regulated electric utility operating in New Mexico, and a subsidiary of PNM Resources, Inc.
PNM Resources, PNMR or Company	PNM Resources, Inc., which trades on the NYSE under the symbol “PNM”
PNMR Peer Group	Utility and energy companies comprising the PNMR director and executive compensation peer group listed on page 42
PS	Performance share award opportunity granted
Retention Plan	PNM Resources, Inc. Officer Retention Plan
RSA	Time-vested restricted stock right award
RSP	PNM Resources, Inc. Retirement Savings Plan, a 401(k) plan
S&P	Standard & Poor’s Financial Services LLC
SAIDI	System Average Interruption Duration Index. A reliability indicator that measures average outage duration in units of time
SAR	Stock Appreciation Right
Say-on-Pay	PNM Resources shareholders’ advisory vote on executive compensation
SCT	Summary Compensation Table beginning on page 47
SEC	United States Securities and Exchange Commission
Severance Plan	PNM Resources, Inc. Non-Union Severance Pay Plan

GLOSSARY OF TERMS USED IN THIS PROXY

SJGS	San Juan Generating Station
Sustainability Portal
A component of the PNM Resources, Inc. website that contains our key environmental, generation portfolio, social, economic and governance information and is available at http://www.pnmresources.com/about-us/sustainability-portal.aspx

SVP	Senior Vice President
Tax Code	Internal Revenue Code of 1986, as amended
TCC or Total Cash Compensation	Total cash compensation, which consists of base salary and short-term cash incentives
TDC or Total Direct Compensation	Total direct compensation, which consists of base salary, short-term cash incentives, and long-term incentives (equity grants, performance-based grants)
TNMP	Texas-New Mexico Power Company, a regulated electric distribution and transmission utility operating in Texas and an indirect subsidiary of PNMR
TSR or Total Shareholder Return
A comparison over a specified period of time of share price change and dividends paid to show the total return to the shareholder during such time period. TSR = (Priceend – Pricebegin + Dividends) / Pricebegin

Willis Towers Watson	Willis Towers Watson Public Limited Company
2018 Benchmark Data
The compensation data from companies included in (i) the PNMR Peer Group and (ii) the Willis Towers Watson 2017 Executive CDB (Compensation Data Bank) General Industry Survey Report - U.S. of general industry companies with data regressed to companies similarly sized to PNMR, weighted respectively at 75% and 25%, to derive weighted market compensation statistics. The two compensation databases provide information on TCC, the reported accounting value of long-term incentives and TDC. The companies in the 2018 Benchmark Data for the 2017 Willis Towers Watson U.S. CDB General Industry Executive Database are listed in Appendix A

2019 Benchmark Data
The compensation data from companies included in (i) the PNMR Peer Group and (ii) the Willis Towers Watson 2018 Executive CDB (Compensation Data Bank) General Industry Survey Report - U.S. of general industry companies with data regressed to companies similarly sized to PNMR, weighted respectively at 75% and 25%, to derive weighted market compensation statistics. The two compensation databases provide information on TCC, the reported accounting value of long-term incentives and TDC. The companies in the 2019 Benchmarking Data for the Willis Towers Watson 2018 Executive CDB General Industry Survey Report - U.S. will be listed in the appropriate appendix in the 2020 proxy statement

v

PROXY SUMMARY
We are an investor-owned holding company with two regulated utilities, PNM and TNMP, providing electricity and electric services in New Mexico and Texas. To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information, which is only a summary. For more complete information about our corporate governance, the experience and composition of our Board and key executive compensation actions and decisions, please review this entire proxy statement. For more complete information about our financial and operational results, strategic direction and our environmental stewardship and community activities, please review our 2018 Annual Report on Form 10-K and our Sustainability Portal (available on our website, www.pnmresources.com). For a list of terms defined and used in this proxy statement, see the Glossary beginning on page ii. Information contained on www.pnmresources.com, www.pnm.com, or any third-party websites referenced in this proxy statement is not incorporated by reference or otherwise deemed to be part of this proxy statement. On April 9, 2019, we began mailing to our shareholders either the Notice of Internet Availability of Proxy Materials or a printed copy of our proxy materials.
Annual Meeting of Shareholders

Date and Time:	May 21, 2019, 9:00 a.m. Mountain Daylight Time (Meeting Room doors open at 8:15 a.m.)
Place:	Hotel Albuquerque at Old Town Franciscan Room 800 Rio Grande Blvd., N.W. Albuquerque, New Mexico 87104 (map to meeting location included on back of proxy statement)
Record Date:	April 1, 2019
How to Vote:	Shareholders as of the record date may vote as follows:
By Internet:	Access www.pnmresources.com and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)
By Telephone:
For automated telephone voting, call 1-800-690-6903 (toll free) from any touch-tone telephone and follow the instructions. (You will need the control number on your Notice or the requested paper proxy card to vote your shares.)

By Mail:
If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the enclosed, postage-paid envelope. Otherwise, request delivery of the proxy statement and proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by telephone or internet.

In Person:
You can attend and cast your vote at the Annual Meeting if the shares are registered in your name. To attend the meeting in person, you will need to provide proof of your share ownership as of the record date and provide a government-issued photo identification. For admission requirements please see Question 19 on page 71 “Who may attend the Annual Meeting?” If your shares are held in “street name” and you do not provide voting instructions to your broker before the meeting, then you can only vote in person if you have an authorized proxy to do so from the registered shareholder. See also Question 23 on page 71.

Your shares will be voted in the manner you indicate. The telephone and Internet voting systems are available 24 hours a day. They will close at 11:59 p.m. Eastern Daylight Time on May 20, 2019. Please note that the voting deadline is earlier for voting shares held in our RSP, as described on page 70 under Question 15.

2018 BUSINESS HIGHLIGHTS

Operational Performance and Customer Commitment

•	Continued forward on our plans to be coal-free by 2031 (pending regulatory approval) and to reduce PNM’s GHG emissions in 2040 by 87% from 2005 levels

•	As of December 31, 2018, approximately 34% of PNM’s generating capacity is emission free

•	In 2018, we reduced CO2 emissions at SJGS by 54% below 2005 levels (CO2 emissions comprise the vast majority of our GHG emissions)

•	Evaluated and narrowed the bids for over 300 projects proposed as replacement power alternatives for the planned closure of the two remaining SJGS units in 2022

•
Implemented an industry-first technology for transmission system protection, in addition to new transmission and distribution outage management systems, to improve our response to customer outages and reduce maintenance costs across our grid

•	Returned federal corporate tax reform savings to PNM customers through retail rates beginning in February 2018, the first in the nation to do so

•	Received regulatory approval for the general rate settlement at TNMP, including approval to return federal corporate tax reform savings to customers beginning in January 2019

Financial Performance

•	Increased PNMR’s annual dividend for the 9th consecutive year

•	Exceeded 2018 ongoing earnings guidance[1]

•	Maintained investment grade credit ratings

•	Negotiated a settlement with nearly all parties to the PNM general rate review that was approved by the NMPRC in January 2018

•	Filed a TNMP general rate review with the Public Utility Commission of Texas and negotiated a settlement with parties that was approved by the Texas regulators for rates implemented in January 2019

Corporate Responsibility

Corporate Governance

•	Engaged with shareholders representing a majority of shares outstanding on a variety of environmental, social and corporate governance matters

•	Recruited two new director candidates to enhance Board oversight of our transformation to a cleaner energy mix and grid modernization

Workforce Diversity

•	Employed a workforce comprised of approximately 49% minorities and approximately 9% veterans

•	Demonstrated diversity among corporate officers with 38% women or minority representation

Community Engagement

•
Contributed $2.6 million to non-profits and community partners in New Mexico and Texas, including $0.8 million of “New Century of Service” grants to support New Mexico economic growth and education in a continued celebration of PNM’s 100th business year

•
Continued to provide leadership, sponsorship and membership in local New Mexico and Texas commerce organizations, led by our CEO’s chairmanship of the New Mexico Partnership to support economic development

•	Supported 720 employee and retiree volunteers who dedicated approximately 11,500 hours to benefit organizations in our communities

•	Provided $0.5 million in customer payment assistance to 3,811 families through the PNM Good Neighbor Fund

--------------------------------
1 Our 2018 ongoing earnings per share is a non-GAAP financial measure that is reconciled to 2018 GAAP earnings per share in our earnings materials available on our website at http://www.pnmresources.com/investors/financial-information/non-gaap-measures.aspx and such reconciliation is incorporated herein by reference.

Voting Matters and Board Recommendations

This year shareholders will be asked to vote on four proposals. These proposals and the Board’s vote recommendations are listed below:

	Board vote recommendation	Page References (for more detail)
Proposal 1: Elect as directors the ten director nominees named in this proxy statement	FOR each nominee	19 - 26
Nominees provide the needed experience and expertise to direct the management of the business and affairs of the Company and ensure strong independent oversight.
Proposal 2: Ratify appointment of KPMG as our independent registered public accounting firm for 2019	FOR	27
All independence standards have been met and sound practices are used to ensure high quality audits.
Proposal 3: Approve, on an advisory basis, the compensation of our named executive officers	FOR	30
Our executive compensation is market-based, performance-driven, and aligned with shareholder interests.
Proposal 4: Shareholder proposal to publish a report on coal combustion residual matters at SJGS	AGAINST	65 - 67
A report describing PNM’s management of coal combustion residuals is already available on our Sustainability Portal and relevant discussion of our management of CCR is regularly updated in our SEC reports and on the Sustainability Portal.

Governance Highlights

We strongly believe that good governance and transparency are integral to achieving long-term shareholder value and our strategic goals, including delivering at or above industry-average earnings and dividend growth, maintaining strong employee safety and operational performance, transforming to a cleaner energy portfolio and supporting our communities. Our commitment to governance policies and practices that serve the interests of the Company and our shareholders, customers and communities is underscored by the following corporate governance practices and facts for PNM Resources that are described further beginning on page 5:

✓ Gender, ethnic and experience-diverse Board	✓ Lead Independent Director with specified duties to ensure strong independent oversight
✓ Annual election of all directors and Board refreshment/service policy	✓ Independent directors meeting regularly in executive sessions
✓ Majority voting for all directors	✓ Board committees comprised entirely of independent directors with relevant expertise
✓ Annual Board and committee self-evaluation process	✓ Prohibition of hedging Company securities
✓ Proxy access bylaws	✓ Prohibition of pledging of Company securities by directors and executive officers, including the NEOs
✓ Sustainability reporting and oversight	✓ Incentive compensation awards subject to forfeiture and clawback
✓ Political contributions, lobbying and governmental communications policies, including voluntary reporting of these activities	✓ Stock ownership guidelines for executives and directors

2019 Nominees for the Board of Directors
We believe we have highly qualified, diverse, high-functioning and experienced directors that position the Board to provide effective oversight. The Board has a good mix of new and long-standing directors and the Board’s gender diversity has been recognized by the 2020 Women on Boards campaign for the past eight years. Detailed background and other skills and experience information about our ten director nominees can be found beginning on page 19.
Board Highlights:

5 Years Average Tenure	9 of 10 Members Are Independent	50% Are Female and/or Minority	100% Have C-Suite Experience and Financial Expertise	70% Have Environmental Experience

2019 Nominees:

Name	Age	Director Since	Occupation / Experience	Independent	PNMR Committees	Other Public Company Boards
Vicky A. Bailey	66	2019	President, Anderson Strattan International, LLC	✓	Audit Nominating	Cheniere Energy Equitrans Midstream Corporation
Norman P. Becker	63	2016	President and CEO, New Mexico Mutual Casualty Company	✓	Compensation Finance (Chair)
Patricia K. Collawn	60	2010	Chairman, President and CEO, PNM Resources, Inc.			CTS Corporation
E. Renae Conley	61	2014	CEO, ER Solutions, LLC	✓	Audit Compensation (Chair)	Advanced Disposal Services, Inc.
Alan J. Fohrer	68	2012	Retired Chairman and CEO, Southern California Edison	✓	Audit (Chair) Nominating	TransAlta Corporation
Sidney M. Gutierrez	67	2015	Chairman, Rocket Crafters, Inc.	✓	Audit Finance
James A. Hughes	56	2019	CEO, Prisma Energy	✓	Audit Finance	Alcoa Corp. TPI Composites, Inc.
Maureen T. Mullarkey	59	2014	Former EVP and CFO, International Game Technology	✓	Compensation Finance	Everi Holdings, Inc.
Donald K. Schwanz	74	2008	Retired Chairman and CEO, CTS Corporation	✓	Audit Nominating (Chair)
Bruce W. Wilkinson (Lead Director)	74	2010	Retired Chairman and CEO, McDermott International, Inc.	✓	Compensation Nominating
Annual Advisory Vote On Our Executive Compensation Programs
We believe our compensation programs for our named executive officers are performance-based and market competitive, aligning incentive opportunities with the performance expected of us by our shareholders and customers. In 2018, shareholders continued their strong support of our executive compensation programs with 89.6% of the votes cast for approval of the Say-on-Pay proposal at the 2018 Annual Meeting of Shareholders. The Compensation Committee continues to examine our executive compensation program to ensure continued alignment between the interests of our executives and our shareholders and customers. We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as described in the Executive Compensation section (including the CD&A and compensation tables) of this proxy statement beginning on page 31.

✓ Performance-based: 78% of CEO and 61% of NEO Officer 2018 pay opportunity is at risk
✓ Performance metrics align with business strategy:

Annual Incentive Pay under 2018 AIP
60% Incentive EPS	20% Customer Satisfaction	20% Reliability

Long-Term Incentive Performance Shares under 2018 LTIP
50% Earnings Growth	25% Relative TSR	25% FFO/Debt

✓ Market competitive pay mix of equity and cash:

•	Designed to attract and retain talented executives

•	Targets the median of 2018 Benchmark Data

•	Share ownership guidelines align with long-term shareholder value

Forward-Looking Statements

Statements made in this Proxy Statement that relate to future events or our expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates.  We assume no obligation to update this information.
Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution readers not to place undue reliance on these statements. Our business, financial condition, cash flows, and operating results are influenced by many factors, which are often beyond our control, that can cause actual results to differ from those expressed or implied by the forward-looking statements.  We describe risks and uncertainties that can cause actual results and events to differ materially in the “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis” sections of our Forms 10-K and 10-Q filed with the SEC.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board is elected by shareholders to oversee management to assure we optimize long-term shareholder value by operating in an ethical and forthright manner and responsibly addressing the concerns of our various constituencies. In recognition of the importance of governance to the proper management of the Company, the Board adopted a consolidated Corporate Governance Principles document so that investors, employees, customers, regulators, and the community may be aware of the policies followed by the Company. These principles have been approved by the full Board after analysis of policy considerations and peer benchmarks. With the goal of incorporating evolving best corporate governance principles, the Board requires the Nominating Committee to review the principles at least annually and recommend changes from time to time for consideration and adoption by the full Board. The Corporate Governance Principles document can be found on PNM Resources’ website at http://www.pnmresources.com/corporate-governance.aspx.

Code of Ethics

We have adopted a code of ethics, Do the Right Thing: Principles of Business Conduct, which applies to all directors, officers (including the principal executive officer, principal financial officer, and principal accounting officer), and employees. Do the Right Thing is available in print to any shareholder who requests it by writing to the Ethics and Governance Department, PNM Resources, Inc., 414 Silver Avenue SW, MS-1285, Albuquerque, New Mexico 87102-3289. Do the Right Thing is also available on our website at http://www.pnmresources.com/corporate-governance.aspx. We will post any amendments to or waivers from our code of ethics (to the extent applicable to the Company’s executive officers and directors) at this location on our website.

Concerns relating to financial statement disclosures, accounting, internal accounting controls, auditing matters, or other matters involving violations of law are handled in accordance with the complaint procedures adopted by the Audit Committee that are posted on our website at http://www.pnmresources.com/corporate-governance.aspx. We have established an anonymous, confidential hotline through which employees and others may report concerns about our business practices.

Director Independence

In accordance with our Corporate Governance Principles, the Board has affirmatively determined that all current directors and the director nominees are independent of PNM Resources and its management (with the exception of Patricia K. Collawn). Ms. Collawn is considered an inside director because of her employment as the President and CEO of the Company.

In determining the independence of the non-employee members of the Board, the Board examined all direct and indirect relationships of these non-employee directors with the Company and determined that all such relationships complied with the specific independence criteria under applicable law and regulations, including the NYSE listing standards. In addition, the only direct or indirect relationships between PNM Resources and each current non-employee director nominee consist of service on the Board or a Board committee and being a shareholder or a retail utility customer of the Company.

Majority Voting for Directors

Our articles of incorporation and bylaws provide for the annual election of directors. As discussed under Question 12 on page 69, each director must receive the affirmative vote of a majority of our shares of common stock represented at the meeting and entitled to vote on the election.

Our Corporate Governance Principles also provide that any nominee in an uncontested election who does not receive the required affirmative majority vote must promptly submit his or her resignation for consideration by the Nominating Committee which shall make a recommendation to the full Board within a reasonable period of time. The director whose resignation is under consideration will abstain from participating in the Nominating Committee’s recommendation and the Board’s decision on this matter. If a resignation is not accepted by the Board, the director may continue to serve. Directors added to the Board during the course of the year will stand for election at the next annual meeting of shareholders.

In addition to the annual election of directors, the Board’s accountability to shareholders is enhanced by:

•	the rigorous nomination process conducted by the Nominating Committee (which includes consideration of director candidates proposed by shareholders as described further on page 13); and

•
the Board’s policy that a substantial majority of the Board be independent and that the Audit, Compensation and Nominating Committees consist entirely of independent directors and the Finance Committee consist of non-employee directors, a majority of whom are independent.

Director Service Policy

Our Director Service Policy provides that directors will not serve more than 12 years on the Board absent certain conditions. The policy requires directors serving more than 12 years, employee directors who leave the Company and directors who undergo a significant change in their business or professional career to submit resignations to the Board for acceptance at such time as the Board deems appropriate. Term limits for Directors can be found on page 7 of the Corporate Governance Principles, available on our website at http://www.pnmresources.com/corporate-governance.aspx.

Succession Planning

Our Nominating Committee regularly assesses whether the composition of the Board reflects the knowledge, skills, expertise, and diversity appropriate to oversee the management of our company. Since 2014, six new members have joined the Board. In addition, effective January 1, 2019, the Board increased its size from eight to ten members to permit the addition of two highly qualified members and to facilitate Board refreshment and transition.

Shareholder Recommendations of Directors

Any shareholder may recommend potential nominees to the Nominating Committee for consideration for membership on the Board. Recommendations can be made by sending a written statement of the qualifications of the recommended individual to the

Corporate Secretary, PNM Resources, Inc., 414 Silver Ave. SW, MS-1245, Albuquerque, NM 87102-3289. As discussed on page 13, the Nominating Committee will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates.

Proxy Access

Our bylaws permit any shareholder (or group of no more than 20 shareholders) owning three percent or more of our common stock continuously for at least three years to nominate up to an aggregate limit of one candidate or 20 percent of our board (whichever is greater) for inclusion in the proxy statement. For the 2020 Annual Meeting of Shareholders notice of such nominee must be received no earlier than November 11, 2019 and no later than the close of business on December 11, 2019. Notice should be addressed to the Corporate Secretary, PNM Resources, Inc., 414 Silver Ave. SW, MS-1245, Albuquerque, NM 87102-3289. Requirements for such nominations and nominees are detailed in our bylaws, which are available on our website at http://www.pnmresources.com/corporate-governance.aspx.

Board Leadership Structure and Lead Director

We believe the Company and our shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time. Under our Corporate Governance Principles and bylaws, the Board has the authority to combine or separate the positions of Chairman and CEO, as well as to determine whether, if the positions are separated, the Chairman should be an employee, non-employee, or an independent director. The Board has separated the two offices on four occasions since the 1980s.

The Board believes the most effective leadership structure for the Company at this time is one with a combined Chairman and CEO coupled with an independent lead director. The Chairman is Patricia K. Collawn, our President and CEO. Combining the roles of Chairman and CEO: (1) enhances the Board’s ability to provide strategic direction and communicate clearly and effectively with management; and (2) avoids creating a structure that would effectively duplicate the work of our lead director. Ms. Collawn’s knowledge of our utilities and of the significant risks, challenges, and opportunities for our industry, including climate change, technological innovation, cybersecurity, and regulatory outcomes, make her best suited to serve as Chairman and CEO and provide strong unified leadership for PNM Resources. As Chairman, Ms. Collawn also brings contemporary industry insights to the Board as a result of her leadership role in leading industry organizations, such as EPRI and EEI, both of which are instrumental in addressing policy, operational, and technological issues facing the utility industry.

The position of lead director and role of our Board committees (comprised entirely of independent directors) are designed to promote strong, independent oversight of our management and affairs. Our lead director, Bruce W. Wilkinson, performs the following functions:

•	approves Board meeting agendas and information sent to the Board;

•	approves meeting schedules to ensure sufficient time for discussion of all agenda items;

•	chairs all meetings of the independent directors, including executive sessions of the independent directors, and presides at all meetings of the Board in the absence of the Chairman;

•	works with committee chairs to ensure coordinated coverage of Board responsibilities;

•	ensures the Board is organized properly and functions effectively, independent of management;

•	in consultation with the Board, is authorized to retain independent advisors and consultants on behalf of the Board;

•	facilitates the annual self-evaluation of the Board and Board committees;

•	serves as a liaison for communications between (1) management and the independent directors, and (2) the Board and our shareholders and other interested parties; and

•	performs such other duties as the Board may from time to time delegate.

The lead director is elected by the independent directors, who review the role and functions of the lead director on an annual basis. The lead independent director receives an annual retainer of $20,000, in addition to his ordinary director compensation, for the additional services the lead independent director provides.

The lead director, with the above described duties, facilitates independent oversight of management. The balance of the lead director and combined Chairman and CEO positions ensures that the Board receives the information, experience and direction to effectively govern. The Board established this leadership structure because the Board believes it is effective, efficient, appropriate to PNM Resources’ size and complexity, and represents a cost-effective allocation of responsibilities.

The Board has also determined that the cost and efficiency benefits of its leadership structure do not result in control over both management and corporate governance being overly invested in one person. The Board is confident that, as currently constituted, it will provide ample counterbalance to a combined Chairman and CEO and that it continues to provide suitable independent oversight of management. The independent directors on the Board are all accomplished professionals possessing substantial relevant experience to oversee our regulated utility businesses. The independent directors meet in separate session, excluding management, at each regular meeting of the Board. Any director has the right to submit items to be heard at any Board meeting. Finally, the independent directors outnumber the one non-independent director, the combined Chairman and CEO, by a large majority.

Board’s Role in Risk Oversight

Our management is responsible for managing risk and bringing to the Board’s attention the most significant risks facing the Company.  The Board has oversight responsibility for the processes established to identify, assess, mitigate, and monitor these risks.  In addition, the Board integrates these processes with its ongoing strategic oversight responsibilities. Board oversight includes consideration of the various challenges and opportunities presented by the Company’s risks, plans to mitigate the risks, and the impact these risks may have on our strategy.

Throughout the year, the Board reviews information regarding the potential significant risks facing the Company.  Each significant strategic risk is overseen by the full Board in order to facilitate more effective integrated risk and strategy oversight. For many years, management has identified and reported to the full Board on multiple risks and opportunities related to climate change, including potential environmental regulation, transformation of PNM’s generation portfolio, technological innovation, and availability of fuel and water for operations. In addition, the full Board approves certain Company investments in environmental equipment and grid modernization technologies. In contemplating new investments and against a backdrop of a transforming and increasingly interconnected industry, the Board also considers risk related to cybersecurity. Other significant risks overseen by the full Board include safety, New Mexico stakeholder relationships, and physical security.

The Board also allocates responsibility for oversight of other risks among the committees of the Board.  For example, the Finance Committee reviews and recommends to the full Board decisions regarding capital structure and oversees our management of risks associated with capital availability, liquidity, and costs thereof.  In addition, the Finance Committee monitors the execution of our energy supply, sales, and hedging programs.  The Audit Committee plays a central role in overseeing the integrity of our financial statements and reviewing and approving the performance of our internal audit function and independent auditors.  The Audit Committee also is regularly briefed on the Company’s North American Electric Reliability Corporation risks and risk mitigation programs. While the full Board annually reviews the CEO succession planning process, the Nominating Committee oversees risks related to succession planning for the Board, and the Compensation Committee oversees risks related to succession planning for Company officers. In addition, the Compensation Committee considers risks related to the attraction and retention of talent and risks related to the design of compensation programs and arrangements. In doing so, the Compensation Committee monitors the design and administration of our overall incentive programs to ensure that they incentivize strong individual and group performance and include appropriate safeguards to avoid unintended or excessive risk-taking by our employees.

In executing its risk oversight duties, the Board can and does access extensive internal and external expertise regarding our challenges and opportunities, including those related to climate change and cybersecurity. For instance, the Board’s Chairman, Ms. Collawn, also serves on the board of EPRI, a non-profit research institute engaged in researching innovative technologies and policy matters for the power industry. We are actively involved in multiple EPRI programs and have representatives on various committees of EEI focused on environmental risks and technological innovation. Such active participation in industry groups and programs has supported the development of a robust internal Environmental Management System within our Environmental Services department. The foundation of the Environmental Management System is a screening process that allows for the review of PNM and TNMP jobs and projects before work begins to ensure protection and preservation of the environment. The Environmental Management System is supported by the Environmental Services Department’s environmental engineers, air quality and natural scientists, biologists and archaeologists who prepare and oversee implementation of measures that minimize and mitigate the environmental impacts of electric utility works.

The Board does not believe that its leadership structure (i.e., combining the Chairman and CEO roles, coupled with an independent lead director) detracts from its ability to effectively oversee risk management because a substantial majority of the Board is comprised of independent directors, each committee is comprised entirely of non-management independent directors, and the roles of the lead director and committees are designed to provide effective oversight of management.

Communication with the Board

Shareholders wishing to communicate with the Board or with a specific director may do so by writing to the Board or to the particular director and delivering the communication in person or mailing it to: Board of Directors, c/o Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, New Mexico 87102-3289. All shareholder communications will be relayed to the Board or an appropriate committee of the Board. If the shareholder desires to communicate a concern directly with the Board without initial review by the Corporate Secretary, the concern should be submitted in writing, in a sealed envelope addressed to the Board, in care of the Corporate Secretary, with a notation indicating that it is to be opened only by the Board. The Corporate Secretary shall promptly forward the unopened envelope to the Board. From time to time, the Board may change the process for shareholder communications with the Board or its members. Please refer to our website http://www.pnmresources.com/corporate-governance.aspx for any changes in this process.

Shareholders and other interested parties wishing to communicate directly with the lead independent director or with the non-management or independent directors as a group may do so by writing to Lead Independent Director, c/o Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, New Mexico 87102-3289.

Director Education

Our Corporate Governance Principles encourage all directors to participate in director continuing education programs. In addition, management monitors and reports to the directors significant corporate governance initiatives. The directors also receive a presentation on developments in corporate governance at least annually.

Related Person Transaction Policy

Our “Policy and Procedures Governing Related Party Transactions” is posted on our website at http://www.pnmresources.com/corporate-governance.aspx. The policy provides that all transactions with executive officers, directors or greater than 5% shareholders or any immediate family member of any of the foregoing (collectively referred to as “related persons”), where the aggregate amount involved is expected to exceed $120,000 per year, are subject to pre-approval or ratification by the Nominating Committee, or by the Board or another committee in the normal fulfillment of their respective charters and responsibilities. In determining whether to approve such transactions, the Nominating Committee will consider, among other factors, the extent of the related person’s interest in the transaction; the availability of other sources of comparable products or services; whether the terms are no less favorable than terms generally available in unaffiliated transactions under like circumstances; the benefit to the Company; and the aggregate value of the transaction at issue. Since January 1, 2018, we have not participated, and have no current plans to participate, in any transactions in which any related person has a material interest that would be subject to pre-approval under this policy or otherwise be reportable under applicable SEC Rules.

Equity Compensation Awards Policy

The Board adopted the Equity Compensation Awards Policy to govern the granting of all forms of equity compensation. The policy provides that equity compensation awards shall only be made in compliance with the PEP and applicable laws and regulations. The PEP prohibits option repricing, incorporates, as a general rule, a “double trigger” vesting rule in connection with a change in control, and contains a “clawback” provision subjecting all awards issued under the PEP to potential forfeiture or recovery to the fullest extent called for by any clawback policy that may be adopted by the Company. For additional information on the Clawback Policy that was adopted in 2019, see Clawback Policy on 43. The Equity Compensation Awards Policy provides that equity compensation awards are prospective only and sets forth additional good governance procedures for making equity awards when the regular schedule for the grant of equity compensation falls within a black-out period for trading in our securities under PNM Resources’ Insider Trading Policy. The Equity Compensation Awards Policy is available on our website at http://www.pnmresources.com/corporate-governance.aspx.

Political Contributions, Lobbying and Governmental Communication Policies

We support an open and transparent political process and are committed to ensuring our actions reflect the Company’s strong ethical standards. We voluntarily report information related to our efforts in the “Social” section of our Sustainability Portal under “Political Participation and Contributions.” In addition, our policies on communications with regulatory agencies are set forth in our Do The Right Thing: Principles of Business Conduct available at http://www.pnmresources.com/corporate-governance.aspx.

Insider Trading Policy Includes No Hedging or Pledging

The Company’s Insider Trading Policy prohibits all employees, officers, and directors from engaging in short sales of Company securities and states that speculative trading in Company stock is considered to be improper and inappropriate. In addition, the policy prohibits all directors, officers, and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sales contracts, or transactions that allow a person to lock in much of the value of his or her Company securities.  Further, our Insider Trading Policy prohibits all directors and executive officers, including our NEOs, from pledging Company securities as collateral for a loan.

Clawback Policy

Under the Clawback Policy adopted in February 2019 and described more fully on page 43 of this proxy statement, incentive compensation awarded to all PNMR officers is subject to recoupment if (1) any future SEC or NYSE rules require the Company to seek recovery, (2) an accounting restatement occurs due to material non-compliance by the Company with any financial requirement as a result of PNMR officer misconduct, or (3) any improper conduct by a PNMR officer.   In addition, (1) the PEP provides that all unvested and unpaid awards are subject to forfeiture for conduct which is demonstrably and materially injurious to the Company and (2) the LTIPs and AIPs provide that a recipient will forfeit unvested and unpaid incentive compensation awards issued under the PEP for any manipulation or attempted manipulation of the performance results for personal gain at the expense of customers, shareholders, other employees or the Company.

Sustainability

We are committed to integrating sustainability into our everyday actions to help create enduring value for our shareholders, our customers, and the communities we serve.  At PNM Resources, the term “sustainability” encompasses a broad range of important actions. It starts with our responsibility to deliver safe, reliable, affordable, and environmentally responsible energy to our customers and focuses on the following areas: advancement of cleaner sources of energy, including renewable energy, resulting in the significant reduction of CO2 emissions, natural resource conservation and protection; energy efficiency; economic development and improving the quality of life in our communities; and corporate governance. Information about these activities, including a Climate Change Report describing the significant efforts PNM is making to reduce its GHG emissions, is available on our Sustainability Portal at http://www.pnmresources.com/about-us/sustainability-portal.aspx.

ADDITIONAL INFORMATION ABOUT OUR BOARD AND BOARD COMMITTEES

Board Meetings

The Chairman of the Board presides at all meetings of the shareholders and of the full Board. As discussed on page 7 under “Board Leadership Structure and Lead Director,” the lead independent director chairs meetings of the independent directors and assumes other duties designed to support the Board’s independent oversight of management. The lead independent director is nominated and approved by the independent directors annually. The independent directors meet each regular Board meeting without management present and will meet more often as the need arises. Bruce W. Wilkinson has served as the lead independent director since May 15, 2015.

In 2018, the full Board met ten times. The independent directors held five regularly scheduled meetings in 2018. During 2018, all incumbent directors attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served.

Directors are expected to attend the Annual Meeting and, as stated in the Corporate Governance Principles, are responsible for attending all director meetings and for reviewing materials provided in advance of each meeting. Directors are expected to actively participate in Board and committee meetings. All directors attended the 2018 Annual Meeting held on May 22, 2018.

Board Committees and their Functions

The Board has four current standing committees: the Audit Committee, the Compensation Committee, the Finance Committee, and the Nominating Committee. All committee members are independent directors.

Each committee has a written charter that addresses the committee’s purpose and responsibilities. All current committee charters can be found at http://www.pnmresources.com/corporate-governance.aspx and are available in print without charge to any shareholder who requests them. The charters comply with applicable NYSE Listing Standards.

The following table provides 2018 membership and meeting information for each of the four Board committees.

Name	Audit Committee	Nominating Committee	Finance Committee	Compensation Committee
N. P. Becker			x*	x
E. R. Conley			x	x
A. J. Fohrer	x			x*
S. M. Gutierrez	x		x
M. T. Mullarkey	x*	x
D. K. Schwanz	x	x*
B. W. Wilkinson**		x		x
# Meetings in 2018	5	3	3	4
# Executive Sessions in 2018	3	—	—	2
*Committee Chair **Lead Independent Director

Effective January 29, 2019 (except for V. A. Bailey and J. A. Hughes who joined the Audit Committee effective March 1, 2019), the membership of each of the four standing committees in 2019 is as follows:

Audit Committee	Finance Committee
V. A. Bailey E. R. Conley A. J. Fohrer* S. M. Gutierrez J. A. Hughes D. K. Schwanz	N. P. Becker* S. M. Gutierrez J. A. Hughes M. T. Mullarkey
Compensation Committee	Nominating Committee
N. P. Becker E. R. Conley* M. T. Mullarkey B. W. Wilkinson	V. A. Bailey A. J. Fohrer D. K. Schwanz* B. W. Wilkinson
*Committee Chairs elected on February 21, 2019

A summary of each current standing committee’s responsibilities is included below:

Audit and Ethics Committee

Membership:	Four independent, non-employee directors in 2018 (six independent members in 2019).
Functions:
Oversees the integrity of our financial statements, system of disclosure and internal controls regarding finance, accounting, legal, compliance, and ethics that management and the Board have established.
Ensures compliance with our legal and regulatory requirements.
Assesses and ensures the independent accountant’s qualifications and independence.
Reviews and approves the performance of our internal audit function and independent accountants.
Approves independent accountant services and fees for audit and non-audit services.
Oversees our management of risks as assigned by the Board.

Charter:
A current copy of the Audit Committee Charter may be found on our website at http://www.pnmresources.com/corporate-governance.aspx. The Audit Committee Charter prohibits any committee member from serving on the audit committees of more than two other publicly traded companies.

Evaluation:	The Audit Committee evaluated its 2018 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.
Financial Expert:
The Board has unanimously determined that all Audit Committee members are financially literate and that E. R. Conley, A. J. Fohrer, M. T. Mullarkey (2018 chair/member) and D. K. Schwanz qualify as “audit committee financial experts” within the meaning of SEC regulations.

Compensation and Human Resources Committee

Membership:	Four independent, non-employee directors
Functions:
Recommends the compensation philosophy, guidelines, and equity-based compensation for officers (emphasizing rewarding long-term results and maximizing shareholder value).
Establishes an appropriate compensation program for the CEO and reviews and approves corporate goals and objectives relevant to CEO compensation.
Evaluates CEO performance in light of corporate goals and objectives.
Reviews and recommends to the independent directors, the CEO’s annual compensation level and components.
Reviews and approves all components of compensation and stock ownership guidelines for all senior officers, giving due consideration to the CEO’s recommendations.
Monitors our affirmative action program.
Oversees our annual compensation risk assessment.

Charter:	A current copy of the Compensation Committee Charter may be found on our website at http://www.pnmresources.com/corporate-governance.aspx.
Evaluation:	The Compensation Committee evaluated its 2018 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.

Finance Committee

Membership:	Three independent, non-employee directors in 2018 (four independent members in 2019)
Functions:
Reviews and recommends to the Board decisions regarding our capital structure and financial strategy, including dividend policy.
Oversees our financial performance, capital expenditures, and investment procedures and policies.
Oversees our investments in subsidiaries, investment trusts and other corporate investments.
Oversees our management of risks as assigned by the Board.

Charter:	A current copy of the Finance Committee Charter may be found at http://www.pnmresources.com/corporate-governance.aspx.
Evaluation:	The Finance Committee evaluated its 2018 performance and confirmed that it fulfilled all of the responsibilites described in its Charter.

Nominating & Governance Committee

Membership:	Three independent, non-employee directors in 2018 (four independent members in 2019).
Functions:
Recommends candidates for election to the Board.
Develops policy on composition and size of the Board, as well as director tenure.
Develops director independence standards consistent with applicable laws or regulations.
Oversees the performance evaluation of the Board.
Recommends applicable revisions to the corporate governance principles.
Recommends Board compensation levels and stock ownership guidelines.
Oversees the Policy and Procedure Governing Related Party Transactions.
Oversees the Company’s management of risks as assigned by the Board.

Charter:	A current copy of the Nominating Committee Charter may be found at http://www.pnmresources.com/corporate-governance.aspx.
Evaluation:	The Nominating Committee evaluated its 2018 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.
Director Candidates and Nominations:
The Nominating Committee will consider director candidates proposed by shareholders. Director candidates recommended by shareholders will be evaluated against the same criteria as nominees submitted by the Nominating Committee. Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed description of the candidate’s qualifications, appropriate biographical information, and signed consent to serve to the Secretary of the Company, taking into consideration the criteria for new directors:

• directors should be individuals of the highest character and integrity and have inquiring minds, vision, the ability to work well with others, and exercise good judgment;

• directors should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

• directors should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

• directors should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;

• directors should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and

• each director’s ownership interest should increase over time, consistent with the stock ownership guidelines and applicable insider trading restrictions, so that an appropriate amount of stock is accumulated.

General Board attributes and director qualifications can also be found on page 3 of the current Corporate Governance Principles document posted at http://www.pnmresources.com/corporate-governance.aspx.

In addition, please see the answer to Question 27 on page 72 for information on how to submit a shareholder proposal for nomination of a director candidate in accordance with our bylaws and applicable SEC rules.

The Nominating Committee and the Board have no formal policy regarding diversity in recruiting directors. However, the Nominating Committee does consider diversity in identifying nominees for a balanced board with varied expertise including having accounting or related financial management expertise. For example, in the past, efforts were made to recruit more female nominees and to recruit candidates from Texas and New Mexico to reflect the geographic market served by the Company and our utility subsidiaries, PNM and TNMP. In addition, the Nominating Committee seeks to recruit nominees who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies. The Board’s gender diversity has been recognized by the 2020 Women On Boards campaign for the past eight years.

DIRECTOR COMPENSATION

Elements of Director Compensation

The Nominating Committee recommends non-employee director compensation levels and stock ownership guidelines for review and approval by the full Board. Ms. Collawn, our Chairman, President and CEO, is the only salaried employee serving on the Board and she receives no additional compensation for her Board service.

The general policy of the Board is to provide a reasonable director compensation package that will attract and retain highly qualified non-employee directors. The Nominating Committee reviews and compares the form and amount of director compensation on an annual basis to consider trends in director compensation and to recommend a total compensation amount that approximates the median of non-employee director compensation in similarly situated utility and energy companies, such as the PNMR Peer Group described on page 41 of this proxy statement.

As discussed in the 2017 and 2018 proxy statements, director compensation was increased for 2017 based on an analysis showing the compensation levels at that time were well below the median of the PNMR Peer Group and a market sample of S&P companies. In November 2017, Pay Governance prepared an analysis of director compensation that showed current compensation levels were slightly below the median of the PNMR Peer Group and competitive with the market. Following discussion and review of the Pay Governance analysis and recommendations, in December 2017, the Nominating Committee recommended and the Board approved making no changes to director compensation for 2018. Thus, the 2018 annual compensation for non-employee directors consisted of the following cash and stock based compensation:

Annual Retainer (Cash and Equity):	$80,000 in cash paid in quarterly installments Restricted stock rights(1) with a market value of $90,000(2)
Lead Director Fee:	$20,000 paid in quarterly installments
Audit Committee Chair Retainer:	$10,000 paid in quarterly installments
Compensation Committee Chair Retainer:	$10,000 paid in quarterly installments
Finance Committee Chair Retainer:	$7,500 paid in quarterly installments
Nominating Committee Chair Retainer:	$7,500 paid in quarterly installments
Supplemental Meeting Fees:
$1,500 - payable for and after each meeting of a particular committee or the Board, as the case may be, attended by a committee member or non-employee director, in excess of eight committee or full Board meetings annually.

(1)  Restricted stock rights granted under the PEP for the 2018 annual retainer vest on the first anniversary of the grant date, subject to vesting acceleration upon certain events, including disability. These awards are typically made at our annual meeting of directors which follows our Annual Meeting, unless the meeting occurs during a black-out period for trading in the Company’s securities as specified in the Company’s Insider Trading Policy. As set forth under the Equity Compensation Awards Policy, under those circumstances, the Board will either (a) schedule a special meeting after the expiration of the black-out period, (b) make awards pursuant to a unanimous written consent executed after the expiration of the black-out period, or (c) pre-approve the equity awards with an effective date after the expiration of the black-out period. The date of the awards is the date on which the Board approves the awards, unless (i) the approval date is a non-trading day, in which case the date is the immediately preceding trading date or (ii) pre-approval occurs during a black-out period, in which case the grant date is the first trading date after the expiration of the black-out period. The PEP limits the maximum amount of shares that may be granted to any non-employee director during any calendar year to no more than 15,000 shares.

(2)  The amount of restricted stock rights is determined by dividing $90,000 by the closing price of our stock on the NYSE on the day of the grant. Thus, 2,344 restricted stock rights were granted on May 22, 2018 to each non-employee director, based on the closing price on that date of $38.40 per share.

In addition, all directors were reimbursed for any board-related expenses, such as travel expenses incurred to attend Board and Committee meetings and director education programs sponsored by educational and other institutions. Further, directors are indemnified by PNMR to the fullest extent permitted by law pursuant to our bylaws and indemnification agreements between the Company and each director. In December 2017, we adopted a program that allows directors to defer receipt of vested restricted stock rights awards granted on and after May 2018 to the earlier of (1) the five-year anniversary of termination of service with the Board or (2) a date certain or termination of service anniversary selected by the director. No retirement or other benefit plans are available to directors.

In September 2018, Pay Governance prepared an analysis of director compensation that showed current compensation levels were below the median of both the new PNMR peer group selected in July 2018 (and described on page 42 of this proxy statement, containing 4 new companies to address the loss of certain members due to consolidations in the utility industry) and the S&P 400 MidCap Index.  Following discussion and review of the Pay Governance analysis and recommendations, in December 2018, the Nominating Committee recommended and the Board approved the following changes to director compensation for 2019: increasing the market value of the annual award of restricted stock rights from $90,000 to $105,000, increasing the lead director fee from $20,000 to $25,000, and increasing the Audit Committee chair retainer from $10,000 to $15,000.

Stock Ownership and Retention Guidelines for Directors

The Board believes directors should be shareholders and have a financial stake in the Company to help align director financial interests with the financial interests of our longer term shareholders. The Board requires directors to attain a significant level of Company stock ownership over a reasonable period of time.

The Nominating Committee is responsible for recommending Board compensation levels and stock ownership and retention guidelines to the Board for approval. The current stock ownership guidelines provide that non-employee directors will hold an amount of shares (including unvested restricted stock rights) equal to five times the annual cash retainer within a reasonable period of time. In addition, each director is required to hold 100% of all vested restricted stock rights until his or her holdings exceed five times the annual cash retainer (sales of a portion of vested stock sufficient to satisfy related tax obligations are permitted). Further, directors must hold all restricted stock right awards for a period of six months after termination of Board service or until the director achieves the holding requirements. We believe these holding guidelines are appropriate because they continue to approximate the holding requirements of the PNMR Peer Group. All of the directors have met or we believe will meet in the applicable time frame their holding requirements under the guidelines. Similar stock ownership guidelines have been developed for executives and are discussed on page 44.

The guidelines are reviewed periodically for any appropriate changes as described on page 7 of the Corporate Governance Principles document available on PNM Resources’ website at http://www.pnmresources.com/corporate-governance.aspx.

Summary of Non-Employee Director Compensation in 2018

The following table summarizes the total compensation paid to or earned by each non-employee director for the year ended December 31, 2018.

DIRECTOR COMPENSATION IN 2018

Name(1)	Fees Earned Or Paid In Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
N. P. Becker	88,625	90,010	—	—	—	—	178,635
E. R. Conley	83,000	90,010	—	—	—	—	173,010
A. J. Fohrer	93,000	90,010	—	—	—	—	183,010
S. M. Gutierrez	84,875	90,010	—	—	—	—	174,885
M. T. Mullarkey	93,000	90,010	—	—	—	—	183,010
D. K. Schwanz	90,500	90,010	—	—	—	—	180,510
B. W. Wilkinson	103,000	90,010	—	—	—	—	193,010

(1) Patricia K. Collawn does not receive any director compensation because she is our President and CEO. V. A. Bailey and J. A. Hughes joined the Board on January 1, 2019, and so did not receive any compensation in 2018.

(2) The following table provides additional information about fees earned or paid in cash to non-employee directors in 2018:
Name	Annual Retainer ($)	Committee Chair Fee ($)	Committee Meeting Fees ($)	Lead Independent Director Fee ($)	Total ($)
N. P. Becker	80,000	5,625	3,000	—	88,625
E. R. Conley	80,000	—	3,000	—	83,000
A. J. Fohrer	80,000	10,000	3,000	—	93,000
S. M. Gutierrez	80,000	1,875	3,000	—	84,875
M. T. Mullarakey	80,000	10,000	3,000	—	93,000
D. K. Schwanz	80,000	7,500	3,000	—	90,500
B. W. Wilkinson	80,000	—	3,000	20,000	103,000

 (3)  Represents the grant date fair value of $38.40 per restricted stock right calculated in accordance with FASB ASC Topic 718 of the 2,344 restricted stock rights awarded under the PEP to each non-employee director on May 22, 2018. The assumptions used in determining the grant date fair value of restricted stock rights are set forth in Note 12 of the consolidated financial statements in PNMR’s Annual Report on Form 10-K for the year ended December 31, 2018. As of December 31, 2018, the non-employee directors listed on the table above had 3,123 outstanding restricted stock rights that will vest in May 2019 (consisting of the May 2018 award and the last installment of 3-year vesting restricted stock rights granted in May 2016). As discussed above, directors may elect to defer receipt of vested restricted stock awards granted on and after May 2018. The actual value that a director may realize on the payment of vested restricted stock rights will depend on the market price of our common stock at the date of settlement and ultimately, the value received by the director on the sale of stock.

OWNERSHIP OF OUR COMMON STOCK

Five Percent Shareholders

The following table contains information regarding the only persons and groups we know of that beneficially owned more than 5% of our common stock based on reports filed by such persons with the SEC as of March 29, 2019.

Name and Address	Voting Authority			Dispositive Authority
	Sole	Shared	None	Sole	Shared	Total Amount	Percentage of Class
BlackRock, Inc. (1) 55 East 52nd Street New York, NY 10022	9,443,121	—	—	9,639,611	—	9,639,611	12.1%
GAMCO Investors, Inc. et al (2) One Corporate Center Rye, NY 10580-1435	(2)	—	—	(2)	—	5,788,350	7.27%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	1,412,530	—	—	5,896,129	—	5,896,129	7.4%
The Vanguard Group (4) 100 Vanguard Blvd. Malvern, PA 192355	93,067	29,390	—	8,963,777	100,170	9,063,947	11.37%

(1) As reported on Schedule 13G/A filed January 31, 2019 with the SEC by BlackRock, Inc. as the parent holding company or control person of twelve subsidiaries.

(2) As reported on Schedule 13D/A filed October 26, 2015 with the SEC by GAMCO Investors, Inc. et al. This filing reported that Gabelli Funds, LLC beneficially owned 3,098,000 shares (3.89%) with sole voting and sole dispositive power; GAMCO Asset Management Inc. beneficially owned 2,491,550 shares with sole voting power and 2,681,350 shares (3.37%) with sole dispositive power; and MJG-IV Limited Partnership beneficially owned 9,000 shares (0.01%) with sole voting and dispositive powers. The filing reported that Mario J. Gabelli is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons.

(3) As reported on Schedule 13G/A filed February 14, 2019 with the SEC by T. Rowe Price Associates, Inc.

(4) As reported on Schedule 13G/A filed February 12, 2019 with the SEC by The Vanguard Group.

Executive Officers and Directors

The Board believes that our directors and executive officers should be shareholders and have a significant long-term financial stake in the Company. The stock ownership guidelines for directors and officers are discussed on pages 15 and 44 of this proxy statement. The following table shows the amount of PNM Resources common stock owned by our current directors, the named executive officers, and our directors and executive officers as a group as of March 29, 2019.

Name	Amount and Nature of Shares Beneficially Owned (a)
	Aggregate No. of Shares Held (b)	Right to Acquire within 60 Days (c)	Percent of Shares Beneficially Owned
Non-Employee Directors:
Vicky A. Bailey	—	—	*
Norman P. Becker	7,762	779	*
E. Renae Conley	14,631	3,123	*
Alan J. Fohrer	18,059	779	*
Sidney M. Gutierrez	6,795	3,123	*
James A. Hughes	—	—	*
Maureen T. Mullarkey	9,147	779	*
Donald K. Schwanz	33,027	3,123	*
Bruce W. Wilkinson	42,614	4,123	*
NEOs:
Patricia K. Collawn	493,483	107,228	*
Charles N. Eldred	102,287	15,149	*
Patrick V. Apodaca	64,643	4,440	*
Ronald N. Darnell	23,192	3,109	*
Chris M. Olson	8,400	2,701	*
Directors and Executive Officers as a Group (15 persons)	824,040	148,456	1.24

(a) Beneficial ownership means the sole or shared power to vote, or to direct the voting of a security and/or investment power with respect to a security.

(b) The amounts shown are shares held in the individual’s name, individually or jointly with others, or in the name of a bank, broker, or nominee for the individual’s account.

(c) The number of shares directors and executive officers have a right to acquire through (1) stock option exercises within 60 days after March 29, 2019, (2) non-employee director RSAs vesting under the PEP in May 2018 that the director has not elected to defer receipt to a later date, (3) potential accelerated vesting (upon retirement or disability) under the PEP of officer RSAs, and (4) the number of shares that executive officers have a right to acquire through the ESP II upon the participant’s termination of employment. As of February 28, 2019, the number of shares reported in this column include the following ESP II share rights held by our NEOs: P. K. Collawn - 79,211 and C. N. Eldred - 7,206. Directors N. P. Becker, A. J. Fohrer, and M. T. Mullarkey have elected to defer receipt of their respective 2,344 unvested RSAs granted in May 2018, which are excluded from the above table.

*Less than 1% of PNM Resources outstanding shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file certain reports of ownership and changes in ownership with the SEC within two business days of a transaction. We believe all applicable filing requirements were met for all of our executive officers and directors.

PROPOSAL 1: ELECT AS DIRECTORS THE TEN DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT
(PROPOSAL 1 on your Proxy Card)

General Information

Each of the ten director nominees presented below was recommended by the Nominating Committee and nominated by the Board for election as directors to serve for a one-year term that expires at the Annual Meeting in 2020 and until their successors are elected and qualified. The Board increased the size of the Board from eight to ten members effective January 1, 2019 to facilitate Board succession planning.

Eight nominees are current members of the Board who were elected by the shareholders at the 2018 Annual Meeting and are standing for re-election. The remaining two nominees are new members who joined the Board on January 1, 2019 following their election by the Board to serve until the Annual Meeting and fill the vacancies created when the Board size was increased to ten members. The Nominating Committee retained SpencerStuart to provide assistance in identifying candidates for consideration as new directors. SpencerStuart recommended Vicky A. Bailey and James A. Hughes for Board consideration as director candidates. The Nominating Committee interviewed these two candidates and, upon their recommendation, the full Board approved their nomination for election to the ten-member Board.

Each of the ten nominees has consented to being nominated and to serve if elected. We do not know of any reason why any nominee would be unable to serve. However, should any nominee become unable to serve for any reason, the proxies may be voted for a substitute nominee selected by the Board upon the recommendation of the Nominating Committee, or the Board may reduce the size of the Board.

All of the director nominees are independent directors, except Ms. Collawn, our Chairman, President and CEO. As shown by the following biographies, each nominee has valuable skills and experiences that, taken together, provide us with the variety and depth of knowledge and judgment necessary to provide effective oversight of our electric utility and related businesses.

Below each nominee’s biography, we have included an assessment of the skills and experience of each such nominee. We have also included a chart that covers the assessment for the full Board after the biographies below. The noted age of each director is as of March 29, 2019.

Directors Nominated This Year For One-Year Terms Expiring in 2020

VICKY A. BAILEY
Director since January 1, 2019
Founder and President of Anderson Stratton International, LLC since 2005

Vicky A. Bailey, age 66, a native of Indianapolis, IN resides in Washington, D.C. and has over three decades of high level, national and international, corporate executive, governmental and entrepreneurial expertise in energy and regulated industries. Ms. Bailey currently serves as President of Anderson Stratton International, LLC, a strategic consulting and governmental relations firm. Ms. Bailey served as Vice President and equity partner of BHMM Energy Services, LLC (2006-2013), a utility and facilities management services company. Ms. Bailey is currently a director of Cheniere Energy, Inc. (2006-present), a NYSE listed energy company primarily engaged in liquefied natural gas related businesses, where she served as chair of its governance and nominating committee and as a member of its audit committee; and Equitrans Midstream Corporation (2018-present), a NYSE listed natural gas gathering and transmission company, which separated from EQT Corporation in 2018, and serves as chair of its corporate governance committee and as a member of its health, safety, security and environmental committee. Ms. Bailey also serves as a director of Battelle Memorial Institute (2006-present), a non-profit applied science and technology organization that manages several of the National labs across the country for the Department of Energy. Ms. Bailey previously served as a director of EQT Corporation (2004-2018), a NYSE listed petroleum and natural gas exploration and pipeline company, and served as chair of its public policy and corporate responsibility committee and as a member of its executive committee. Ms. Bailey also previously served as a director of Cleco Corporation, a NYSE listed energy services company with regulated utility and wholesale energy businesses (2013- 2016), prior to its acquisition by private entities. Ms. Bailey was also a trustee of the North American Electric Reliability Corporation (2010-2013), the not-for-profit international regulatory authority whose mission is to assure the effective and efficient reduction of risks to the reliability and security of the grid.

Ms. Bailey served as a commissioner of the Indiana Utility Regulatory Commission (1986-1993), a commissioner of the Federal Energy Regulatory Commission (1993-2000), and as president and as a director of PSI Energy, Inc. (2000-2001), Indiana’s largest electric utility, now part of Duke Energy Indiana, LLC, a subsidiary of Duke Energy. Ms. Bailey was appointed as Assistant

Secretary at the United States Department of Energy (2001-2004) for both Domestic Policy and International Affairs. In January 2010, Ms. Bailey was appointed to the Blue Ribbon Commission on America’s Nuclear Future that conducted a review of current nuclear policies and activities. In May 2013, Ms. Bailey was the first female to be elected chairman of the board of the United States Energy Association.

Ms. Bailey has a B.S. in Industrial Management from Purdue University and completed the Advanced Management Program at The Wharton School, University of Pennsylvania in 2013.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience
• Finance/Capital Allocation Experience
• Financial Expertise/Literacy Experience
• Risk Management Experience
• Environmental/Sustainability Experience
• Regulated Industry Experience
• Energy and Electric Utility Experience • Cybersecurity Experience • Corporate Governance Experience • Customer and Community Experience • Labor and Human Resources Experience
Ms. Bailey’s qualifications to serve as a director include her extensive knowledge of the electric utility industry and nuclear energy operations, including significant state and federal regulatory and public policy experience. She brings a diverse perspective to our Board based on her experience as a strategic consultant, a former energy electric utility executive, a director of public company energy corporations and having served as Assistant Secretary for the Office of Policy and International Affairs at the U.S. Department of Energy. Ms. Bailey currently serves as a member of the Audit and Nominating Committees.

NORMAN P. BECKER
Director since May 17, 2016
President and CEO, New Mexico Mutual Casualty Company, 2008-present

Mr. Becker, age 63, is a resident of Albuquerque, New Mexico, and has more than 30 years of insurance and health care industry experience. He currently serves as President and CEO of New Mexico Mutual Casualty Company, an insurance provider, a position he has held since 2008. Mr. Becker previously served as SVP of Manuel Lujan Agencies, an insurance agency, and as President of Lovelace Health System, a system of hospitals and medical centers in greater Albuquerque. His former roles include 20 years with Blue Cross Blue Shield plans, with the last seven of those years as President and CEO of Blue Cross Blue Shield of New Mexico.

Mr. Becker also has extensive community and public interest involvement and serves or has served in leadership roles at United Way of Central New Mexico, Blue Cross and Blue Shield Association, the First Community Bank Advisory Board, the National Hispanic Cultural Center, the Albuquerque Hispano Chamber of Commerce, the NM Hospitals and Health Systems Association, the Bank of Albuquerque Community Board, and the Greater Albuquerque Chamber of Commerce. Mr. Becker earned his master’s degree in Health Administration from the University of Colorado.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience • Finance/Capital Allocation Experience • Financial Expertise/Literacy Experience • Risk Management Experience	• Regulated Industry Experience • Cybersecurity Experience • Corporate Governance Experience • Customer and Community Experience
Mr. Becker’s qualifications to serve as director include his extensive leadership experience within a highly regulated industry, strong record of community and business involvement, and business contacts and relationships within PNM’s service area. Mr. Becker brings valuable insight to our Board as a result of his broad range of business skills and financial expertise, as well as his expertise and exposure to an industry that has multiple stakeholders, including customers and regulators. Mr. Becker currently serves as chair of the Finance Committee and as a member of the Compensation Committee.
PATRICIA K. COLLAWN
Director since March 1, 2010, Chairman since 2012
President and CEO, PNM Resources, Inc. since 2010

Ms. Collawn, age 60, is a resident of Albuquerque, New Mexico, and is Chairman, President and CEO of PNM Resources and PNM, and Chairman and CEO of TNMP, having previously served as the President and Chief Operating Officer (2008-2010) and as Utilities President (2007-2008) of PNM Resources. Ms. Collawn also serves as a director of CTS Corporation, a NYSE-listed global designer and manufacturer of sensors, actuators and electronic components, and serves as chairman of its compensation committee and as a member of its nominating and governance committee. Ms. Collawn has more than 20 years of utility and energy industry experience, having also served as President and CEO of Public Service Company of Colorado, an Xcel Energy, Inc. subsidiary.

From 2017-2018, Ms. Collawn served as the first female chairman of the board of directors of EEI, a national association of investor-owned electric companies, having previously served as the organization’s vice chairman since 2015. EEI develops programs to drive change in the electric power industry and communities they serve to deliver safe, reliable, affordable and cleaner energy, including facilitating the smart city revolution to help drive efficiencies, improve sustainability, and enhance quality of life. Ms. Collawn is a director and has also served as chairman of EPRI, an independent, nonprofit center for public interest energy and environmental research, including sustainability and carbon reduction matters for the electric industry.

Ms. Collawn currently serves as the chair of the New Mexico Partnership, the official business recruiting arm for the state of New Mexico, contracted by the New Mexico Economic Development Department to promote businesses locating and expanding in New Mexico. She is chair of the Greater Albuquerque Chamber of Commerce. Ms. Collawn is also the former chair of the Kirtland Partnership Committee, and the former chair of the United Way of Central New Mexico. Ms. Collawn earned her M.B.A. from Harvard Business School.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience
• Finance/Capital Allocation Experience
• Financial Expertise/Literacy Experience
• Risk Management Experience
• Environmental/Sustainability Experience
• Regulated Industry Experience
• Energy and Electric Utility Experience • Cybersecurity Experience • Corporate Governance Experience • Customer and Community Experience • Labor and Human Resources Experience
Ms. Collawn’s knowledge of our business and the utility industry, her understanding of the complex regulatory structure of the utility industry and her substantial operations experience qualify her to be the Chairman of the Board and enable her to provide valuable perspectives on many issues facing the Company. Ms. Collawn’s service on the Board creates an important link between management and the Board that facilitates decisive and effective leadership. Her leadership roles with EEI and EPRI allow Ms. Collawn to keep the Board up to date on issues facing the entire utility industry, especially with respect to corporate governance, cybersecurity, environmental and sustainability matters, leadership, safety, strategy and technological matters.

E. RENAE CONLEY
Director since May 15, 2014
CEO, ER Solutions, LLC, since 2014

Ms. Conley, age 61, a resident of Chicago, Illinois, has over 30 years of business experience in significant leadership positions in finance, operations and human resources. Ms. Conley currently serves as CEO of ER Solutions, LLC, an energy consulting firm. Ms. Conley also serves as a director of Advanced Disposal Services, Inc., a NYSE listed integrated environmental services company, and is a member of its compensation committee and nominating and corporate governance committee. Additionally, Ms. Conley serves on the board of The Indiana Toll Road Concession LLC, a subsidiary of IFM Investors that operates and maintains the Indiana East-West Toll Road.

Ms. Conley previously served from 2010-2013 as EVP, Human Resources & Administration, and Chief Diversity Officer of Entergy Corporation (“Entergy”), a NYSE-listed integrated energy company. She also previously served as Chairman, President and CEO of Entergy Gulf States Louisiana, an operating subsidiary of Entergy, that provides electric and natural gas service to the greater Baton Rouge area. Ms. Conley played a key role leading utility restoration efforts in Louisiana in the wake of a number of major hurricanes. Prior to joining Entergy, Ms. Conley worked for eighteen years for PSI Energy/Cinergy Corporation, where she held a variety of positions including President of Cincinnati Gas and Electric. Ms. Conley previously served on the board of directors of ChoicePoint, Corp., an identification and credential verification company publicly held prior to its acquisition by Reed Elsevier, and was a member of its audit committee.

Ms. Conley currently serves on the Ball State University Board of Trustees and the Ball State University Foundation. She is retired from the boards of directors of the New Orleans Branch of the Federal Reserve Bank of Atlanta and the National Action Council for Minorities in Engineering. Ms. Conley has a B.S. degree in accounting and an M.B.A., both from Ball State University.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience • Finance/Capital Allocation Experience • Financial Expertise/Literacy Experience • Risk Management Experience • Environmental/Sustainability Experience	• Regulated Industry Experience • Energy and Electric Utility Experience • Corporate Governance Experience • Customer and Community Experience • Labor and Human Resources Experience
Ms. Conley’s qualifications to serve as a director include her extensive utility and energy industry experience, including being CEO at her energy consulting company and directorships and executive officer positions at public energy companies, which give her important financial and regulatory insight into utility companies. Ms. Conley also brings valuable experience with respect to labor and human resources to the Board. Finally, Ms. Conley has over thirty years of finance, field operations and regulatory operations experience. Ms. Conley currently serves as chair of the Compensation Committee and as a member of the Audit Committee.

ALAN J. FOHRER
Director since March 1, 2012
Former Chairman and CEO, Southern California Edison

Mr. Fohrer, age 68, is a resident of Arcadia, California. On December 31, 2010, he retired as Chairman and CEO of Southern California Edison (“SCE”), a subsidiary of Edison International (“Edison”) and one of the largest public electric utilities in the United States, having served as CEO since 2002 and as CEO and chairman since 2007. Mr. Fohrer played an important role in leading SCE following the California energy crisis and worked with regulators to establish a credible framework for energy markets in California. During this period, SCE was a leader in both renewable energy purchases and energy efficiency. He previously served as President and CEO of Edison Mission Energy, a subsidiary of Edison that owned and operated independent power facilities. He also previously served as EVP and CFO of both Edison and SCE. Mr. Fohrer is currently a director of TransAlta, Inc., a NYSE listed company and Canada’s largest investor-owned power producer and wholesale marketer of electricity, and is a member of its audit and risk committee and human resources committee. Mr. Fohrer also sits on the board of directors of Blue Shield California, non-profit health insurance provider.

Over the past ten years, Mr. Fohrer represented the electric utility industry in significant regulatory and legislative proceedings. He co-chaired EEI’s energy delivery and reliability committees and also served on the boards of directors of the Institute of Nuclear Power Operations and the California Chamber of Commerce. Mr. Fohrer previously served as a director of Duratek, Inc., a publicly held nuclear services company, prior to its acquisition by Energy Solutions; Osmose Utility Services, Inc., a privately held company that provides maintenance and rehabilitation services and products to electric and telecommunications utilities; MWH Global Inc., a privately held global engineering and construction company focused on water and waste projects; and Synagro, Inc., a privately held waste management company.

Mr. Fohrer is a member of the Viterbi School of Engineering Board of Councilors for the University of Southern California and a member of the board of the California Science Centre Foundation. Mr. Fohrer earned his B.Sc. and M.Sc. degrees in civil engineering from the University of Southern California and received an M.B.A. from California State University, Los Angeles.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience
• Finance/Capital Allocation Experience
• Financial Expertise/Literacy Experience
• Risk Management Experience
• Environmental/Sustainability Experience
• Regulated Industry Experience
• Energy and Electric Utility Experience • Cybersecurity Experience • Corporate Governance Experience • Customer and Community Experience • Labor and Human Resources Experience
Mr. Fohrer’s qualifications to serve as a director include his extensive financial and leadership experience with public energy and utility companies. In addition, Mr. Fohrer has significant experience with nuclear operations and with the legislative and regulatory challenges facing energy and utility companies. Mr. Fohrer’s background with sustainability and cybersecurity matters also makes him a valuable director on our Board. Mr. Fohrer currently serves as chair of the Audit Committee and as a member of the Nominating Committee.

SIDNEY M. GUTIERREZ
Director since May 12, 2015
Chairman of Rocket Crafters, Inc. since 2015

Mr. Gutierrez, age 67, is a resident of Albuquerque, New Mexico. He retired as a Colonel after serving as a fighter pilot and test pilot in the Air Force and as an astronaut and Space Shuttle Mission Commander with NASA. He currently serves as chairman of Rocket Crafters, Inc., a development-stage company engaged in rocket propulsion research and development, launch vehicle design-engineering and launch service logistics planning and development. He served as CEO of Rocket Crafters, Inc. from 2015-2018 and has been a director since 2012.

After retiring from NASA, Mr. Gutierrez spent over 20 years at Sandia National Laboratories (“Sandia”) where he served in various senior leadership positions and led many complex, high technology efforts, including research on nuclear power reactors, solar and wind energy, advanced fuel cycles and nuclear fuel waste disposal. As the director of the Environmental, Safety and Health Programs at Sandia, he was responsible for leading a lab-wide safety effort that cut the lab’s accident rate in half.

Mr. Gutierrez has also served on several national advisory panels for NASA, reporting to the President and both houses of Congress. He served on the board of directors of TNMP before it was acquired by PNM Resources. Mr. Gutierrez is actively engaged in community and other non-profit entities, including as a board member of Road Runner Food Bank, Goodwill Industries of New Mexico, New Mexico Institute of Mining and Technology and the New Mexico Spaceport Authority. Mr. Gutierrez has a B.S. in Aeronautical Engineering (Distinguished Graduate) from the United States Air Force Academy and an M.A. in Management from Webster University.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience • Financial Expertise/Literacy Experience • Risk Management Experience • Environmental/Sustainability Experience • Energy and Electric Utility Experience	• Cybersecurity Experience • Corporate Governance Experience • Customer and Community Experience • Labor and Human Resources Experience
Mr. Gutierrez’s qualifications to serve as a director includes his expertise with respect to technology systems based on his engineering background and his significant experience with nuclear energy and operations, and renewable and sustainable energy. Mr. Gutierrez also has an extensive background in safety improvements and reliability, and a thorough knowledge of the risk management principles related to security threats including cybersecurity and Supervisory Control and Data Acquisition (SCADA). Mr. Gutierrez currently serves as a member of the Audit and Finance Committees.

JAMES A. HUGHES
Director since January 1, 2019
CEO and Managing Director of Prisma Energy LLC since 2017

James A. Hughes, age 56, is a resident of Houston, Texas and, since December 2017, serves as CEO and Managing Director of Prisma Energy LLC, a private entity focused on investments in energy storage. He is the former CEO and director (2012-2016) of First Solar, Inc., a NASDAQ listed provider of comprehensive photovoltaic solar systems which use its advanced module and system technology. Mr. Hughes also served as CEO and director (2007-2011) of AEI Services LLC, a private company that owned and operated power distribution, power generation (both thermal and renewable), natural gas transportation and services, and natural gas distribution businesses in emerging markets worldwide. He served as President and CEO (2002-2004) of Prisma Energy International, which was formed out of former Enron interests in international electric and natural gas utilities. Prior to that role, Mr. Hughes spent almost a decade with Enron Corporations in positions that included President and Chief Operating Officer of Enron Global Assets; President and Chief Operating Officer of Enron Asia, Pacific, Africa and China; and as Assistant General Counsel of Enron International.

Mr. Hughes currently serves as a director of Alcoa Corporation (2016-present), a NYSE listed global industry leader in the production of bauxite, alumina and aluminum, where he serves as a member of its audit committee and safety, sustainability and public issues committee; and TPI Composites Inc. (2015-present), a NASDAQ listed manufacturer of composite wind blades for wind turbines and composite products for the transportation market, where he serves as a member of its audit committee. Mr. Hughes is the former chairman and serves as a director of the Los Angeles Branch of the Federal Reserve Bank of San Francisco. Mr. Hughes holds a J.D. from the University of Texas at Austin School of Law, a Certificate of Completion in international business law from Queen Mary’s College, University of London and a Bachelor’s degree in Business Administration from Southern Methodist University.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience
• Finance/Capital Allocation Experience
• Financial Expertise/Literacy Experience
• Risk Management Experience
• Environmental/Sustainability Experience
• Regulated Industry Experience
• Energy and Electric Utility Experience • Cybersecurity Expertise • Corporate Governance Experience • Customer and Community Experience
Mr. Hughes’ qualifications to serve as a director include his extensive experience in the energy industry, particularly with respect to the renewable energy sector, which give him important financial, regulatory, sustainability and environmental insights. In addition, his previous senior leadership positions and directorships at large public energy and utility companies and service on the board of the federal reserve bank branch provide valuable business, financial, risk management, cybersecurity, regulatory, governance and operational and management expertise. Mr. Hughes currently serves as a member of the Audit and Finance Committees.

MAUREEN T. MULLARKEY
Director since May 15, 2014
Former EVP and CFO, International Game Technology

Ms. Mullarkey, age 59, is a resident of Reno, Nevada and retired in 2007 as EVP and CFO of International Game Technology (“IGT”), an NYSE listed company and leading supplier of gaming equipment and technology. She joined IGT in 1989 and held several financial and executive management positions in her 19 years with the company. While at IGT, she directed investor relations, finance, accounting, treasury management, tax, information systems and enterprise resource functions. Previously, Ms. Mullarkey served as a director of NV Energy, Inc., a public energy company, from 2008 until the company was sold in 2013 to Mid-American Energy Holdings Company, a subsidiary of Berkshire Hathaway, Inc. Ms. Mullarkey is currently a director of Everi Holdings, Inc., a NASDAQ listed company of businesses that deliver products and services to the gaming industry.

In her community, Ms. Mullarkey serves on the executive committee of the University of Nevada, Reno Foundation Board. Previously she served on the board of the Nevada Museum of Art, the Desert Research Institute and Renown Health. She has also served on other boards in the Reno community including the Community Foundation of Western Nevada, Nevada Women’s Fund and the University of Nevada Reno College of Business advisory board. She also served as an Entrepreneur in Residence with the Nevada Institute for Renewable Energy Commercialization and as a partner in a private investment firm. Ms. Mullarkey has a B.S. from the University of Texas and an M.B.A. from the University of Nevada, Reno.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience • Finance/Capital Allocation Experience • Financial Expertise/Literacy Experience • Risk Management Experience	• Environmental/Sustainability Experience • Regulated Industry Experience • Energy and Electric Utility Experience • Corporate Governance Experience
Ms. Mullarkey’s qualifications to serve as a director include her extensive financial expertise and literacy gained after years of serving as a senior executive of a public technology company, and years of leadership as a director of a public energy company. Ms. Mullarkey also brings to the Board strategic and operational leadership and expertise related to technology. In addition, as a former director of a public energy company, Ms. Mullarkey brings to the Board sustainable and renewable energy experience. Ms. Mullarkey currently serves as a member of the Compensation and Finance Committees.

DONALD K. SCHWANZ
Director since July 29, 2008
Former Chairman and CEO, CTS Corporation

Mr. Schwanz, age 74, is a resident of Scottsdale, Arizona, and retired in 2007 as Chairman and CEO of CTS Corporation (“CTS”), a NYSE listed global designer and manufacturer of sensors, actuators and electronic components. He joined CTS in 2001, serving as chief operating officer and then president before serving as CEO. Prior to joining CTS, Mr. Schwanz held various management and senior executive roles at Honeywell for over twenty years, where he last served as President of the Industrial Controls Business, a $2.8 billion global business specializing in process control systems. Prior to that, he was President of Honeywell’s Space and Aviation Controls business, the leading global supplier of avionics for commercial and business aircraft. Mr. Schwanz began his business career with Sperry Univac, Inc., where he held positions in program management, project engineering, sales and sales support.

Mr. Schwanz served as a director of Multi-Fineline Electronix, Inc., a producer of flexible printed circuits and flexible circuit assemblies and a public company traded on the NASDAQ Global Select Market until it was acquired by Suzhou Dongshan Precision Manufacturing Co., Ltd. in 2016. Mr. Schwanz served on its audit, compensation, and nominating and governance committees.

Mr. Schwanz is a 1966 graduate of the Massachusetts Institute of Technology where he received his B.S. in mechanical engineering. He received an M.B.A. from the Harvard Business School in 1968.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience • Finance/Capital Allocation Experience • Financial Expertise/Literacy Experience • Risk Management Experience	• Corporate Governance Experience • Customer and Community Experience • Labor and Human Resources Experience
Mr. Schwanz’s qualifications to serve as a director include his years of leadership at CTS as well as his extensive executive service at Honeywell. This leadership experience provides Mr. Schwanz with strategic and operational experience, financial expertise and knowledge of finance and capital allocation. His engineering, operations, manufacturing and business experience have provided him with expertise relevant to the operation of the Company's businesses. Mr. Schwanz currently serves as a member of the Audit Committee and as chair of the Nominating Committee.

BRUCE W. WILKINSON
Director since May 18, 2010
Former Chairman and CEO, McDermott International, Inc.

Mr. Wilkinson, age 74, is a resident of Houston, Texas. Before retiring in 2008, Mr. Wilkinson served as Chairman and CEO of McDermott International, Inc., a NYSE-listed provider of integrated engineering, procurement, construction and installation services for offshore and subsea field developments worldwide. He previously served as President and Chief Operating Officer of McDermott.

Mr. Wilkinson also served from 2002 until its acquisition by Schlumberger Limited in 2016, as a director of Cameron International Corporation (formerly known as Cooper Cameron Corp.), which was a NYSE-listed global provider of pressure control, processing, flow control and compression systems as well as project management and aftermarket services for the oil and gas and process industries. During this time, Mr. Wilkinson served as its lead director, chairman of its nominating and governance committee and as a member of its compensation committee.

Mr. Wilkinson previously served as chairman and CEO of Chemical Logistics Corporation, a company formed to consolidate chemical distribution companies; president and CEO of Tyler Corporation, a diversified manufacturing and service company; interim president and CEO of Proler International, Inc., a ferrous metals recycling company; and chairman and CEO of CRSS, Inc., a global engineering and construction company. He has also been a principal of Ancora Partners LLC.

Mr. Wilkinson earned a B.A. and a J.D. from the University of Oklahoma and an L.L.M. from the University of London.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience • Financial/Capital Allocation Experience • Financial Expertise/Literacy Experience • Risk Management Experience	• Energy and Electric Utility Experience • Corporate Governance Experience • Customer and Community Experience • Labor and Human Resources Experience
Mr. Wilkinson’s qualifications to serve as a director include his significant leadership and strategic experiences with publicly traded energy companies and several private companies and a detailed understanding of the energy and power industry. He also brings to the Board extensive engineering and construction experience as well as financial expertise and literacy. In addition, Mr. Wilkinson’s background in the law provides him an understanding of the regulatory and legal framework in which a public energy company operates. Mr. Wilkinson currently serves as lead director and presides over meetings of the independent directors in executive session. He also currently serves as a member of the Compensation and Nominating Committees.

Summary of Director Qualifications and Experience	Vicky A. Bailey	Norman P. Becker	Patricia K. Collawn	E. Renae Conley	Alan J. Fohrer	Sidney M. Gutierrez	James A. Hughes	Maureen T. Mullarkey	Donald K. Schwanz	Bruce W. Wilkinson (Lead Director)
Years Served on the Board	0.4	3	9	5	7	4	0.4	5	11	9
LEADERSHIP AND STRATEGY experience is important in overseeing management and driving growth.	●	●	●	●	●	●	●	●	●	●
FINANCE/CAPITAL ALLOCATION experience is important in evaluating our financial statements and capital structure.	●	●	●	●	●		●	●	●	●
FINANCIAL EXPERTISE/LITERACY experience is important in understanding and overseeing our financial reporting and internal controls.	●	●	●	●	●	●	●	●	●	●
RISK MANAGEMENT experience is important in evaluating significant risks and providing effective oversight of risk management processes.	●	●	●	●	●	●	●	●	●	●
ENVIRONMENTAL/SUSTAINABILITY experience is important in assessing environmental compliance and overseeing responsible, long-term value creation.	●		●	●	●	●	●	●		
REGULATED INDUSTRY experience is important to overseeing a business in a heavily regulated industry.	●	●	●	●	●		●	●		
ENERGY AND ELECTRIC UTILITY experience is important in developing, implementing and assessing our operating plan and business strategy, and providing our customers safe, reliable and affordable electricity from various generation sources, including nuclear.	●		●	●	●	●	●	●		●
CYBERSECURITY experience is important in providing effective oversight of related risk management procedures to safeguard our generation, transmission and distribution assets.	●	●	●		●	●	●			
CORPORATE GOVERNANCE experience is important in providing accountability and transparency and protecting shareholder interests.	●	●	●	●	●	●	●	●	●	●
CUSTOMER AND COMMUNITY experience is important in addressing the interests and needs of our many stakeholders.	●	●	●	●	●	●	●		●	●
LABOR AND HUMAN RESOURCES experience is important in attracting, motivating and retaining top candidates and maintaining good relations with union employees.	●		●	●	●	●			●	●

PROPOSAL 2: RATIFY APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2019
(PROPOSAL 2 on your Proxy Card)

The Board is recommending that the shareholders ratify the selection of KPMG as our independent public registered accountants for 2019. The Audit Committee has performed its annual evaluation of the quality and cost of services provided by KPMG and an assessment of auditor independence. The Audit Committee reported to the Board complete satisfaction with the services provided by KPMG and recommended that KPMG be selected as our independent registered public accountants for 2019. The Board agrees with the Audit Committee’s recommendations, as described in the Audit Committee Report contained in this proxy statement.

In determining whether to recommend to the full Board the reappointment of KPMG as our independent auditor, the Audit Committee annually considers several factors including:

•	the length of time KPMG has been engaged;

•	the firm’s independence and objectivity;

•	KPMG’s capability and expertise in handling our electric utility businesses, including the expertise and capability of the lead audit partner;

•	historical and recent performance, including the extent and quality of KPMG’s communications with the Audit Committee, and the results of a management survey of KPMG’s overall performance;

•	data related to audit quality and performance, including recent Public Company Accounting Oversight Board inspection reports on the firm; and

•	the appropriateness of KPMG’s fees.

In accordance with SEC rules, independent audit partners are subject to rotation requirements limiting their number of consecutive years of service to our Company to no more than five. In 2016, the Audit Committee approved the selection of a new lead audit partner with KPMG who assumed oversight of our external audit of PNM Resources effective for the 2017 audit.

We are not required to have shareholders ratify the selection of KPMG as our independent auditor but are doing so because we believe it is a matter of good corporate governance. Representatives of KPMG will be available at the Annual Meeting where they will have the opportunity to make statements and respond to appropriate questions by shareholders. If shareholders fail to ratify the appointment of KPMG, the Audit Committee will consider other auditors for 2020. Because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment of KPMG as independent public accountants for 2019 will stand even if shareholders fail to ratify our selection unless the Audit Committee determines there is a compelling reason for a change. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of PNM Resources and its shareholders.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019.

AUDIT AND ETHICS COMMITTEE REPORT

The primary function of our Audit and Ethics Committee (“Audit Committee”) is oversight of the Company’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. Our Audit Committee acts under a charter, which can be found on the PNM Resources web site at http://www.pnmresources.com/corporate-governance.aspx. We review the adequacy of the charter at least annually. Each member of the Audit Committee is independent as required by the applicable listing standards of the New York Stock Exchange and Securities and Exchange Commission (“SEC”). Three current members are audit committee financial experts under SEC rules. We held five meetings in 2018 with KPMG LLP (“KPMG”), the Company’s principal independent registered public accounting firm for 2018, and one meeting to date in 2019 at which we reviewed extensive reports and had discussions with the independent auditors, internal auditors, and other members of management.
In carrying out our responsibilities, we look to management and the independent auditors. The Company’s management is responsible for the preparation and fair presentation of the Company’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal controls over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether such financial statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent auditors are responsible for auditing the Company’s internal controls over financial reporting and for expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).
In performing our oversight function, we reviewed and discussed the consolidated financial statements with management and KPMG, the independent auditors. Management and KPMG informed us that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. We discussed with KPMG the matters required to be discussed by the independent auditors with the Committee under the rules and standards adopted by the PCAOB. In addition, we reviewed and discussed management’s report on internal controls over financial reporting and the related audit performed by KPMG which confirmed the effectiveness of the Company’s internal controls over financial reporting.
We received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent auditors’ communications with us concerning independence, and we discussed the firm’s independence with KPMG.
We discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. We met with the internal auditors and the independent auditors at each regularly scheduled meeting, both with and without management present. Discussions included the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
We have also assessed the performance of the independent auditors and have appointed KPMG to audit the Company’s financial statements for 2019, subject to shareholder ratification of that appointment.
Based on the reviews and discussions referred to above, reliance on management and KPMG, and subject to the limitations of our role described above, we recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.
Audit and Ethics Committee
Alan J. Fohrer (2019 Chair)
Maureen T. Mullarkey (2018 Chair)
E. Renae Conley (2019 member)
Sidney M. Gutierrez
Donald K. Schwanz

INDEPENDENT AUDITOR FEES

Audit Fees for 2018 and 2017

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2018 and December 31, 2017 by KPMG, our principal independent registered public accounting firm.

Fees	Fiscal Year Ended (in thousands) ($)
	2018	2017
Audit Fees	2,093	1,757
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	241
Total Fees	2,093	1,998

Audit Fees are primarily for the audit of our annual financial statements, review of financial statements included in our 10-Q filings and the annual Sarbanes-Oxley Audit, and statutory and regulatory filings.

     All Other Fees are for accounting consultation related to the adoption and implementation of the new revenue and lease accounting standards.

All fees have been approved by the Audit Committee. The reported aggregate fees billed for professional services include travel related expenses to perform the services and applicable gross receipts taxes.

The Audit Committee requires the independent registered public accounting firm selected to audit the Company’s financial statements to obtain the approval of the Audit Committee before performing any non-audit services permitted by applicable law so that the Audit Committee may determine whether the provision of such services is compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Thus, the Audit Committee preapproves all audit services and all permitted non-audit services performed by the principal accounting firm.

PROPOSAL 3: APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(PROPOSAL 3 on your Proxy Card)

Shareholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as Say-on-Pay):

“RESOLVED, that the shareholders of PNM Resources, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the PNM Resources, Inc. 2019 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

Background on Proposal

In accordance with Section 14A of the Exchange Act, shareholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our NEOs.

As described in the Compensation Discussion and Analysis, which begins on page 31, we believe attracting, motivating and retaining talented executives is critical to the achievement of our financial and strategic objectives. Our executive compensation program is designed with that premise in mind. Our basic philosophy is that our NEOs should be paid for performance, as determined by a combination of corporate performance measures and individual performance. For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2018, please refer to the CD&A. The Summary of 2018 NEO Compensation, including the Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow the CD&A, beginning on page 47, provide additional information about the compensation that we paid to our NEOs in 2018.

Section 14A also requires that, at least once every six years, shareholders be given the opportunity to vote on an advisory basis regarding the frequency (i.e., annually, every two years, or every three years) of future shareholder advisory votes on the compensation of our NEOs. At the 2017 Annual Meeting, the shareholders indicated a preference for holding Say-on-Pay advisory votes on an annual basis as recommended by the Board. Thus, the advisory vote in Proposal 3 reflects the approved annual frequency.

Effects of Advisory Say-on-Pay Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

The Board of Directors unanimously recommends a vote FOR approval of the advisory resolution set forth above approving the compensation of our named executive officers.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) should be read together with the Summary Compensation Table (“SCT”) and other tables that are presented beginning on page 47.  Please note that this CD&A contains information about our corporate goals.  We have included this information for the limited purpose of enabling investors and other readers of this CD&A to better understand our executive compensation philosophy, policies, programs and practices. This information should not be understood to represent our management’s estimates, or our future results or other guidance, and we specifically caution investors and other readers not to apply this information to other contexts.

This CD&A informs our shareholders about our compensation philosophy and decision-making process. It also explains the compensation-related actions taken, and factors considered, with respect to 2018 compensation for the NEOs. Based on 2018 positions and compensation levels, our NEOs are:

•	Patricia K. Collawn, Chairman, President and CEO

•	Charles N. Eldred, EVP and CFO

•	Patrick V. Apodaca, SVP, General Counsel and Secretary

•	Ronald N. Darnell, SVP, Public Policy

•	Chris M. Olson, SVP, Utility Operations

The Compensation Committee is composed entirely of independent directors and is responsible for approving and overseeing our executive compensation philosophy, policies, programs and practices.

OVERVIEW

2018 Performance and Resulting Performance-Based Compensation
Our 2018 performance demonstrates continued alignment of our strategic goals with an executive compensation strategy grounded in pay for performance. As the holding company of two electric utilities operating in New Mexico (PNM) and Texas (TNMP), our short-term and long-term incentive compensation performance goals are aligned with our focus on:

•	Earning authorized returns on our regulated businesses

•	Delivering at or above industry-average earnings and dividend growth

•	Maintaining solid investment grade metrics

•	Supporting PNM and TNMP’s dedication to:

–	maintaining strong employee safety, plant performance and system reliability

–	delivering a superior customer experience

–	demonstrating environmental stewardship in business operations, including reducing CO2 emissions

–	supporting communities in their service territories

AIP Performance for 2018
The three weighted performance measures for the 2018 AIP were: Incentive EPS (60%), reliability (20%) and customer satisfaction (20%). These three AIP metrics align with our strategic goal of earning authorized returns on regulated businesses while delivering reliable and superior utility services to our customers. NEOs received annual cash incentive awards at 140% of target because the Company achieved:

•	Maximum performance of 2018 Incentive EPS at $2.00 per share;

•	Below threshold performance of the reliability metric; and

•	Target performance of the customer satisfaction metrics.

As in previous years, the 2018 AIP specifies that no awards would be made unless the Compensation Committee determined that the Company achieved the applicable threshold level of performance for Incentive EPS. Incentive EPS is a non-GAAP performance metric designed to measure the financial performance of the Company’s core business by making certain adjustments as reflected in the Glossary definition of Incentive EPS as discussed on page 45 under Adjustments for Certain Items.

For additional information about the AIP performance metrics and 2018 results, see NEO Incentive Goals and Results on page 49 and Cash Compensation-Annual Incentive Awards on page 37.
LTIP Performance for 2016-2018 under the 2016 LTIP

The Company’s long-term incentive awards are tied to three-year performance goals to promote an appropriate focus on creating sustainable shareholder value. The weighted performance metrics for the 2016 LTIP were: relative TSR (40%), FFO/Debt Ratio (30%) and Earnings Growth (30%). The FFO/Debt metric promotes maintaining solid investment grade ratings while the relative TSR and Earnings Growth metrics encourage our executives to deliver at or above industry-average earnings and dividend growth for our shareholders in a sustainable manner. The award mix for the 2016 LTIP is comprised of: Performance share awards, 70% of the overall long-term incentive award mix and time-vested RSAs, 30% of the award mix. NEOs received performance share awards at 71% of target because the Company achieved:

•	Below threshold performance of relative TSR, which ranked the Company at the 33rd percentile of the S&P 400 Midcap Utilities Index, compared to a threshold performance of 35th percentile;

•	Above target performance of Earnings Growth, which was 6.5% over 2016-2018, compared to a target performance level of 5.0%: and

•
Above threshold performance of the FFO/Debt Ratio a metric relating to investment grade ratings (after taking into account the amendment to the 2016 LTIP), which was 16.5% over 2016-2018, compared to a threshold performance of 15%.

For additional information on the 2016 LTIP performance metrics and 2016-2018 results, see NEO Incentive Goals and Results on page 49, Equity Compensation-Long-Term Incentive Awards section of Elements of Executive Compensation on page 38, and Adjustments for Certain Items on page 45. For additional information on the amendment to the 2016 LTIP, see 2019 Compensation Actions on page 42.

Return to Shareholders

The Company is committed to achieving financial results that consistently provide a positive return to shareholders over time. In accordance with SEC requirements, the Company prepares a performance graph each year for inclusion in the materials provided to shareholders. The performance graph below is provided because of its relevance to the Company’s performance and is also being provided with the annual shareholder letter from our Chairman, President and CEO. The performance graph illustrates how a $100 investment in the Company’s common stock on December 31, 2013 would have grown to $195.28 by December 31, 2018, with all dividends reinvested. The chart also compares the TSR on the Company’s common stock to the same investment in the S&P 500 Index and the S&P 400 MidCap Utilities Index. The S&P 500 Index is provided for general comparison purposes, as it is in the annual performance graph, but it is not used by the Compensation Committee for any compensation decisions, benchmarking or determination of incentive awards. For the applicable year, LTIP potential performance share awards are earned based on the Company’s TSR performance relative to the S&P 400 MidCap Utilities Index, which is also shown in the performance graph. For further discussion of the LTIP, please refer to the Equity Compensation-Long-Term Incentive Awards section of Elements of Executive Compensation.

$250
$200
$150
$100
$50
$0

	2013	2014	2015	2016	2017	2018
PNM Resources	$100.00	$126.30	$134.05	$154.64	$187.00	$195.28
S&P 500 Index	$100.00	$113.68	$115.24	$129.02	$157.17	$150.27
S&P 400 MidCap Utilities Index	$100.00	$118.80	$111.74	$142.31	$158.09	$168.91

Data Source: Bloomberg.

Historical performance does not necessarily predict future results. PNM Resources' common stock is traded on the NYSE.

Compensation Philosophy and Objectives

Our long-term success depends upon our ability to provide safe, reliable, affordable, environmentally responsible and sustainable energy and services to our customers and invest wisely for present and future shareholder return.  Achievement of these outcomes depends upon our success in attracting, motivating and retaining highly talented professionals.  Our executive compensation program is designed to promote and support the overall objective of enhancing shareholder value and is based on a philosophy designed to:

•Attract and retain highly qualified, motivated and experienced executives,

•	Provide total compensation opportunities that are market competitive and reflect the size and financial resources of our Company,
•Pay our NEOs for performance based on corporate and business area measures,
•Link corporate compensation goals to the interests of our shareholders, and
•Recognize and reward outstanding Company and individual performance.

The Company’s compensation strategy is grounded in pay for performance, which is reflected in the way we have structured base pay, short-term incentives and long-term incentives. This philosophy applies to PNMR employees, with a more significant level of variability and compensation at risk for Officers. As illustrated on the next page, the TDC target opportunity for NEOs is primarily comprised of short-term and long-term incentive compensation that is “at risk.” These charts illustrate the mix of pay opportunity for 2018 for our CEO and the average opportunity for our other NEOs (EVP and SVPs), in each case assuming these NEOs were paid under our incentive compensation plans at the target level for 2018. The average opportunity for each officer level was derived from the average dollar amount of each component for all individuals within the respective officer level. These amounts do not include the Special Performance-Based Retention Grant discussed on page 39.

The Compensation Committee also considers other factors in determining the compensation of our NEOs, such as their respective qualifications, experience, expertise, performance and results of their business area, as well as the market competitiveness of the compensation opportunity.  The relative importance of these factors may vary from year to year and from NEO to NEO. As a result, the Compensation Committee evaluates each component of pay in the context of each NEO’s total compensation.

EXECUTIVE COMPENSATION PRACTICES & RESULTS

The Compensation Committee strives to ensure that we compensate our NEOs consistent with shareholder interests. Highlights of our practices to sustain good governance alignment with shareholder interests include the following:

What We Do

•
Pay for Performance – PNMR’s pay for performance philosophy is emphasized through variability in compensation. A significant portion of executive pay is considered “at risk” and is based on actual Company performance against both short-term and long-term performance goals. TDC varies depending on the Company’s achievement of financial and non-financial objectives and long-term incentive compensation is designed to closely align with shareholders’ interests.

•
Independent Compensation Committee – The Compensation Committee is comprised entirely of independent directors. Year-end results and related performance pay are reviewed and approved by the Compensation Committee for the NEOs while the independent members of the Board review and approve the CEO’s compensation.

•
Independent Compensation Consultant – The Compensation Committee uses an independent compensation consultant, Pay Governance, to regularly review and evaluate the Company’s compensation program, to include periodic review of the PNMR Peer Group and to provide regular briefings regarding key trends and pending regulations. Pay Governance only provides services to the Board and its committees. No other services are provided to the Company by Pay Governance.

•	Capped Incentive Award Payout – Awards are capped at a maximum payout under both our AIP and LTIPs.

•
Reasonable Change in Control Severance Provisions (Retention Plan) – We have implemented change in control provisions for our executives that we believe are reasonable and customary. The change in control provisions provide for acceleration of payment only if a change in control actually occurs and the executive’s employment is terminated. More discussion appears in the Payments Made Upon a Change in Control section of 2018 NEO Compensation Information.

•
“Double Trigger” Change in Control Severance Benefits – The PEP generally provides for double trigger vesting following a change in control. More discussion appears in the Payments Made Upon a Change in Control section of 2018 NEO Compensation Information.

•
Clawback Provisions – The PEP and/or related award documents provide that, (1) all unvested and unpaid awards are subject to forfeiture for conduct which is demonstrably and materially injurious to the Company and (2) the LTIPs and AIPs provide that a recipient will forfeit unvested and unpaid incentive compensation awards issued under the PEP for any manipulation or attempted manipulation of the performance results for personal gain at the expense of customers, shareholders, other employees or the Company. In addition, under the Clawback Policy adopted in February 2019 and described more fully on page 43 of this proxy statement, incentive compensation awarded to PNMR officers is subject to recoupment in the event of certain accounting restatements or if the officer engaged in improper conduct.

•
Hiring and Retention of High-Achieving Executives – The objectives of rewarding performance and retention are balanced to ensure that high-achieving, marketable executives remain motivated and committed to the Company.

•
Tally Sheets – The Compensation Committee reviews tally sheets that include compensation, including benefits and retirement benefits, for our NEOs prior to making annual executive compensation decisions.

•
Mitigation of Undue Risk – Management and the Compensation Committee evaluate, through an annual risk assessment process, whether the Company’s compensation programs for employees, including NEOs, create risks that are reasonably likely to have a material adverse effect on the Company. Based on the risk analysis undertaken in 2018, the Compensation Committee does not believe that the Company’s compensation programs, policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Examples of the features that assist in mitigating risk include the Clawback Policy, the PEP forfeiture provisions noted above and the Company’s equity ownership holding guidelines. More discussion appears in the Board’s Role in Risk Oversight section on page 8.

•	Conservative Perquisites – Perquisites for our Officers are modest and serve a reasonable business purpose.

•
Equity Ownership Holding Guidelines – The Compensation Committee believes that rewarding the NEOs with equity compensation supports retention and helps align management with the best interests of our shareholders, our customers and the Company. Therefore, the Company has equity ownership holding guidelines for all NEOs requiring that they hold from three (3) to five (5) times base salary in PNMR shares depending on the NEO’s position. See the Equity Ownership Holding Guidelines section of Additional Information.

•
Minimal Dilution – As the Company’s practice is to only use shares that are acquired on the open market to satisfy awards under the PEP, our equity compensation practices result in minimal dilution. More discussion appears in the Equity Compensation section of Elements of Executive Compensation.

What We Don’t Do

•	No employment contracts with our CEO or other NEOs.

•	No individual change in control agreements with our CEO or other NEOs.

•	No discounted stock options or SARs.

•	No excise tax gross-ups.

•	No repricing of stock options or SARs without prior shareholder consent.

•	No share recycling of stock options or SARs.

•	No evergreen provisions within our performance equity plan, or PEP.

•	No dividends or dividend equivalents on unearned restricted shares or performance shares.

•
No hedging or monetization transactions (such as zero-cost collars and forward sales contracts, which would allow for locking in much of the value of Company securities) permitted by Officers, directors or employees.

•	No short sales of Company securities by any Officer, director or employee.

•	No pledging of Company securities by Officers, including NEOs, or directors.

Results of 2018 Say-on-Pay: Strong Shareholder Support

Our shareholders cast an advisory Say-on-Pay vote on executive compensation at the May 2018 Annual Meeting. The holders of 89.6% of the shares, present in person or by proxy and entitled to vote at the 2018 Annual Meeting, approved, on an advisory basis, the compensation of our NEOs disclosed in our 2018 proxy statement. The Compensation Committee reviewed the outcome of the advisory vote and considered it to be high approval by our shareholders.  Therefore, the Compensation Committee determined that significant changes to our executive compensation programs were not warranted and accordingly our current compensation philosophy remains consistent with the prior year.  At our 2019 Annual Meeting, shareholders will have the opportunity to cast an advisory Say-on-Pay vote regarding the compensation of our NEOs, as disclosed in this CD&A and the accompanying tables.

The Compensation Committee continues to review our executive compensation practices and policies at regular intervals to ensure alignment with competitive pay practices.  As discussed below under Elements of Executive Compensation, the Compensation Committee made certain changes to the 2018 executive compensation program.  Likewise, as described below under 2019 Compensation Actions, the Compensation Committee made additional changes to the 2019 executive compensation program. Furthermore, we continue to engage with our shareholders on a variety of topics, including executive compensation; the Compensation Committee considers shareholder feedback in making its compensation decisions.

ELEMENTS OF EXECUTIVE COMPENSATION

Our executive compensation program is designed to maintain an appropriate and competitive balance between fixed pay (base salary) and variable pay incentives (annual and long-term incentives) under our AIP and LTIP respectively. The program consists of three core elements that comprise TDC – base salary, annual cash incentive awards and long-term incentive awards that are targeted around the median level of compensation paid to executive officers of similar companies in the 2018 Benchmark Data (as described in the Role of the Independent Compensation Consultant section of Administration and Resources).  The annual and long-term incentives are structured to reward the achievement of strategic, financial and operational performance goals.  As the NEO with the highest level of responsibility, the CEO has the greatest variability in TDC. The targets for each element of compensation are separately set at approximately the median range and then appropriate adjustments are made based on each NEO’s performance, experience and strategic role to the Company. If the Compensation Committee increases an NEO’s base salary, it also considers the resulting impact on annual and long-term performance-based incentive compensation levels and benefits. Following is a summary of compensation and benefits provided to our Officers.

Compensation Component	Key Characteristics	Purpose
Base Salary	• Fixed amount of cash compensation based on an Officer’s role, experience and responsibilities
•    Compensate Officers for scope of responsibilities, previous experience, individual performance and business area performance
•    Provide base compensation at a level consistent with our compensation philosophy

Annual Incentive Awards
•    Variable annual cash incentive based on corporate performance metrics with threshold, target and maximum opportunities for each Officer. Incentive EPS threshold must be achieved to receive any incentives and awards are capped at a maximum award level
• Reward and motivate Officers for achieving annual financial and operating goals across the organization • Link annual pay with annual performance
Long-Term Incentive Awards
•    Variable compensation incentive based on long-term corporate performance metrics, typically with a three-year performance period and generally granted annually. Awards are a combination of performance shares and time-vested restricted stock right awards. Amounts actually earned will vary based on corporate performance and the Officer’s position
• Reward Officers for achieving long-term business objectives by tying incentives to long-term performance • Align the interests of the Officers and the shareholders • Enhance retention of Officers*
Deferred Compensation and Retirement Benefits	• A broad-based 401(k) retirement plan and a non-qualified supplemental retirement savings plan	• Enhance recruitment and retention by aligning benefits with competitive market practices • Provide for future retirement of Officers
Supplemental Benefits & Perquisites
•    Generally limited to perquisites such as additional officer life insurance, long term disability, executive physicals and the ECP. The ECP is limited to $23,000 for the CEO and $18,000 for the EVP and SVPs
• Align with market practices
Potential Severance Benefits and Change in Control	• Amounts payable only if employment is terminated under certain conditions
•    Support the objective assessment and execution of potential changes to the Company’s strategy and structure by our Officers
•    Enhance retention of management by reducing concerns about employment continuity

* As described on page 39, the CEO also has a performance-based retention award.

Below are detailed descriptions of components of our executive compensation program as well as certain changes made to our 2018 executive compensation program to further align the structure of the program with shareholders’ interests and current market practices.

Cash Compensation

Base Salary

Base salary is the fixed component of compensation paid to compensate each NEO for effectively discharging the duties and responsibilities of his or her position.  An NEO’s base salary is determined by considering a variety of factors including, but not limited to:

•	Scope of responsibilities,

•	Previous experience,

•	Individual performance,

•	Base salaries for comparable NEOs within the PNMR Peer Group,

•	Published compensation surveys and proprietary survey data such as the Willis Towers Watson Executive Compensation Data Base (“CDB”) General Industry Survey Report - U.S., and

•	Recommendations from the Compensation Committee’s independent compensation consultant.

Annually, the Compensation Committee considers all of these factors in recommending the base salary of the CEO (which is approved by the independent members of the Board) and in setting the base salary of all other NEOs. Salary adjustments, if any, are based on the median of base salaries revealed by benchmarking comparable positions, described in the Role of the Independent Compensation Consultant section of Administration and Resources, as well as the Company’s performance, internal pay equity among the Officers and the Compensation Committee’s evaluation of the individual NEO’s performance.  Performance is primarily measured on the basis of corporate and individual performance, with applicable goals and objectives being established at the beginning of each year.

At its February 2018 meeting, after reviewing the 2018 Benchmark Data, recommendations from management and Pay Governance, and considering the Company’s performance and strategic objectives, as well as each NEO’s performance in 2017, the Compensation Committee approved increases in base salaries, effective March 2018, for the NEOs, with the independent members of the Board approving an increase for our CEO as follows:
NEO BASE SALARY

NEO	2017 Base Salary	2018 Base Salary
Patricia K. Collawn	$824,000	$865,200
Charles N. Eldred	$472,399	$496,019
Patrick V. Apodaca	$345,997	$352,917
Ronald N. Darnell	$273,904	$285,000
Chris M. Olson*	$265,000	$300,000
* Mr. Olson was promoted to SVP, Utility Operations in February 2018.
Annual Incentive Awards
The AIP provides annual cash incentives to reward the NEOs for the achievement of annual financial and operating goals and to reinforce the Company’s pay for performance philosophy.  Our philosophy is to set the AIP award opportunities at the approximate median for NEOs in comparable positions based on a benchmarking analysis, which for 2018 consisted of the 2018 Benchmark Data.  The 2018 financial and operating performance goals and performance results are illustrated on page 49. The target performance goals are rigorous but reasonably achievable. Maximum performance levels are designed to be difficult to achieve.
The Compensation Committee approved the 2018 AIP for the performance period January 1, 2018 to December 31, 2018. The 2018 performance metrics and annual incentive award opportunities were unchanged from the prior year. The performance metrics are: Incentive EPS (weighted 60%), customer satisfaction (weighted 20%) and reliability (weighted 20%). The reliability metric is designed to promote system reliability for customers by including a performance goal that measures the duration of interruptions on the electric system. The Company continues to focus on customer satisfaction by aligning operations and programs to improve the customer experience and to better serve our customers’ evolving needs in a rapidly changing energy landscape. The 2018 AIP target award opportunity for the CEO and other NEOs stayed the same except for the EVP as shown below.
NEO ANNUAL INCENTIVE AWARD OPPORTUNITY

Position	2017 Target Opportunity*	2018 Target Opportunity*
CEO	110%	110%
EVP	70%	75%
SVP	55%	55%
* As a percentage of Base Salary. The threshold opportunity is half of the target opportunity and the maximum opportunity is two times the target opportunity.

For 2018, the Company and individual NEOs achieved the maximum level for the Incentive EPS performance goal. The customer satisfaction performance goal is comprised of two performance metrics, weighted equally. The performance metrics related to the Research and Polling Survey and J.D. Power Customer Satisfaction result were at the target level. The reliability performance goal was achieved at the below threshold level. See page 49 for the corporate scorecard table in the NEO Incentive Goals and Results section.
No incentive award is paid for achieving performance that is below the Incentive EPS threshold level and annual incentive awards are capped at the maximum opportunity, 200% of target. For 2018, the Compensation Committee did not exercise its discretion to increase or decrease awards to any NEO. Straight-line interpolation determines the bonus payout for performance that falls between threshold and target or between target and maximum levels. Performance results and related annual incentive awards for the 2018 performance period were reviewed and approved by the Compensation Committee, and by the independent members of the Board for the CEO, at its meeting in February 2019. Based on the AIP corporate performance results, the NEOs earned a 2018 AIP award at 140% as detailed in the NEO Incentive Goals and Results section of 2018 NEO Compensation Information on page 49.

Equity Compensation

The Company has not used newly issued shares or treasury shares to satisfy any equity awards granted under the PEP. Because the Company’s past and current practice is to only use shares acquired on the open market to satisfy awards of earned performance shares and vested restricted stock right awards, the satisfaction of these awards does not increase the number of shares outstanding and does not have a dilutive impact on our shareholders. However, the awards are considered to be dilutive securities in the computation of earnings per share during the period from granting of the award until the satisfaction of the awards being earned or becoming vested. The dilutive impact of these awards on earnings per share has not been significant.

Long-Term Incentive Awards

Long-term incentive awards under the LTIPs are delivered 70% in performance shares and 30% in time-vested restricted stock right awards. The performance shares awarded under the LTIPs are tied to three-year performance measures designed to support long-term goals. The 2016 and 2018 LTIPs described below have the same award mix of 70% performance shares (earned at the end of the respective three-year performance period) and 30% time-vested restricted stock right awards (discretionary awards based on each NEO’s position and base salary that are granted at the end of the respective three-year performance period and then vest equally over a three-year period from the grant date). The 2016 LTIP award opportunities were benchmarked to the median of comparable positions in the 2016 Benchmark Data described in the 2017 proxy statement and the 2018 LTIP award opportunities were benchmarked to the median of the 2018 Benchmark Data. The 2016 and 2018 LTIPs use the following three performance metrics (with different weightings) for the performance share awards: relative TSR (comparing Company TSR to the S&P 400 MidCap Utilities Index), FFO/Debt (targets are determined by the Board based on the Company’s long-range operating plan) and Earnings Growth (targets are determined by the Board based on the Company’s long-range operating plan). Together, these three LTIP performance measures are designed to align our NEOs’ and other Officers’ interests with the long-term interests of the Company and its shareholders by tying incentives to earnings growth, stock performance and credit metric objectives. For additional information on the calculation of the non-GAAP financial measures of Earnings Growth and FFO/Debt, please see the Glossary beginning on page ii and Adjustments for Certain Items on page 45.

The LTIP payout timeline demonstrates the long-term orientation of these plans. Individual opportunities under each LTIP are established in year one, earned over the three-year performance period, with performance shares paid in early year four and restricted stock rights granted in early year four. These restricted stock rights vest over a three-year period.

•	Settlement of 2016 LTIP Awards for the Performance Period 2016-2018

The NEOs earned performance share awards under the 2016 LTIP at 71% of target, based on achieving relative TSR at below threshold level (weighted at 40%), FFO/Debt at above threshold level (weighted at 30%) and Earnings Growth at above target level (weighted at 30%). The FFO/Debt performance metric was amended to take into account the impact of the Tax Cuts and Jobs Act on the FFO/Debt performance metric. For additional information on the amendment to the 2016 LTIP, see 2019 Compensation Actions on page 42. The time-vested restricted stock right awards (that vest equally over a three-year period) were awarded in March 2019. Performance results and related performance shares and restricted stock right awards received by the NEOs in March 2019, under the 2016 LTIP, were reviewed and approved by the Compensation Committee and the independent members of the Board for the CEO at its meeting in February 2019. More detail can be found in the Summary of Executive Compensation-Long-Term Incentive Awards section of 2018 NEO Compensation Information on page 50.

•	2018 LTIP Award Opportunities for the Performance Period 2018-2020

In February 2018, the Compensation Committee approved the 2018 LTIP for the three-year performance period of 2018-2020; incentives, if earned, will be awarded in 2021. The 2018 LTIP reflects a focus on Earnings Growth: The performance share award opportunities under the 2018 LTIP are based on Earnings Growth (weighted at 50%); relative TSR (weighted at 25%) and FFO/Debt Ratio (weighted at 25%). The 2018 LTIP target performance share award opportunities were increased for our CEO, Ms. Collawn, and for Mr. Eldred, our EVP and CFO, as shown below. In addition, Mr. Eldred will be entitled to a full performance share award based on actual performance at the end of the 2018-2020 performance period, regardless of his period of employment, unless he is terminated for cause. The performance share and restricted stock right awards opportunities, including the threshold, target and maximum levels determined by the Compensation Committee for Earnings Growth, relative TSR and FFO/Debt under the 2018 LTIP, are set forth under the Summary of Executive Compensation-Long-Term Incentive Awards section of 2018 NEO Compensation Information on page 50.

NEO LONG-TERM INCENTIVE AWARD OPPORTUNITY

	2017			2018
Position	Total Target Opportunity*	PS	RSA	Total Target Opportunity*	PS	RSA
CEO	230%	161.0%	69.0%	250%	175.0%	75.0%
EVP	110%	77.0%	33.0%	125%	87.5%	37.5%
SVP	85%	59.5%	25.5%	85%	59.5%	25.5%
* As a percentage of base salary. The above total target opportunity is comprised of a mix of 70% performance shares and 30% time-vested restricted stock right awards. For performance shares only, the threshold opportunity is half of the target opportunity and the maximum opportunity is two times the target opportunity. Such award opportunities were determined based on the NEO’s respective position and base salary.

Special Performance-Based Retention Grant

As previously described in the 2015-2018 proxy statements, in March 2015, the Company entered into a special performance-based retention grant (the “2015 CEO Retention Grant”) with Ms. Collawn, the CEO, based on the Compensation Committee’s recommendation and the independent directors’ approval. Given Ms. Collawn’s valued contributions to the Company, the 2015 CEO Retention Grant is intended to incentivize Ms. Collawn to meet certain performance measures and to remain in her current position for an extended period of time. For a detailed summary of the terms and conditions of the 2015 CEO Retention Grant, refer to the 2016 proxy statement. A portion of the 2015 CEO Retention Grant, namely 17,953 performance shares, was subject to accelerated vesting if the Company achieved a 3% or more compounded annual rate of Earnings Growth by December 31, 2017. In February 2018, the Compensation Committee and the independent members of the Board determined that the Company achieved the relevant performance level of Earnings Growth for the accelerated vesting and approved the granting of 17,953 performance shares to Ms. Collawn under the PEP. If the Company achieves the compounded annual rate of Earnings Growth by December 31, 2019, the remaining portion of the CEO Performance-Based Retention Grant (35,906 shares) will vest and be awarded in 2020 under the PEP. With certain exceptions, Ms. Collawn must remain employed by the Company, as of the remaining vesting date, to receive the remaining portion of this grant.

Deferred Compensation and Retirement Benefits

Our NEOs participate in the Company’s RSP (a broad-based 401(k) plan) and a non-qualified supplemental deferred compensation plan: the ESP II – which runs side-by-side with the RSP. These programs are described in more detail beginning on page 55.

Supplemental Benefits and Perquisites

In order to attract and retain key executive talent in an increasingly competitive marketplace, the Company provides its NEOs reasonable supplemental benefits that make up a small component of their overall compensation and benefits. The 2018 supplemental benefits include: company-paid life insurance premiums for NEOs, long term disability insurance, executive physicals and the ECP. For Ms. Collawn, the Company also provides home security. The 2018 supplemental benefits are set forth in footnote 5 of the SCT on page 48.

Potential Severance Benefits

The Company offers severance benefits to the NEOs to mitigate the possible difficulty they may have finding comparable employment, within a reasonable period of time, following a separation from service.  Under our Severance Plan, benefits are only payable if the NEO’s position is eliminated through no fault of his or her own.  The Severance Plan and related benefits are described in more detail on page 59.

Potential Change in Control Benefits

The Company also recognizes, as is the case with many publicly-held companies, the possibility of a change in control. A change in control, combined with the uncertainty and the questions that it may raise, may potentially result in the departure or distraction of key management to the detriment of the Company and our shareholders. This could also impact the Company’s ability to continue to provide efficient and reliable utility services to our customers.  The Company and the Compensation Committee have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Company’s key management to their assigned duties and to facilitate recruitment of future employees without distraction in the face of potentially challenging circumstances arising from the possibility of a change in control of the Company.  The Company and the Compensation Committee have also concluded that it is appropriate to provide competitive and fair compensation and benefits to employees terminated under these circumstances through our Retention Plan.

The Retention Plan provides the NEOs with benefits if their employment is terminated, under certain circumstances, within 24 months following a change in control of the Company.  The purpose of our Retention Plan is to better align the NEOs’ interests with the interests of our shareholders and to provide the NEOs with reasonable protection from loss of employment resulting from a change in control.  The provision of benefits pursuant to the Retention Plan also facilitates our recruitment and retention of talented NEOs by providing reasonable and expected protections.  Our Retention Plan and change in control benefits are described in more detail beginning on page 59.

ADMINISTRATION AND RESOURCES

Roles of the Compensation Committee, Board of Directors and Executive Officers

Pursuant to its role as assigned by the Board, the Compensation Committee is primarily responsible for the design and administration of our executive compensation program.  Additionally, our Board, our NEOs and an independent compensation consultant play important roles. The Compensation Committee establishes and periodically reviews all elements of our executive compensation program.  The ultimate responsibility for determining the level of compensation paid to each of the NEOs, other than the CEO, resides with the Compensation Committee.  The Compensation Committee makes a recommendation to our independent directors of the Board (a group that includes, but is not limited to, the members of the Compensation Committee) regarding the level of the CEO’s compensation and the final decision is made by the independent directors. The Board, based on the recommendations of the Compensation Committee, approves all equity compensation plans and equity awards for Officers.  In setting (or recommending in the case of the CEO) specific compensation levels, the Compensation Committee considers the CEO’s evaluation of the NEOs and the self-evaluation prepared by the CEO. The independent members of the Board take into consideration their evaluation of the CEO’s performance when approving or setting the CEO specific compensation levels. The CEO recommends corporate-level performance goals to the Compensation Committee for approval.  The CEO provides regular input to the Compensation Committee with respect to the overall structure of the executive compensation program, including how the program effectively aligns with the Company’s strategic objectives. However, the final decision related to the executive compensation program rests with the Compensation Committee, with approval of the independent members of the Board, for all Officer equity plans, Officer equity awards and CEO compensation.

Role of the Independent Compensation Consultant

Pursuant to its charter, the Compensation Committee selects and retains an independent compensation consultant (at the Company’s expense) whose services include: providing peer group and market compensation data, providing information on trends and regulatory issues affecting executive pay, performing competitive market analysis, recommending compensation program and plan changes and recommending Officer compensation structure and levels.  In May 2013, the Compensation Committee selected Pay Governance to be its independent compensation consultant pursuant to the Compensation Committee’s Policy Governing Fees and Services for Executive Compensation Consultants. Prior to engaging Pay Governance, and then on an annual basis, most recently at its December 2018 meeting, the Compensation Committee evaluated Pay Governance’s independence as its compensation consultant by considering each of the independence factors specified by the NYSE and the SEC. Based on the evaluation, the Compensation Committee determined that no conflict of interest exists that would prevent Pay Governance from independently advising the Compensation Committee. On occasion, the independent compensation consultant provides information to the members of management, but all its services are provided and performed at the request of and pursuant to instructions provided by the Compensation Committee or the Nominating Committee. None of the NEOs are present during the Compensation Committee’s discussions with the independent consultant regarding his or her individual compensation. During 2018, no services were provided to the Company by Pay Governance, other than the services that are described in this proxy statement.

The Compensation Committee strives to provide target compensation opportunities that are at the median TDC of the appropriate benchmark group of companies, which reflect the market within which PNMR competes for executive talent. Information referenced in 2017 to assist in setting 2018 compensation levels was obtained and analyzed as follows:

•
Management engaged Willis Towers Watson to perform a competitive assessment of the Company’s executive compensation program, including compensation opportunity levels for the CEO and other NEOs (the “Willis Towers Watson study”). Pay Governance reviewed the approach and the findings of the Willis Towers Watson study.

•
The Willis Towers Watson study compared our NEO compensation to (1) market data for the PNMR Peer Group described below and (2) market data from the companies (listed in Appendix A) comprising the Willis Towers Watson 2017 Executive CDB General Industry Survey Report - U.S. of general industry companies with data regressed to companies similarly sized to PNMR.

•
For corporate-function roles, such as those of our NEOs, talent may be recruited by or lost to companies that are similar in size to the Company, which may or may not be in the utility/energy sector. Therefore, to determine overall market compensation levels, the benchmark analysis used these two market databases, weighted respectively at 75% for the PNMR Peer Group and 25% for the Willis Towers Watson 2017 Executive CDB General Industry Survey Report - U.S. of similarly sized companies (collectively, the “2018 Benchmark Data”).

•
The median compensation levels of the 2018 Benchmark Data were the primary reference points used by the Compensation Committee to evaluate executive compensation. The Compensation Committee used these figures to benchmark TCC and TDC paid to the NEOs (both individually and as a group) to similar types and elements of compensation paid to executives holding comparable positions in the marketplace.

PNMR Peer Group

Our peer group has been generally consistent from year to year and adjusted as needed for changes in the peer group due to mergers and acquisitions. The PNMR Peer Group was developed to reflect the competitive market in which we might compete for talent. Prior to setting compensation levels for 2018, the Compensation Committee reviewed the PNMR Peer Group and confirmed that it continued to be an appropriate peer group, based on the following criteria:

1.	Ownership structure (publicly-traded),
2.	Business focus (electric utility and multi-utility companies),
3.	Size (between one-third and three times the Company’s size in terms of revenues),
4.	Organizational complexity,
5.	Operational characteristics (such as nuclear generation ownership, multi-state regulated utilities), and
6.	Likely competition for executive talent.

The following table lists the companies that comprised the PNMR Peer Group, as discussed above, referenced in late 2017, for purposes of setting 2018 pay levels.

PNMR PEER GROUP

ALLETE, Inc.	IDACORP, Inc.
Alliant Energy Corporation	NorthWestern Corporation
Avista Corporation	OGE Energy Corporation
Black Hills Corporation	Pinnacle West Capital Corporation
El Paso Electric Company	Portland General Electrical Company
Great Plains Energy, Inc.*	Vectren Corporation
Hawaiian Electric Industries, Inc.	Westar Energy, Inc.*
* In June 2018, Great Plains Energy, Inc. and Westar Energy, Inc. combined into a new holding company, Evergy, Inc.  Due to consolidation in the utility industry and resulting loss of members of the PNMR Peer Group, the Compensation Committee expanded the business focus of the peer group to include natural gas companies in July 2018. The PNMR Peer Group used for the 2019 Benchmark Data added the following four publicly traded utility companies:  MDU Resources Group, Inc., New Jersey Resources Corporation, ONE Gas, Inc. and Southwest Gas Corporation.

2019 COMPENSATION ACTIONS

In February 2019, the Compensation Committee approved the following 2019 compensation actions. The Compensation Committee increased the base salaries payable to the NEOs (with the independent directors approving the base salary increase for our CEO). The base salary increases were based on corporate and individual performance and on the current median base salaries for the corresponding executive positions in the 2019 Benchmark Data. The 2019 base salary increases are as follows: Ms. Collawn from $865,200 to $900,000; Mr. Eldred from $496,019 to $510,900; Mr. Apodaca from $352,917 to $359,975; Mr. Darnell from $285,000 to $293,550 and Mr. Olson from $300,000 to $315,000.

As disclosed in our Current Report on Form 8-K filed February 26, 2019, the Compensation Committee also approved the 2019 AIP and 2019 LTIP. The 2019 AIP includes a financial goal of Incentive EPS (weighted 60%) and two operational goals, customer satisfaction (weighted 20%) and reliability (weighted 20%). No incentive award under the 2019 AIP will be paid for achieving performance that is below the Incentive EPS threshold level and incentive awards, if earned, will be capped at the maximum opportunity. Straight-line interpolation will determine the bonus payout for performance that falls between threshold and target or target and maximum levels. The CEO’s target opportunity was increased from 110% to 115%.

The 2019 LTIP for the 3-year performance period of 2019-2021 aligns with industry trends and market practices. The 2019 LTIP is based on three performance measures: Earnings Growth (targets are determined by the Board based on the Company’s long-range operating plan), relative TSR (based on Company performance compared to the Edison Electric Institute Stock Index), and FFO/Debt Ratio (targets are determined by the Board based on the Company’s long-range operating plan), weighted 50%, 25% and 25%, respectively. Each of the Earnings Growth, relative TSR and FFO/Debt Ratio performance measures for the 2019 LTIP has a threshold, target and maximum award opportunity. The 2019 LTIP award mix is comprised of 70% performance shares and 30% time-vested restricted stock right awards. The time-vested restricted stock right awards pursuant to the 2019 LTIP will be awarded in 2022 following the end of the performance period and will vest over three years thereafter, subject to the Officer’s continuing employment on the date the time-vested restricted stock right awards are granted. The CEO’s target opportunity was increased from 250 % to 275% and the EVP and CFO’s target opportunity was increased from 125% to 150%. The EVP and CFO, Mr. Eldred, will be entitled to a full performance share award based on performance during the performance period, January 1,

2019 to December 31, 2021, regardless of his period of employment during the performance period, unless he is terminated for cause.

Consistent with the 2016 LTIP, in February 2019, the Compensation Committee approved an award of time-vested restricted stock right awards under the 2016 LTIP at the end of the three-year performance period in the following amounts: Ms. Collawn 13,047 shares; Mr. Eldred 3,656 shares; Mr. Apodaca 2,010 shares; Mr. Darnell 1,432 shares and Mr. Olson 1,709 shares. These time-vested restricted stock right awards will vest over a three-year period through March 7, 2022.

The Compensation Committee awarded the EVP and CFO, Mr. Eldred, a special discretionary credit under the ESP II equal to $434,137, subject to him remaining employed by the Company through December 31, 2019. The Discretionary Credit award will be paid in five equal annual installments following Mr. Eldred’s separation from service with the Company, subject to the terms and conditions of the ESP II. Mr. Eldred will forfeit the discretionary credit under the ESP II if his employment ends prior to December 31, 2019, due to termination for cause or his voluntary termination.

The Compensation Committee approved amendments to the 2016 and 2017 LTIPs to exclude the impact of the Tax Cuts and Jobs Act of 2017 (the “TCJA”) on the FFO/Debt Ratio metric. The TCJA reduced corporate income tax rates, the benefits of which the Company passes on to customers to the extent attributable to its regulated operations. The TCJA also created net excess deferred benefits which are also returned to customers to the extent attributable to its regulated operations. The return of the TCJA benefits to customers reduces the Company’s FFO and negatively impacts the FFO/Debt Ratio metric. The primary purpose of the FFO/Debt Ratio metric is to promote maintaining investment grade credit ratings. The Company’s credit ratings to date have remained the same over the performance periods covered by the 2016 and 2017 LTIPs. The Compensation Committee did not anticipate enactment of the TCJA at the time it approved the 2016 and 2017 LTIPs and concluded that the FFO/Debt Ratio metric in these plans should be amended to accurately reward the Company’s officers for the FFO/Debt Ratio performance levels that the Company would have achieved had the TCJA not been enacted.

ADDITIONAL INFORMATION

Corporate Governance

The Company and the Compensation Committee continue to monitor corporate governance best practices and give consideration to incorporating them into our compensation processes and policies, as appropriate.

Sustainability

The Company’s sustainability programs are described on page 10 of this proxy statement. The Board and the Compensation Committee believe that the Company’s compensation program and corporate governance requirements motivate our NEOs to operate the Company’s businesses in a sustainable manner that balances the interests of our customers and our other stakeholders while creating long-term value for shareholders. The Board and the Compensation Committee also believe that our current compensation program, which emphasizes incentive-driven pay earned over the long-term based on PNM Resources’ stock performance and credit metric objectives, creates a strong incentive for the NEOs to operate the Company’s business in a sustainable manner. Our share price performance and financial strength are likely to be enhanced by our utility subsidiaries delivering sustainable, diverse and affordable power in ways that protect the environment, ensure reliability and increase the use of renewable energy.

Clawback Policy

In February 2019, the Company adopted a Clawback Policy that applies to PNMR’s current and former Section 16 officers and any other current or former officer of PNMR who receives any incentive compensation (each a “Covered Individual”). The policy applies to all incentive compensation, including any annual incentive awards and equity-based compensation. Clawback under the policy is triggered by (1) any future SEC or NYSE rules that require the Company to seek recovery, (2) an accounting restatement due to material noncompliance of the Company with any financial reporting requirements that the Board or its designee determines was a result of misconduct by a Covered Individual (a “Restatement”) or (3) any improper conduct by a Covered Individual.

If a Restatement occurs, the Company will recover the difference between the amount of incentive compensation paid to the Covered Individual whose misconduct contributed to the Restatement and the amount that should have been paid to such Covered Individual in the absence of the Restatement. If a Covered Individual engages in improper conduct, the Company may recover the full amount of any incentive compensation that is attributable or relates to the period during which the improper conduct occurred. Any clawback that is triggered by future SEC or NYSE rules shall be in accordance with such rules.

Insider Trading Policy; No Hedging or Pledging of Company Stock

As discussed on page 9 of this proxy statement, the Company’s Insider Trading Policy prohibits all Officers, directors and employees from engaging in hedging or monetization transactions that allow a person to lock in much of the value of his or her Company securities, such as zero-cost collars and forward sales contracts. Further, our Insider Trading Policy prohibits all directors and executive officers, including the NEOs, from pledging Company securities as collateral for a loan.

Double Trigger Vesting Following a Change in Control

The PEP includes, as a general rule, double trigger vesting following a change in control.  Double trigger vesting results only if an NEO is terminated without cause or is constructively terminated following a change in control. See Payments Made Upon a Change in Control beginning on page 59.

CEO and Officer Succession Planning

The Board, including the members of the Compensation Committee, reviews the CEO and Officer succession planning on an annual basis. The succession planning process is designed to ensure that internal candidates are identified and developed well before the position may need to be filled. The succession planning process addresses both short-term and long-term potential succession needs.

Equity Ownership Holding Guidelines

To maintain alignment between our NEOs and shareholders, the Company continues to provide equity-based compensation and has adopted ownership holding guidelines. Ownership holding guidelines provide that each NEO should own PNMR equity having a value equal to a specified multiple of the NEO’s base salary.  The multiples range from three (3) to five (5) times base salary, depending upon the position of the NEO.  The ownership holding guidelines also require that each NEO retain 100% of any equity he or she receives under our PEP (after withholding to satisfy tax obligations) until he or she has achieved the applicable guideline multiple.

The Compensation Committee believes these guidelines further align the interests of NEOs with the interests of shareholders by ensuring that the NEOs maintain a significant long-term stake in the Company and are subject to the risks of equity ownership.  All equity that the officer holds either directly or indirectly, in addition to any unvested restricted stock right awards and any earned performance shares and hypothetical investment in the PNM Resources, Inc. Common Stock Fund held in the ESP II, count toward compliance with the ownership holding guidelines.  The Compensation Committee reviews compliance with the ownership holding requirements on an annual basis for all NEOs and did so most recently at its February 21, 2019 meeting. As of December 31, 2018, the NEO equity ownership holdings were as noted below:

2018 EQUITY OWNERSHIP HOLDING GUIDELINES

NEO	Holding Requirement*	Percent of Holding Requirement**	Ownership Guidelines Met
P. K. Collawn	5X	526%	Yes
C. N. Eldred	3X	343%	Yes
P. V. Apodaca	3X	274%	Yes
R. N. Darnell	3X	137%	Yes
C. M. Olson	3X	43%	No
* As a multiple of base salary
** Based on 12/31/2018 closing price on the NYSE of $41.09

As of December 31, 2018, four of the NEOs exceeded the applicable holding requirements.  Given Mr. Olson’s short tenure as an SVP, and the equity retention requirements for LTIP award shares, the Compensation Committee believes Mr. Olson is making reasonable progress towards achieving the holding guidelines. The current holdings of each NEO are shown on page 18.

Impact of Tax and Accounting Requirements

Effective for tax years beginning after December 31, 2017, the Tax Cuts and Jobs Act of 2017 (the “TCJA”) repealed the performance-based compensation exception to the deduction limit for compensation in Section 162(m) of the Tax Code. As a result, the Company expects that compensation over $1 million per year paid to any NEO and any person who was an NEO for any year beginning with 2017 will be nondeductible under Section 162(m). Under transition rules, certain performance-based compensation payable after 2017 remains exempt from the deduction limit to the extent it was subject to a written binding contract in effect as of November 2, 2017 that has not been modified.

The Compensation Committee evaluates costs, cash flow implications and the deductibility of compensation to maximize financial efficiencies.  Furthermore, prior to the enactment of the TCJA, the Compensation Committee considered the objective of having the incentive-based compensation components qualify for the performance-based compensation exception to the limits on the deductibility of compensation imposed by Section 162(m). While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee has not adopted a policy that all compensation must be deductible and historically has chosen to forgo the deduction in certain situations or with respect to certain awards (e.g., time-vested restricted stock right awards), if it determined such action to be in the best business interest of the Company to recognize and motivate Officers as circumstances warranted. In 2018, we paid compensation for our NEOs of approximately $4.2 million that may not be deductible for tax purposes.

Adjustments for Certain Items

Consistent with past practice and based on criteria determined at the beginning of the performance period, the Compensation Committee may, subject to compliance with an applicable plan or award agreement(s) as well as applicable law or regulations, adjust the performance measures underlying certain incentive compensation awards to eliminate the effects of certain items.  The adjustments are intended to ensure that award payments are based on the underlying performance of the Company’s core business and are not artificially inflated or deflated due to such effects in the award year.  The adjustments made for 2018 award calculations for Incentive EPS, Earnings Growth and the FFO/Debt Ratio are reflected in the definitions as set forth in the Glossary.  These defined terms are used solely for measuring performance for compensation purposes and should not be considered earnings guidance by the Company.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussion, recommended to the Board its inclusion into the 2019 proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The Compensation Committee is pleased to submit this report to the Company’s shareholders.

Members of the Compensation Committee:

E. Renae Conley (2019 Chair)
Alan J. Fohrer (2018 Chair)
Norman P. Becker
Maureen T. Mullarkey (2019 member)
Bruce W. Wilkinson

2018 NEO COMPENSATION INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

The table following summarizes the total compensation paid to or earned by the NEOs for the years ending December 31, 2018, 2017 and 2016.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(1)		(2)		(3)	(4)	(5)
Patricia K. Collawn, Chairman, President and CEO	2018	854,108	—	1,765,078	—	1,332,408	—	802,942	4,754,536
	2017	817,539	—	1,724,548	—	1,144,000	—	739,835	4,425,922
	2016	791,923	—	1,539,856	—	974,050	—	677,328	3,983,157
Charles N. Eldred, EVP and CFO	2018	489,660	—	502,680	—	520,820	—	700,670	2,213,830
	2017	468,695	—	484,957	—	417,362	—	579,349	1,950,363
	2016	452,760	—	441,784	—	351,624	—	396,244	1,642,412
Patrick V. Apodaca, SVP, General Counsel and Secretary	2018	351,054	—	260,053	—	271,746	—	105,238	988,091
	2017	343,725	—	275,787	—	241,354	—	97,006	957,872
	2016	335,776	—	258,624	—	209,319	—	133,249	936,968
Ronald N. Darnell, SVP, Public Policy	2018	282,013	—	198,329	—	219,450	—	150,315	850,107
	2017	269,403	—	203,010	—	183,889	—	149,891	806,193
	2016	255,829	—	173,870	—	159,481	—	144,248	733,428
Chris M. Olson, SVP, Utility Operations	2018	290,577	—	166,865	—	220,500	—	78,438	756,380

(1)     2018 salary amounts include cash compensation earned by each NEO during 2018. This also includes any amounts earned in 2018, but contributed into the RSP and the ESP II. For amounts deferred pursuant to the ESP II, see the 2018 Non-Qualified Deferred Compensation Table.

(2)    Represents the grant date fair value of all stock awards calculated in accordance with FASB ASC Topic 718. For 2018, the amount indicated is the aggregate grant date fair value of all grants of (A) time-vested restricted stock rights granted on March 2, 2018 (shown as RSA in the GPBA Table) and (B) performance share awards (shown as PS in the GPBA Table), based on target performance, which the Company considered the probable outcome on the grant date. The assumptions used in determining the grant date fair value of stock awards are set forth in Note 12 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.  The actual cash value that the NEO may realize on the vesting of the restricted stock rights or performance shares will depend on the number of shares that ultimately vest, the market price of our common stock at the date of vesting, and ultimately, the value received by the employee on the sale of the stock.  Time-vested restricted stock right awards vest over a three-year period beginning on March 7th following the first anniversary of the grant date.  The following table shows the grant date fair value of all 2018 stock awards assuming maximum performance of the 2018 LTIP performance share awards (shown as PS in the GPBA table) and the actual RSA awards shown in the GPBA Table. As discussed above, column (e) of the SCT assumes target performance of PS awards. Both column (e) of the SCT and the following table also include the grant date fair value of the actual RSA awards.

Grant Date Fair Value Assuming Maximum

Name	Grant Date Fair Value of Actual RSA, Maximum PS Awards ($)
P. K. Collawn	3,021,141
C. N. Eldred	862,733
P. V. Apodaca	439,362
R. N. Darnell	340,289
C. M. Olson	301,081

(3)     Column (g) of the SCT for 2018 reflects the actual amount of annual incentive cash awards earned in 2018 under the 2018 AIP (shown as AIP awards in the GPBA Table).

(4)    There are no above-market or preferential rate earnings to report for the ESP II.

(5) The following table reflects the types and dollar amounts of perquisites, additional compensation and other personal benefits provided to the NEOs during 2018.  For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to the Company of providing the perquisite or other personal benefit to the NEOs. The NEOs paid any taxes associated with these benefits without reimbursement from the Company.

All Other Compensation Table

Name	Payment of Officer & Management Life Premium ($)	Payment of Long- Term Disability Premium ($)	ECP Amounts ($)	RSP Company Contri- butions ($)	ESP II Company Contri- butions ($)	Executive Physicals ($)	Security ($)	All Other Compensation (Total) ($)
			(a)		(b) (d)	(c)
P. K. Collawn	8,435	1,485	23,000	38,500	730,551	—	971	802,942
C. N. Eldred	480	1,485	18,000	36,500	641,643	2,562	—	700,670
P. V. Apodaca	480	1,485	18,000	36,500	46,024	2,749	—	105,238
R. N. Darnell	6,962	1,485	18,000	36,500	86,625	743	—	150,315
C. M. Olson	480	1,478	18,000	38,990	19,490	—	—	78,438
(a) Reflects the amounts received by the NEOs under the ECP (described in the Glossary).

(b) Amounts are reflected in column (c) of the 2018 Non-Qualified Deferred Compensation table on page 58.

(c) The Company paid for executive physicals as part of the Annual Executive Physical Program.

(d) For Mr. Eldred, includes the CFO Performance-Based Retention Grant award of $200,000, paid by allocating discretionary credits to his ESP II account as previously disclosed in the 2018 proxy statement.

Annual Incentive Awards

The objective of the 2018 AIP was to motivate the NEOs to achieve certain performance goals tied to the Company’s financial and operational results. In order to ensure that awards were funded by the Company’s earnings, no awards were to be made under the 2018 AIP unless the Company achieved Incentive EPS of at least $1.82.  Maximum awards were to be made at Incentive EPS levels of $1.97 or higher.  In 2018, the Company’s Incentive EPS for the NEOs was $2.00 resulting in achievement of maximum performance level. The Company achieved below threshold performance level for the reliability goal. Customer Satisfaction is comprised of two customer satisfaction performance metrics. The achievement of the customer satisfaction performance metric related to the Research and Polling Survey was at the target performance level. The customer satisfaction performance metric related to J.D. Power Customer Satisfaction was at the target performance level. See the performance results noted on the corporate scorecard below.

The 2018 AIP plan goals were established for all NEOs in order to achieve alignment with the corporate strategy of the Company.  A more detailed description of each listed NEO’s award opportunities and performance goals under the 2018 AIP, as well as the actual awards approved in February 2019, are set forth below.

NEO Incentive Goals and Results
CORPORATE SCORECARD

Goal	Weight	Threshold 50%	Target 100%	Maximum 200%	2018 Results	Weighted Results
PNMR Incentive EPS	60% of Scorecard	≥$1.82/share	≥$1.87/share	≥$1.97/share	$2.00/share (200% of target award level)[1]	120%
Customer Satisfaction (measured by J.D. Power Customer Satisfaction) (percentile or average score)	10% of Scorecard	670 average score	685 average score	700 average score	685 average score (100% of target award level)	10%
Customer Satisfaction (measured by Research and Polling Survey) (weighted average score)	10% of Scorecard	7.5	7.6	7.8	7.6 (100% of target award level)	10%
Reliability (measured by PNM & TNMP SAIDI) (weighted respectively, 60%/40%)	20% of Scorecard	85.8	80.8	70.0	109.7 (0% of target award level)	0%
Aggregate Performance Results						140%
1 The $2.00/share performance results in a 200% multiplier for the Incentive EPS goal. When the 60% weighting is applied, this results in a 120% weighted score.

Under the 2018 AIP, Ms. Collawn was eligible to receive a target level award of 110% of her base salary as of December 31, 2018.  Based on Ms. Collawn’s aggregate performance results, she received an award equal to 154% of her base salary.

Under the 2018 AIP, Mr. Eldred was eligible to receive a target level award of 75% of his base salary as of December 31, 2018.  Based on Mr. Eldred’s aggregate performance results, he received an award equal to 105% of his base salary.

Under the 2018 AIP, Mr. Apodaca and Mr. Darnell were eligible to receive a target level award of 55% of each of their base salaries as of December 31, 2018.  Based on the aggregate performance results, each received an award equal to 77% of his base salary.

Under the 2018 AIP, Mr. Olson was eligible to receive a pro rata target level award, 55% as an SVP and 40% as a Company Vice President, of his base salary as of December 31, 2018.  Due to Mr. Olson’s role in overseeing all of the Company’s utility operations, the Compensation Committee determined that Mr. Olson’s 2018 AIP award should be determined based solely on the Corporate

Scorecard, rather than a combination of the Corporate Scorecard and the Business Area Scorecard used for the Company’s Vice Presidents. Based on Mr. Olson’s aggregate performance results, he received an award equal to 74% of his base salary.

Long-Term Incentive Awards

2018 LTIP Goals for the Performance Period 2018-2020

Consistent with our pay for performance philosophy, 70% of the NEO’s total 2018 long-term incentive compensation opportunities are dependent upon the Company’s achievement of three performance goals (Earnings Growth, relative TSR and FFO/Debt Ratio) over the 2018-2020 performance period. No performance shares (shown as PS in the GPBA Table) will be earned by or paid to our NEOs if actual performance over the 2018-2020 performance period is below the threshold levels set forth in the following table.  The remaining 30% of the total 2018 long-term incentive compensation for NEOs is comprised of time-vested restricted stock rights that will be awarded by the Compensation Committee at the end of the performance period, subject to the Officer’s continuing employment on the date the time-vested restricted stock rights are awarded. The time-vested restricted stock rights will vest over a three-year period. Generally, a prorated award will not be paid to an Officer who separates from service in the first half of the performance period for any reason other than a qualifying change in control termination. After the first half of the performance period, a prorated award will be paid to an Officer who separates from service due to death, disability, retirement or impaction, which will be calculated based on actual performance and the number of full months of service completed by the Officer during the performance period. In the case of a qualifying change in control termination, the performance shares vest pro rata at the end of the performance period subject to the attainment of the performance goals. In addition, Mr. Eldred will be entitled to a full performance share award based on actual performance at the end of the 2018-2020 performance period, regardless of his period of employment unless he is terminated for cause.

2018 LTIP PERFORMANCE GOAL TABLE

Corporate Goal	Weight	Threshold	Target	Maximum
Relative TSR	25%	≥ 35th percentile	> 50th percentile	> 95th percentile
Earnings Growth	50%	≥ 2.0%	≥ 3.0%	≥ 5.0%
FFO/Debt Ratio	25%	≥14%	≥16%	≥18%

LTIP Awards Earned for the Performance Period 2016-2018

In 2016, the Compensation Committee approved the 2016 LTIP for the three-year performance period of 2016-2018. Information regarding the threshold, target and maximum performance targets for the 2016-2018 performance period under the 2016 LTIP for relative TSR (relative to the S&P 400 MidCap Utilities Index), FFO/Debt Ratio and Earnings Growth and the actual 2016-2018 performance are set forth in the table following.

TSR, FFO/DEBT RATIO AND EARNINGS GROWTH ACHIEVEMENT AS OF DECEMBER 31, 2018

Corporate Goal	Weight	Threshold	Target	Maximum	2016-2018 Actual Results	Weighted Results
Relative TSR	40%	> 35th percentile	> 50th percentile	> 95th percentile	33rd percentile (0% of target award level)	0%
Earnings Growth	30%	≥ 3.0%	≥ 5.0%	≥ 8.0%	6.5%	45%
FFO/Debt Ratio	30%	≥15.0%	≥17.0%	≥19.0%	16.5%	26%

The amount of performance share awards payable at threshold, target and maximum performance was set forth in the GPBA Table in the 2017 proxy statement.  In February 2019, the performance share awards for the 2016-2018 performance period were determined to be earned at 71% of target, based on the above actual aggregate performance results for the 2016-2018 performance period. Actual result and weighted result include adjustments for the impact of the TCJA as discussed on page 45.

2016 NEO LONG-TERM INCENTIVE AWARD OPPORTUNITIES

Position	Threshold Opportunity*	Target Opportunity*	Maximum Opportunity*
CEO	146.25%	225%	382.5%
EVP	71.5%	110%	187%
SVP	55.25%	85%	144.5%
SVP, Public Policy	48.75%	75%	127.5%
* As a percentage of base salary. Amounts include the following time-vested restricted stock right award opportunities for each NEO (also expressed as a percentage of base salary): CEO, 67.5%; EVP, 33%; SVP, 25.5%; SVP for Public Policy, 22.5%. Such award opportunities were determined based on the NEOs' respective positions and base salaries.

Actual performance shares received by the NEOs under the 2016 LTIP are shown on the Outstanding Equity Award Table on page 53 and actual RSAs granted are shown under the 2015 LTIP on the GPBA table on page 52.

Grants of Plan Based Awards in 2018

The following table discloses the 2018 grants of awards to our NEOs, all of which were made under the PEP:  (1) annual incentive plan award levels under the 2018 AIP (shown below as AIP) and (2) the following equity awards made under the LTIP: (a) time-vested restricted stock right awards (RSA) awarded under the 2015 LTIP at the end of the three-year performance period, (b) performance share award opportunity (PS) based on Earnings Growth, relative TSR and FFO/Debt Ratio performance measures over the 2018-2020 performance period of the 2018 LTIP, as well as the grant date fair value of all such equity awards.  Time-vested restricted stock right awards, granted on March 2, 2018, vest in three equal annual installments beginning on March 7, 2019. A uniform vesting date of March 7th was adopted for RSAs granted on and after 2016.

GRANTS OF PLAN BASED AWARDS IN 2018

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
											(1)
P. K. Collawn	AIP 2/22/18	475,860	951,720	1,903,440	—	—	—	—	—	—	—
	PS 3/2/18	—	—	—	20,111	40,223	80,446	—	—	—	1,256,064
	RSA 3/2/18	—	—	—	—	—	—	15,514	—	—	509,014
C. N. Eldred	AIP 2/22/18	186,007	372,014	744,029	—	—	—	—	—	—	—
	PS 3/2/18	—	—	—	5,764	11,529	23,059	—	—	—	360,022
	RSA 3/2/18	—	—	—	—	—	—	4,348	—	—	142,658
P. V. Apodaca	AIP 2/22/18	97,052	194,104	388,208	—	—	—	—	—	—	—
	PS 3/2/18	—	—	—	2,871	5,742	11,484	—	—	—	179,308
	RSA 3/2/18	—	—	—	—	—	—	2,461	—	—	80,745
R. N. Darnell	AIP 2/22/18	78,375	156,750	313,500	—	—	—	—	—	—	—
	PS 3/2/18	—	—	—	2,272	4,545	9,091	—	—	—	141,929
	RSA 3/2/18	—	—	—	—	—	—	1,719	—	—	56,400
C. M. Olson	AIP 2/22/18	78,750	157,500	315,000	—	—	—	—	—	—	—
	PS 3/2/18	—	—	—	2,147	4,296	8,594	—	—	—	134,153
	RSA 3/2/18	—	—	—	—	—	—	997	—	—	32,712
(1) Represents the grant date fair value of the equity awards, based on target performance for PS awards and actual amount of RSA awards, determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of stock awards are set forth in Note 12 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. For information about the grant date fair value assuming maximum performance of PS awards, see footnote 2 to the SCT.

Outstanding Equity Awards

The following table includes certain information about the following outstanding equity awards (as of December 31, 2018) made under the PEP to the NEOs: (1) stock options, (2) time-vested restricted stock rights that vest equally over three years from the grant date, (3) performance share awards granted on February 25, 2016 under the 2016 LTIP reflecting the amount of actual below target performance achieved for the 2016-2018 performance period, (4) performance share award opportunities granted on March 3, 2017 under the 2017 LTIP, assuming maximum performance is achieved for the 2017-2019 performance period, (5) performance share award opportunities granted on March 2, 2018 under the 2018 LTIP (shown as PS in the GPBA Table above), assuming maximum performance is achieved for the 2018-2020 performance period, (6) the 2015 CEO Retention Grant awarded to Ms. Collawn (assuming achievement of the 2015-2019 performance measure to vest and award the remaining 35,906 shares in 2020).

OUTSTANDING EQUITY AWARDS AT 2018 YEAR-END

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer-cised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		(1)		(2)			(3)	(4)	(5)	(4)
P. K. Collawn	8/5/2009	4,000	—	—	12.48	8/5/2019	—	—	—	—
	2/26/2010	38,000	—	—	12.22	2/26/2020	—	—	—	—
	3/1/2010	20,000	—	—	12.40	3/1/2020	—	—	—	—
	2/26/2015	—	—	—	—	—	—	—	35,906	1,475,378
	2/25/2016	—	—	—	—	—	26,943	1,107,088	—	—
	3/2/2016	—	—	—	—	—	4,801	197,273	—	—
	3/3/2017	—	—	—	—	—	9,256	380,329	70,964	2,915,911
	3/2/2018	—	—	—	—	—	15,514	637,470	80,446	3,305,526
C. N. Eldred	2/25/2016	—	—	—	—	—	7,471	306,983	—	—
	3/2/2016	—	—	—	—	—	1,498	61,553	—	—
	3/3/2017	—	—	—	—	—	2,779	114,189	19,457	799,488
	3/2/2018	—	—	—	—	—	4,348	178,659	23,059	947,494
P. V. Apodaca	2/25/2016	—	—	—	—	—	4,374	179,728	—	—
	3/2/2016	—	—	—	—	—	877	36,036	—	—
	3/3/2017	—	—	—	—	—	1,580	64,922	11,065	454,661
	3/2/2018	—	—	—	—	—	2,461	101,122	11,484	471,878
R. N. Darnell	2/25/2016	—	—	—	—	—	2,940	120,805	—	—
	3/2/2016	—	—	—	—	—	589	24,202	—	—
	3/3/2017	—	—	—	—	—	1,062	43,638	8,431	346,430
	3/2/2018	—	—	—	—	—	1,719	70,634	9,091	373,549
C. M. Olson	2/25/2016	—	—	—	—	—	1,375	56,499	—	—
	3/2/2016	—	—	—	—	—	1,036	42,569	—	—
	3/3/2017	—	—	—	—	—	656	26,955	7,295	299,752
	3/2/2018	—	—	—	—	—	997	40,967	8,594	353,127

(1) The exercise price of stock options granted under the PEP is the closing market price on the NYSE on the date of the grant. Stock options awarded under the PEP vested over a three-year period.

(2)     As of December 31, 2018, no equity incentive options have been granted under the PEP.

(3) One share of our common stock underlies each restricted stock right and performance share. Time-vested restricted stock right awards vest over a three-year period beginning on the March 7 following the year of the grant. The restricted stock right shown with a grant date of March 2, 2016 vested on March 7, 2019. One-half of the restricted stock right shown with a grant date of March 3, 2017 vested on March 7, 2019 and the remaining one-half will vest on March 7, 2020. One-third of the restricted stock right shown with a grant date of March 2, 2018 vested on March 7, 2019 and the remaining two-thirds will vest in equal amounts on March 7, 2020 and March 7, 2021.

(4) Based on the closing price of $41.09 for our common stock, as quoted on the NYSE on December 31, 2018, the last trading day of fiscal year 2018.

(5) Unvested and contingent performance share awards listed in column (i) for the 2017-2019 performance period granted on March 3, 2017 are reflected at the maximum performance level because, as of December 31, 2018, actual performance to date is above target and below maximum and for the 2018-2020 performance period granted on March 2, 2018 are reflected at the maximum performance level because, as of December 31, 2018, actual performance to date is above target and below maximum.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the NEOs’ exercise of vested stock options during 2018, as well as the vesting during 2018 of performance shares and restricted stock rights held by the NEOs.  Options and restricted stock rights were awarded under the PEP.

OPTION EXERCISES AND STOCK VESTED DURING 2018

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
		(1)		(2)
P. K. Collawn	94,000	2,609,460	84,887	3,036,126
C. N. Eldred	—	—	26,540	949,293
P. V. Apodaca	—	—	10,666	381,125
R. N. Darnell	—	—	7,474	267,101
C. M. Olson	—	—	3,060	108,114
(1) Amount indicated is the aggregate dollar value realized upon the exercise of stock options based on the number of options exercised multiplied by the difference between the market price on the exercise date and the exercise price.

(2) Amounts indicated are the aggregate dollar value realized upon the vesting of performance shares and restricted stock right awards based on the number of shares acquired on vesting multiplied by the closing price of our common stock on the delivery date, as quoted on the NYSE.

CEO Pay Ratio

Under rules issued pursuant to the Dodd-Frank Act, which apply to most publicly-traded companies, PNM Resources is required to disclose the ratio between our CEO’s pay and the pay of our median employee. Our CEO pay ratio is designed to be a reasonable estimate of our CEO’s pay as a multiple of the amount of pay received by the Company’s median employee. It is calculated in a manner consistent with SEC rules, based on our payroll records and methodologies described below. The SEC rules for identifying median compensation allow companies to use a variety of methodologies. Therefore, the CEO pay ratios reported by other publicly-traded companies may not be comparable to our CEO pay ratio.

As previously disclosed, each Officer’s compensation is based on several factors, including an annual assessment of whether our compensation programs and levels are competitive. That assessment process includes benchmarking and is described in more detail beginning on page 41 of this proxy statement. Our Officers’ compensation is also more variable, and includes more “at-risk” elements of compensation, as compared to the compensation of our median employee, because our Officers’ compensation depends more heavily on the actual performance of the Company. These variability and “at-risk” factors are especially relevant in the case of our CEO, whose compensation is significantly more dependent on the Company’s actual performance than is the compensation of our median employee. As a result, our CEO pay ratio may vary over time and will tend to be relatively higher when the Company performs at a high level.

We determined our CEO pay ratio for 2018 using the following steps:

1) For purposes of determining our CEO pay ratio for 2017, the Company defined the relevant employee population, which included all employees of PNM Resources and its affiliates as of December 22, 2017. We then identified our median employee using a consistently applied compensation measure of target total cash compensation, including overtime and differentials.

2) This year, we used the same employee as the Company’s median employee for purposes of calculating our CEO pay ratio for 2018. That approach is permitted under applicable SEC rules, because there have been no changes in our employee population or employee compensation arrangements that the Company believes would significantly impact our CEO pay ratio.

3) Our CEO pay ratio for 2018 was determined by comparing our CEO’s total compensation for 2018, as reported in the SCT on page 47, to our median employee’s total compensation for 2018, which was $108,411. For purposes of these calculations, “total compensation” consisted of, as applicable, base salary, overtime and differentials, bonuses, cash incentive awards, equity grants, benefits from applicable defined benefit plan and post-retirement medical plans, qualified and non-qualified retirement benefit contributions, executive physicals, life insurance premiums, long term disability premiums, ECP amounts, payments for personal security and other compensation payments.

Based on the process and calculations described above, our CEO pay ratio for 2018 was 44:1, meaning that our CEO’s total compensation for 2018 was approximately 44 times the total compensation paid to our median employee in 2018.

Retirement Benefits

Tax-Qualified Retirement Plans Available to all Eligible Employees

The retirement benefits under the tax-qualified plans for NEOs are the same as those available for other eligible employees of the Company.  The RSP is a 401(k) plan that allows before-tax and after-tax contributions by employees and Company-matching and age-based contributions.  The age-based contributions provide for varying contribution rates, from 3% to 10%, depending on the employee’s age, with the highest contribution rate applying to those employees who are 55 or greater. Employees direct their own investments in the RSP. The RSP includes a Roth 401(k) feature, which allows an employee to make post-tax contributions that do not reduce the employee’s current taxable income. Withdrawals and other distributions from the Roth 401(k) feature are generally tax free.

Age-based contributions are made regardless of whether the employee defers compensation into the RSP. All of the Company’s contributions to the RSP are in cash, not shares of common stock.  Employees may invest in shares of PNM Resources common stock by allocating up to 20% of their respective RSP account balances into a Company stock fund, which is one of 23 investment options under the RSP.  All contributions made under the RSP vest immediately.

The RSP results in individual participant balances that reflect a combination of:  (1) the employee deferring a portion of cash compensation; (2) annual matching contributions made on behalf of the employee; (3) the age-based contributions made on behalf of the employee in an amount ranging from 3% to 10% of eligible compensation; (4) the annual contributions and deferred amounts being invested at the direction of the employee (the same investment choices are available to all employees); and (5) as in (4), the continuing reinvestment of the investment returns until the accounts are paid out.  This means that similarly situated employees, including the NEOs, may have materially different account balances because of a combination of factors including: the number of years they have participated in the RSP, the amount of money contributed, or compensation deferred, at the election of the employee from year to year and the investments chosen by the employee. The RSP does not guarantee minimum returns or above-market returns and an employee’s returns are dependent upon actual investment results.

Non-Qualified Deferred Compensation

Non-Tax Qualified Retirement Plans

The Tax Code imposes a limitation on the amount of compensation that can be considered when determining the amount of the matching contributions and age-based contributions to the RSP.  The Tax Code also limits the maximum amount that can be contributed by any participant as well as employer contributions and other amounts that can be allocated to any participant’s account.

We adopted the ESP in 1998 to address these Tax Code limitations.  The ESP was a non-qualified deferred compensation plan that provided Officers with an opportunity to supplement their retirement savings and to receive the full employer contributions that would be available in the absence of the limitations imposed by the Tax Code.  We froze the ESP in December 2004 when the Compensation Committee recommended, and the Board adopted, the ESP II, a non-qualified supplemental deferred compensation plan.  Effective December 17, 2008, the ESP was merged into the ESP II. The ESP II runs side-by-side with the RSP.

For plan years beginning on and after January 1, 2014, matching credits under the ESP II are limited only to a participant that has “excess compensation,” which is compensation in excess of the limit imposed by Section 401(a)(17) of the Tax Code ($275,000 in 2018) for the relevant plan year. The matching credit is in an amount equal to 75% of the participant’s supplemental deferrals, provided that the matching credit shall not exceed an amount equal to 75% of the first 6% of excess compensation. A participant shall be eligible to receive a matching credit under the ESP II only if such participant has met the service requirements necessary to receive RSP matching contributions for that plan year. Additionally, when a participant reaches the annual compensation limit under the Tax Code in the RSP, our age-based contribution continues to the ESP II.

Certain participants (including Ms. Collawn, Mr. Eldred and Mr. Darnell) also receive a supplemental target contribution in the ESP II.  In general, these contributions have been set to achieve competitive retirement pay replacement ratios of between 40% and 50% of pre-retirement income depending on years of service and age at retirement.  These contributions are individually scheduled, actuarially-calculated contributions designed to reach target replacement ratios at a retirement age of 65. For participants, like Mr. Olson, who became eligible to receive a supplemental target contribution on or after January 1, 2016, the supplemental target contribution is based on market conditions as of the date that the eligible officer was hired or first became eligible for a supplemental target contribution. Based on current market conditions, Mr. Olson is not eligible to receive a supplemental target contribution under the ESP II.  Additionally, the Compensation Committee may elect to make discretionary credits or discretionary contributions to the ESP II for a participant during a plan year in any amount, and on such terms and conditions, as the Compensation Committee deems appropriate.

Upon enrollment in the ESP II, participants make an election regarding the form of their distribution.  They may elect to receive a lump sum payment or installment payments.   For distribution elections made after December 31, 2014, the ESP II Plan distribution options no longer include annuities and installment payments are limited to five or ten years.

Participants become entitled to a distribution under the ESP II upon their separation from service, death, disability or upon a specified date elected by the participant, subject to the requirements of Section 409A of the Tax Code. Effective for amounts credited to participant accounts for plan years beginning on or after January 1, 2015, the specified date distribution option is not available. Participants also may elect to have the portion of their account that is hypothetically invested in a Company stock fund distributed in shares of our common stock in lieu of cash. ESP II amounts are subject to the same vesting and investment provisions as under the RSP, with the exception of the supplemental credit account under the ESP II, which has a two-year vesting requirement that may be accelerated.  Participants’ accounts in the ESP II are unfunded obligations, including the increases and decreases based on “investment” of the balances reflected as hypothetical returns equal to the actual returns of investments designated by a participant or the Company.  Unless the participant, while employed by the Company, elects to receive all or a portion of his or her accounts on a specified date, benefits payable under the ESP II will be paid, as a general rule, within 90 days of the participant’s separation from service, death or disability, subject to the requirements of Section 409A of the Tax Code.  Participants hypothetically invest their deferrals and employer contributions in the ESP II in the same investment options as are available under the RSP.  Participants may change their investment selections on a daily basis.  The following table shows the funds available under the RSP and their annual rate of return for the calendar year ended December 31, 2018, as reported by the administrator of the RSP.

Fund Name	Rate of Return - 2018%
Vanguard Institutional Index Fund Institutional Shares	(4.42)
Vanguard Institutional Target Retirement 2015 Fund	(2.91)
Vanguard Institutional Target Retirement 2020 Fund	(4.21)
Vanguard Institutional Target Retirement 2025 Fund	(5.02)
Vanguard Institutional Target Retirement 2030 Fund	(5.82)
Vanguard Institutional Target Retirement 2035 Fund	(6.56)
Vanguard Institutional Target Retirement 2040 Fund	(7.31)
Vanguard Institutional Target Retirement 2045 Fund	(7.87)
Vanguard Institutional Target Retirement 2050 Fund	(7.87)
Vanguard Institutional Target Retirement 2055 Fund	(7.84)
Vanguard Institutional Target Retirement 2060 Fund	(7.88)
Vanguard Institutional Target Retirement 2065 Fund	(7.84)
Vanguard Institutional Target Retirement Income Fund	(1.98)
Metropolitan West Total Return Bond Fund P Class	0.29
PNM Resources, Inc. Common Stock Fund	4.30
Vanguard Prime Money Market Fund Admiral Share	2.01
Vanguard PRIMECAP Fund Admiral Shares	(1.94)
Pzena International Expanded Value ACWI (ex U.S.) Fund; I Class Tier I	(16.23)
Vanguard Retirement Savings Trust III	2.24
Victory Integrity Small/Mid-Cap Value Fund; Class Y	(17.63)
Vanguard Wellington Fund Admiral Shares	(3.35)
Wells Fargo Discovery Fund - Institutional Class	(6.78)
Vanguard Windsor II Fund Admiral Shares	(8.53)

As a general rule, supplemental contributions to the ESP II vest after two years or the first of the following to occur: (1) the Officer attaining age 55 with two years of service, (2) the Officer’s normal retirement date, (3) the Officer’s disability, or (4) the Officer’s death. All NEOs are fully vested in their supplemental target contributions to the ESP II. Any unvested supplemental target contribution is also subject to accelerated vesting and payment upon certain termination events discussed below under Potential Payments Upon Termination or Change in Control.

2018 NON-QUALIFIED DEFERRED COMPENSATION

(a)		(b)	(c)	(d)	(e)	(f)
Name		Executive Contributions in Last Year (2018) ($)	Company Contributions in Last Year (2018) ($)	Aggregate Earnings (Loss) in Last Year (2018) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year End (2018) ($)
		(1)	(2)
P. K. Collawn	ESP II	119,887	730,551	31,794	—	6,974,160
C. N. Eldred	ESP II	174,175	641,643	(191,943)	—	5,349,558
P. V. Apodaca	ESP II	100,929	46,024	(50,363)	—	1,682,976
R. N. Darnell	ESP II	27,954	86,625	(11,549)	—	428,710
C. M. Olson	ESP II	8,717	19,490	(1,786)	—	36,610

(1) The amounts in this column are included in the “Salary” column (c) of the SCT on page 47.

(2) The amounts in this column are included as a component of “All Other Compensation” in column (i) of the SCT and consist of the following 2018 Company contributions to the ESP II:

ESP II COMPANY CONTRIBUTIONS

Name	Matching ($)	Age-Based ($)	Supplemental ($) (1)	Total ($)
P. K. Collawn	77,540	172,311	480,700	730,551
C. N. Eldred	28,441	63,202	550,000	641,643
P. V. Apodaca	14,283	31,741	—	46,024
R. N. Darnell	8,591	18,634	59,400	86,625
C. M. Olson	3,634	15,856	—	19,490
(1) For Mr. Eldred, includes CFO Performance-Based Retention Grant award of $200,000, paid by allocating discretionary credits to his ESP II account as previously disclosed in the 2018 proxy statement.

Potential Payments Upon Termination or Change in Control

As discussed on page 40 under Potential Change in Control Benefits, we believe that our executive officers are important for our success and it is important to align their interests with our shareholders in the event of a change in control by providing reasonable change in control benefits. The table beginning on page 61 illustrates the amounts payable to each of the NEOs in the event of a termination of his or her employment, whether voluntary or involuntary. Also included are additional payments in connection with his or her retirement, death, disability or involuntary termination following a change in control. The amounts shown:  (1) assume a termination effective as of December 31, 2018, (2) are based on the closing price of our common stock on December 31, 2018, as reported on the NYSE ($41.09), and (3) are estimates of the amounts that would be paid to each NEO based upon the amounts earned through the end of 2018.  The precise amount actually due to any NEO upon his or her termination can only be determined at the time of the termination.

Payments Made Upon Termination

The table below does not include the following amounts earned through the assumed termination date of December 31, 2018: (1) base salary (disclosed in column (c) of the SCT), (2) accrued but unused paid time off, (3) amounts contributed by the NEO and vested amounts contributed by the Company under the RSP (our 401(k) plan available to all our employees) and ESP II (the year-end vested ESP II account balances are set forth above in the 2018 Non-Qualified Deferred Compensation table), and (4) outstanding vested stock options and restricted stock rights that were vested and delivered on or before December 31, 2018. If an NEO is terminated for “cause,” vested and unexercised stock options and any undelivered vested restricted stock rights or performance shares are forfeited. The 2018 Non-Qualified Deferred Compensation table indicates that there were no unvested Company contributions to the NEOs ESP II accounts as of December 31, 2018 and so the table below does not address the termination events that would result in accelerated vesting or forfeiture of any such unvested ESP II amounts.

Additional Payments Made Upon Retirement

In addition to the amounts described above, upon an NEO’s termination of employment because of retirement (upon the occurrence of a certain age and/or service conditions as defined in the relevant plan), all of his or her outstanding time-vested restricted stock rights granted under the PEP will immediately vest. Further, the Officer will be eligible to receive a pro rata portion of his or her performance share awards, granted under the applicable LTIP, if the Officer separates from service in the second half of the performance period and the relevant performance goals are attained at the end of the performance period.  As described earlier, Mr. Eldred is entitled to a full performance share award based on the attainment of relevant performance goals under the 2018 LTIP upon retirement. As of December 31, 2018, all of our NEOs are retirement eligible under the PEP.

Additional Payments Made Upon Death or Disability

In addition to the amounts described above, if an NEO dies or becomes disabled, he or she will receive payments under our basic and supplemental life, accidental death and dismemberment and disability programs that are generally available to all employees. Additionally, if an NEO dies, he or she will receive payments under the management life insurance and, if applicable, officer life insurance.

Pursuant to the 2015 CEO Retention Grant, Ms. Collawn is also eligible to receive a pro rata portion of the performance share, restricted stock rights and retention bonus awards payable to them thereunder (as applicable) upon their death or disability. In addition, certain AIP and LTIP awards provide for payment or vesting if an NEO dies or becomes disabled during the performance period or prior to the awards vesting.

Severance Payments

In addition to the amounts described above, if we terminate the employment of an NEO because we eliminate his or her position, the table beginning on page 61 reflects the amounts payable under our Severance Plan.  This plan covers all non-union employees (including the NEOs) who satisfy the Severance Plan’s service requirement and whose positions are eliminated.  Members of the Officer group (which includes all NEOs) are eligible, upon signing a customary release agreement, for a lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service. The severance benefit is capped so as to not exceed the lump sum severance payment at a level equal to what an Officer would receive under the Retention Plan. Members of the Officer group also are eligible to receive reimbursement for placement assistance expenses (up to 5% of base salary) and continuation of certain insurance benefits and health care benefits for up to 12 months.  If an individual receives benefits under a Retention Plan as discussed below in the Payments Made Upon a Change in Control section, severance benefits are not available under the Severance Plan.

Payments Made Upon a Change in Control

In addition to the amounts described above (other than the severance pay), if an NEO’s employment is terminated within 24 months in connection with a change in control, either by us without cause or by the NEO due to a constructive termination, the NEO will receive additional payments and benefits (including special severance benefits) under the Retention Plan, which covers all of the Officers, including the NEOs.  Benefits are only payable if the Officer is not retained or immediately re-employed (“double trigger”) by the successor company following a change in control and if the termination is (1) by the Company for reasons other than cause, death or disability, or (2) by the Officer due to constructive termination.  The Officer must sign a customary release agreement to receive benefits. All Company Officers, including the NEOs, would receive the benefits provided under the Retention Plan as highlighted below. The benefits include:

•	A lump sum severance payment equal to two times current eligible compensation for the CEO, EVP and SVPs.

•	Eligible compensation includes base salary, any cash award paid as a merit increase in lieu of base salary and the average of the AIP awards for the three calendar years immediately preceding;

•	A pro rata award of the Officer’s annual incentive based on the target award available under the applicable plan for the relevant performance period;

•
Health care, life and accidental death and dismemberment insurance benefits that are substantially similar to those received by the Officer immediately prior to termination of employment for a period of 24 months for the CEO, EVP and SVPs;

•
NEOs (CEO, EVP and SVPs), must sign a restrictive covenant agreement not to compete in order to participate in the Retention Plan. If an Officer signs a restrictive covenant agreement, the Officer will be compensated for the period of time during which the restrictions are in effect. If the Officer does not sign the agreement in a timely manner, then the Officer(s) will not be entitled to any benefits under the Retention Plan. All eligible NEOs have signed the required restrictive covenant agreements. As such, the period of time covered for which an NEO will be compensated for the restrictive covenant, in the case of a change in control, is an amount equal to the Officer’s eligible compensation paid over a 12-month period;

•	Reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment; and

•
The PEP contains a double trigger vesting following a change in control. Upon a qualifying change in control termination (which requires a termination of employment by the Company for any reason other than cause, death, disability or a termination by an Officer due to constructive termination), all outstanding, unvested stock option awards, all time-vested restricted stock right awards will vest. A pro rata portion of any performance share awards granted under the PEP will fully vest, at the end of the performance period, subject to the attainment of the relevant performance goals. If the Board concludes the value of an award will be materially impaired following a change in control, then the award will fully vest immediately prior to (but contingent upon) the change in control.

•	The Company does not provide a gross up for excise taxes and utilizes the “best net” approach.

The Company also sponsors certain other plans in which the NEOs participate that contain provisions that are triggered by a change in control.  These include, for example, the ESP II, which provides that the participant will receive a pro rata amount of the annual employer contribution for the number of months of service during the year.  The LTIP also provides that each NEO will receive a pro rata award for the number of months of service during the performance period prior to the change in control event, subject, in the case of performance awards, to the attainment of the relevant performance goals.

A summary of the material provisions of the definition of “Change in Control” contained in the Retention Plan and related plans are as follows:

1.	Subject to certain exceptions, any person becomes the beneficial owner of 20% or more of the Company’s common stock;
2.
During any consecutive two-year period, the following individuals cease, for any reason, to constitute a majority of the Board: (i) directors who were directors at the beginning of the two-year period and (ii) any new directors whose election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were elected at the beginning of the two-year period or whose election or nomination for election was previously so approved, but not including any such new directors designated by a person who entered into an agreement with the Company to effect a transaction described in parts 1, 3 or 4 of this definition summary;

3.
Our shareholders approve a merger or consolidation with another company, corporation or subsidiary that is not affiliated with us immediately before the change in control, unless the merger or consolidation results in the Company’s voting securities outstanding immediately before the merger or consolidation continuing to represent at least 60% of the Company’s combined voting power of such surviving entity outstanding immediately after such merger or consolidation; or

4.	The adoption of a plan of complete liquidation of the Company or any agreement for the sale or disposition of all or substantially all of the Company’s assets.

No change in control will be deemed to have occurred until all required regulatory approvals are obtained and the transaction that would otherwise be considered to be a change in control closes.

The following table summarizes the value of the termination payments and benefits that the NEO would have received if he or she had terminated employment on December 31, 2018, under the circumstances shown, and based on the terms of the relevant plans as of December 31, 2018. The table excludes amounts which are generally available to all our employees, such as (1) amounts accrued through December 31, 2018, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (2) vested account balances under the RSP.

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
P. K. Collawn
AIP (3)	1,332,408	—	1,332,408	1,332,408	951,720	1,332,408	1,332,408
Restricted Stock Rights (4)	1,215,072	—	1,215,072	1,215,072	1,215,072	1,215,072	1,215,072
2016-2018 Performance Shares (5)	1,107,088	—	1,107,088	1,107,088	1,107,088	1,107,088	1,107,088
2017-2019 Performance Shares (6)	1,788,401	—	1,788,401	1,788,401	1,788,401	1,788,401	1,788,401
2018-2020 Performance Shares (7)	—	—	—	—	636,977	—	—
2015 Retention Grant (8)	—	—	1,180,434	1,180,434	1,180,434	—	—
Health and Welfare Benefits	—	—	—	—	41,285	—	12,207
Life Insurance Proceeds (13)	—	—	—	1,400,000	—	—	—
Cash Severance (9) (10)	—	—	—	—	5,583,750	—	1,202,129
Legal Fees (11) and Outplacement Services (12)	—	—	—	—	20,000	—	43,260
Total P. K. Collawn	5,442,969	—	6,623,403	8,023,403	12,524,727	5,442,969	6,700,565
C. N. Eldred
AIP (3)	520,820	—	520,820	520,820	372,014	520,820	520,820
Restricted Stock Rights (4)	354,401	—	354,401	354,401	354,401	354,401	354,401
2016-2018 Performance Shares (5)	306,983	—	306,983	306,983	306,983	306,983	306,983
2017-2019 Performance Shares (6)	490,327	—	490,327	490,327	490,327	490,327	490,327
2018-2020 Performance Shares (7)	547,730	—	547,730	547,730	547,730	547,730	547,730
Health and Welfare Benefits	—	—	—	—	24,008	—	11,524
Life Insurance Proceeds (13)	—	—	—	1,400,000	—	—	—
Cash Severance (9) (10)	—	—	—	—	2,602,553	—	702,694
Legal Fees (11) and Outplacement Services (12)	—	—	—	—	20,000	—	24,801
Total C. N. Eldred	2,220,261	—	2,220,261	3,620,261	4,718,016	2,220,261	2,959,280

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION (Continued)

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
P. V. Apodaca
AIP (3)	271,746	—	271,746	271,746	194,104	271,746	271,746
Restricted Stock Rights (4)	202,081	—	202,081	202,081	202,081	202,081	202,081
2016-2018 Performance Shares (5)	179,728	—	179,728	179,728	179,728	179,728	179,728
2017-2019 Performance Shares (6)	278,796	—	278,796	278,796	278,796	278,796	278,796
2018-2020 Performance Shares (7)	—	—	—	—	90,932	—	—
Health and Welfare Benefits	—	—	—	—	31,741	—	15,391
Life Insurance Proceeds (13)	—	—	—	1,400,000	—	—	—
Cash Severance (9) (10)	—	—	—	—	1,705,307	—	472,818
Legal Fees (11) and Outplacement Services (12)	—	—	—	—	20,000	—	17,646
Total P. V. Apodaca	932,351	—	932,351	2,332,351	2,702,689	932,351	1,438,206
R. N. Darnell
AIP (3)	219,450	—	219,450	219,450	156,750	219,450	219,450
Restricted Stock Rights (4)	138,473	—	138,473	138,473	138,473	138,473	138,473
2016-2018 Performance Shares (5)	120,805	—	120,805	120,805	120,805	120,805	120,805
2017-2019 Performance Shares (6)	212,435	—	212,435	212,435	212,435	212,435	212,435
2018-2020 Performance Shares (7)	—	—	—	—	71,949	—	—
Health and Welfare Benefits	—	—	—	—	44,495	—	15,286
Life Insurance Proceeds (13)	—	—	—	900,000	—	—	—
Cash Severance (9) (10)	—	—	—	—	1,355,077	—	391,418
Legal Fees (11) and Outplacement Services (12)	—	—	—	—	20,000	—	14,250
Total R. N. Darnell	691,163	—	691,163	1,591,163	2,119,984	691,163	1,112,117
C. M. Olson
AIP (3)	220,500	—	220,500	220,500	157,500	220,500	220,500
Restricted Stock Rights (4)	110,491	—	110,491	110,491	110,491	110,491	110,491
2016-2018 Performance Shares (5)	56,499	—	56,499	56,499	56,499	56,499	56,499
2017-2019 Performance Shares (6)	183,796	—	183,796	183,796	183,796	183,796	183,796
2018-2020 Performance Shares (7)	—	—	—	—	68,004	—	—
Health and Welfare Benefits	—	—	—	—	31,631	—	15,335
Life Insurance Proceeds (13)	—	—	—	400,000	—	—	—
Cash Severance (9) (10)	—	—	—	—	979,288	—	385,577
Legal Fees (11) and Outplacement Services (12)	—	—	—	—	20,000	—	15,000
Total C. M. Olson	571,286	—	571,286	971,286	1,607,209	571,286	987,198

(1)Under the PEP, “Retirement” is defined as termination of employment and attainment of (a) age 45 and 20 years of service, (b) age 55 and 10 years of service, (c) age 59.5 or (d) any age and 30 years of service. As of December 31, 2018, all of the NEOs are eligible for retirement under the PEP.

(2) “Impaction” is defined under our Severance Plan, in relevant part, as the termination of employment as a result of the Company’s elimination of an executive’s position.

(3)The amount represented is the amount payable under the 2018 AIP, as set forth in column (g) of the SCT on page 47. The amount in the column entitled, “Constructive or without Cause Termination due to Change in Control” represents the award for which the Officer would have been entitled as noted in the Retention Plan. This amount represents the target award the Officer would be entitled to under the AIP.

(4)The amount represented is the value of all restricted stock rights that would vest under the PEP on an accelerated basis under certain termination events based on the closing market price of our common stock on December 31, 2018 ($41.09).

(5)The amounts shown are the amounts payable to our NEOs under the 2016 LTIP for the actual below target aggregate performance results earned for 2016-2018 based on the applicable relative TSR, FFO/Debt Ratio, and Earnings Growth performance measures. For performance shares, the number indicated assumes that the market price upon delivery in 2019 of such performance shares, was the same as the closing price on December 31, 2018 ($41.09).

(6)The amounts shown are a pro rata portion of the amounts payable, if at all, under the 2017 LTIP assuming the current forecasted level of performance and that the market price upon delivery will be the same as the closing price on December 31, 2018 ($41.09).

(7)The amounts shown are a pro rata portion of the amounts payable, if at all, under the 2018 LTIP, upon a constructive or without cause termination due to a change in control, assuming the current forecasted level of performance and that the market price upon delivery will be the same as the closing price on December 31, 2018 ($41.09).

(8)As disclosed on page 39, in 2015, the CEO was awarded the 2015 CEO Retention Grant. Ms. Collawn must continue employment through December 31, 2019 and meet certain performance goals to receive the performance shares awarded under the 2015 CEO Retention Grant. Ms. Collawn received accelerated vesting of 17,953 performance shares as of December 31, 2017 as the company achieved a compounded annual rate of Earnings Growth of at least 3%. The remaining shares, 35,906, (53,859 less 17,953), will only be earned if the Company achieves the performance goals in the retention grant as of December 31, 2019. In certain circumstances, death, disability or a qualifying change in control termination, as defined by the PEP, provided the specific performance goals have been met as of the date of termination, Ms. Collawn would be eligible to receive a pro rata award. The amounts shown for death, disability or a qualifying change in control represent the value of the pro rata award that would have been payable to Ms. Collawn on December 31, 2018 had she died, become disabled or had a qualifying change in control termination.

(9) For constructive or without cause termination due to a change in control, represents (i) a lump sum severance payment equal to two times current eligible compensation for the NEOs, including the CEO and (ii) payment for a restrictive covenant agreement equal to one times eligible compensation paid over a 12-month period for the Senior Officers.

(10) For impaction, represents a lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service.

(11) The NEOs are eligible for reimbursement of reasonable legal expenses upon termination for change in control as of December 31, 2018. The amount shown in the table is a reasonable estimate of the amount that may be reimbursable.

(12) The Company will reimburse a participant for placement assistance expenses, up to a maximum of five percent (5%) of the participant’s base salary. Reimbursements pursuant to Impaction will only be for expenses incurred within nine (9) months following the participant’s separation from service.

(13) The amounts shown for life insurance proceeds consist of Officer Life and Management Life.

EQUITY COMPENSATION PLAN INFORMATON
The following table shows the total number of outstanding options and shares available for future issuances of options and all other equity awards under all of our equity compensation plans as of December 31, 2018.

EQUITY COMPENSATION PLAN INFORMATION As of December 31, 2018
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	572,173 (1)	8.56 (1)	8,105,242 (2)
Equity compensation plans not approved by security holders (ESP II) (3)	87,542	8.56 (3)	49,461
Total	659,715	8.56 (1)(3)	8,154,703

(1) Amount includes (a) 81,000 outstanding options issued under the Second Amended and Restated Omnibus Performance Equity Plan, as amended (“2009 PEP”) and (b) 166,651 unvested restricted stock right awards and 324,522 contingent performance shares granted under the 2014 Performance Equity Plan, which replaced the 2009 PEP on May 15, 2014.

(2) The 2014 Performance Equity Plan has a fungible design that charges the authorized pool five (5) shares for each full value award. Thus, although 8,105,242 shares of the 13,500,000 authorized shares remained available for future issuance under the current PEP, as of December 31, 2018, only 1,621,048 full value awards may be issued in the future.

(3) Under the ESP II (as referenced under the Non-Tax Qualified Retirement Plans section on page 56), a participant may choose to invest his or her accounts in one or more of several hypothetical investment funds, including the PNM Resources Stock Fund, which provides for returns based on a hypothetical investment in shares of common stock of PNM Resources. A participant who chooses to invest in the PNM Resources Stock Fund may elect to settle that portion of his or her account in either common stock or cash. As reflected above in column (a), as of December 31, 2018, a total of 87,542 phantom shares of PNM Resources’ common stock were allocated to participants in the ESP II. Phantom shares are not included in the weighted average exercise price calculations of column (b). A total of 257,500 shares of common stock have been registered to date by PNM Resources for issuance under the ESP II. Column (c) above reflects that, as of December 31, 2018, 49,461 registered shares remained available for future issuance and settlement of phantom shares under the ESP II.

SHAREHOLDER PROPOSAL
We have been notified that shareholders or their representatives intend to present the following proposal for consideration at the 2019 Annual Meeting. We are presenting the proposal and supporting statement as it was submitted to us by the proponents. We do not necessarily agree with all of the statements contained in the proposal and the supporting statement, but we have limited our responses to the most important points and have not attempted to address all the statements with which we disagree. To make sure readers can easily distinguish between materials provided by the proponents, we have put a box around materials provided by the proponents. After careful consideration, the Board recommends that you vote “AGAINST” this shareholder proposal (Proposal 4) for the reasons set forth in the opposing statement following the shareholder proposal.

PROPOSAL 4: PUBLISH A REPORT ON COAL COMBUSTION RESIDUAL MATTERS AT SJGS
(PROPOSAL 4 on your Proxy Card)

Shareholder Proposal and Supporting Statement
The Edith P. Homans Family Trust, P.O. Box 1354, Santa Fe, New Mexico 87504, beneficial owner of 100 shares of PNM Resources’ common stock, has advised us that the trust intends to submit the following proposal at the annual meeting. The Max and Anna Levinson Foundation, P.O. Box 6309, Santa Fe, New Mexico 87502-6309, beneficial owner of 100 shares of PNM Resources’ common stock, has advised us that the foundation is a co-sponsor of this proposal.

REPORT ON COAL ASH RISKS

DISCUSSION:  PNM Resources' (PNM) San Juan Generation Station (SJGS) began operation in 1973. At full capacity, it burned approximately 20,000 tons of coal a day, 20% of which remained as Coal Combustion Waste (CCW, or coal ash). In 2017 alone the SJGS produced 1,360,871 tons of coal ash. At SJGS this material has been used as backfill in the surface mine near the plant and not far from the San Juan River, with no provision to isolate the ash from the groundwater which will saturate the mine when mining operations cease.

Coal ash contains a mix of arsenic, mercury, lead and other heavy metals and toxins. These metals and toxins have been linked to cancer, organ failure, and other serious health problems. Though preserved in a vitrified state when dry, when wet the coal ash begins to "devitrify" and to release the toxic material it contains.

The EPA has found evidence at numerous sites that coal ash has polluted ground and surface waters. Companies have paid substantial fines and suffered reputational consequences as a result of the contamination.

Currently CCW regulations are in limbo, but other attempts are being made to hold utilities accountable for CCW pollution. In Illinois, for example, due to groundwater pollution from CCW at numerous coal plants, environmental groups have urged the new governor to require coal plant operators to cease polluting and to pay to clean up the existing dumps of coal ash.

Further, PNM closed two units of SJGS at the end of 2017, and plans to close the next two by 2022. PNM will therefore file a SJGS abandonment case at the New Mexico Public Regulation Commission (PRC), which will determine under what conditions it will be allowed to leave the accumulated CCW.

In its SEC filing of September 2018, PNM states that it does not expect that federal regulations will "have a material impact on operations, financial position, or cash flows,” and that "PNM would seek recovery from its ratepayers of all CCB [CCW] costs that are ultimately incurred" at San Juan.

There is, however, a risk of financial consequence to the company and to shareholders related to PNM's storage of CCW, and no guarantee that the PRC will allow the company to pass on these costs to ratepayers.

RESOLVED:
Shareholders request that the Board prepare a complete report on the company’s efforts, above and beyond current compliance, to identify and reduce environmental and health hazards associated with past, present and future handling of coal combustion residuals and how those efforts may reduce legal, reputational and financial risks to the company. This report should be available to the shareholders and the public on PNM’s website by January 1, 2020, be prepared at reasonable cost, and omit confidential information such as proprietary data or legal strategy.

The Company’s Opposing Statement to Shareholder Proposal (Proposal 4 on your proxy card)
The Board recommends that shareholders vote AGAINST Proposal 4 for the following reasons.
Our public reports already describe the proactive and responsible steps we take to properly handle coal combustion residuals (“CCR”) and mitigate relevant risks. Consistent with the report requested in the proposal, our current disclosures comprehensively describe the Company’s efforts to manage CCR in compliance with regulations designed to reduce the risks associated with CCR, and also include descriptions of efforts which reach above and beyond mandatory compliance obligations. Our extensive disclosures on this matter are contained in our periodic reports filed with the SEC (see, e.g., pages B94-B95 and B98-B99 of our 2018 Annual Report on Form 10-K under “Note 16. Commitments and Contingencies-Coal Combustion Residuals Disposal and -Coal Mine Reclamation” (“CCR Note”) available at http://www.pnmresources.com/investors.aspx) as well as on the Environment section of our Sustainability Portal under “Coal Combustion Residuals” (the “Coal Ash Report”), available at http://www.pnmresources.com/about-us/sustainability-portal/environment.aspx.
As described in the already available CCR Note and the Coal Ash Report, CCR generated from coal combustion and emission control equipment at the San Juan Generating Station (“SJGS”) is currently transported back to San Juan Mine by a third-party coal mining company that owns the San Juan Mine. Once the CCR is delivered to the mine, it is used for surface mine reclamation and placed as backfill in the former surface mine pits as part of the regulated reclamation activities at San Juan Mine. Returning CCR to mines for reclamation allows restoration of the approximate original contour of the land when reclaiming the area. To minimize surface water contact with CCR, CCR placed in the mine pits is covered with at least 10 feet of soil, which is then covered with topsoil and seed. Monitoring equipment is placed above and below the CCR to detect any movement of water at the site. In addition, PNM installed two groundwater recovery trenches: (1) one designed to capture groundwater that may have been impacted from potential releases from the SJGS plant site, and (2) one designed to capture groundwater downstream of SJGS and the San Juan Mine. Both groundwater recovery trenches are monitored on a regular basis and the results are reported to the New Mexico Environment Department (“NMED”).
Multiple studies have been conducted to determine the potential for leachate from CCR placement at the San Juan Mine to affect groundwater quality. These multiple studies have shown that, given New Mexico’s arid climate and the hydrology and geology in the area, the potential for adverse effects of mine placement of CCR at San Juan Mine is extremely low because (1) there is very low to no downward flow of groundwater through the unsaturated CCR as a result of the reclaimed mine pits being covered with at least 10 feet of soil, followed by topsoil and seed and (2) the low groundwater volume and velocity in the coal seam combined with the high dilution potential of the San Juan River alluvium (soils and sediment deposited by the river) would greatly reduce any potential impacts to the river in the unlikely event that the CCR affected the groundwater quality. These conditions indicate that the potential for contamination of the underlying regional aquifer at the San Juan Mine is minimal.
Further, our existing compliance plan for CCR management disclosed in the CCR Note and the Coal Ash Report effectively addresses the proponents’ concerns by mitigating the legal, reputational and financial risks to the Company and its shareholders. We consider risks to the Company, including risks relating to the management of CCR, as part of our ongoing enterprise risk evaluation. We already disclose in our public reports certain risks associated with our operations, including the Company’s coal-fired generation resources. Extensive information about the level of funding in the SJGS reclamation trusts to cover San Juan Mine reclamation costs and related ratepayer recovery matters is provided in our SEC periodic reports.
Moreover, certain of the assertions in the supporting statement are not accurate and fundamentally misrepresent our operations by implying (i) CCR is stored at SJGS and will be left at SJGS following any shutdown of the plant, (ii) SJGS is generating similar amounts of CCR as it did at full capacity, and (iii) the NMPRC will determine relevant conditions for leaving CCR at SJGS.
First, as disclosed in the CCR Note and Coal Ash Report, no CCR is stored or impounded at SJGS. While SJGS generates CCR and, as operator of SJGS, PNM is responsible for proper management of CCR at SJGS, PNM does not store or impound CCR at SJGS. Instead, as discussed in detail above, the CCR generated at SJGS is used in reclamation of the San Juan Mine, which is not owned by the Company. Mine reclamation activities at the San Juan Mine, including placement of CCR in the surface mine pits, are regulated by the New Mexico Mining and Minerals Division with federal oversight by the Office of Surface Mining.
Second, as disclosed in our periodic filings with the SEC and our Climate Change Report, two of the four units at SJGS were shut down in December 2017. SJGS is now generating much less CCR than it did through 2017. Our use of coal as fuel to generate electricity will continue to decline and we plan to eliminate all coal-fired generation in 2031. In addition, although we have disclosed in our SEC filings that PNM must obtain NMPRC approval to retire its remaining share of SJGS in 2022, the NMPRC does not have jurisdiction over environmental matters at SJGS (which are regulated by the EPA and NMED and not the NMPRC). More importantly, there is and will be no accumulated CCR left or stored at the SJGS site.

In sum, given our existing and regularly updated public disclosures, we do not believe it would be valuable to our shareholders or a prudent use of Company resources to prepare this additional requested report. We will continue to provide appropriate and timely disclosures to our shareholders on our management of CCR and all risks relevant to our regulated utility businesses, including any risks related to our management of CCR.
Accordingly, the Board of Directors unanimously recommends a vote AGAINST the shareholder proposal to publish a report on coal combustion residual matters at SJGS.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.    Why did I receive these proxy materials?

You are receiving these materials because you owned shares of our common stock as of April 1, 2019, and are therefore eligible to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting.

After reading the proxy statement, please promptly vote by telephone or Internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and your shares may be voted in accordance with your wishes. You do not need to attend the Annual Meeting to vote your shares.

2.    What is included in these proxy materials?

These proxy materials include:

•	Notice of Annual Meeting;

•	Our proxy statement for the Annual Meeting;

•	Our 2018 Annual Report on Form 10-K, which includes our consolidated financial statements;

•	A shareholder letter from Patricia K. Collawn, our Chairman, President and CEO, and a stock performance graph.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting. Proxy materials are available at:
www.proxyvote.com and www.pnmresources.com/asm/annual-proxy.cfm.

3.	Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials instead of printed proxy materials?

Most shareholders received a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a full set of printed proxy materials. The Notice provides access to proxy materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as costs associated with mailing these materials to shareholders.

On April 9, 2019, (1) we began mailing to our shareholders either (a) the Notice (which indicates how to access our proxy materials on the Internet), or (b) a printed copy of our proxy materials, and (2) posted our proxy materials on the website referenced in the Notice.

All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice includes instructions on how to access the proxy materials over the Internet or how to request proxy materials in printed form by mail or electronically by email for this meeting and on an ongoing basis. Pursuant to applicable law, beneficial owners of shares held in the RSP (our 401(k) plan for employees) will automatically receive paper copies of the proxy materials by mail instead of the Notice. In addition, shareholders who previously requested printed proxy materials or electronic materials on an ongoing basis will receive the materials in the format requested.

4.    How may I obtain copies of the Annual Report on Form 10-K?

As stated above and reflected in the Notice, our Annual Report on Form 10-K for the year ended December 31, 2018 (filed with the SEC on March 1, 2019), together with other proxy materials, were made available to shareholders beginning on April 9, 2019. Copies of the Annual Report on Form 10‑K are available without charge upon written request to Jimmie Blotter, Assistant Treasurer and Director, Investor Relations and Shareholder Services, Corporate Headquarters, Mail Stop 0905, Albuquerque, New Mexico 87158, or electronically at http://www.pnmresources.com/investors.aspx. You may also obtain our SEC filings through the Internet at http://www.pnmresources.com/investors.aspx or www.sec.gov.

5.    Who may vote at the Annual Meeting?

You may vote all of the shares of our common stock that you own at the close of business on the record date of April 1, 2019. On the record date, PNM Resources had 79,653,624 shares of common stock outstanding that are entitled to be voted at the Annual Meeting. You may cast one vote for each share of common stock held by you on all matters presented at the Annual Meeting.

6.    What proposals will be voted on at the Annual Meeting?

The following four proposals will be considered and voted on at the Annual Meeting:

	Description of Proposal	Proposal discussed on following pages:	Board Recommendation
PROPOSAL 1	Elect as directors the ten director nominees named in the proxy statement	19 - 26	FOR
PROPOSAL 2	Ratify appointment of KPMG LLP as our independent registered public accounting firm for 2019	27	FOR
PROPOSAL 3	Approve, on an advisory basis, the compensation of our NEOs	30	FOR
PROPOSAL 4	Shareholder proposal to publish a report on CCR matters at SJGS	65 - 67	AGAINST

7.    Will any other business be conducted at the Annual Meeting or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any matter (other than the above four proposals) that may be properly presented at the Annual Meeting. If any other matter is properly presented for consideration at the meeting, including consideration of a motion to adjourn the meeting to another time or place, the proxy committee will vote on the matter in accordance with its judgment. Shareholders attending the meeting will directly vote on any such matters. If for any unseen reason any of our nominees is not available as a candidate for director, the proxy committee will vote your proxy for such other candidate or candidates as may be recommended by the Nominating Committee and nominated by the Board.

8.    How do I vote my shares?

For your convenience, we have established four easy methods for voting shares held in your name:

By Internet:
Access www.proxyvote.com and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)
Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the shareholder.

By Telephone:
For automated telephone voting, call 1-800-690-6903 (toll free) from any touch-tone telephone and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)

By Mail:	Request delivery of the proxy statement and proxy card by mail and then simply return your executed proxy card in the enclosed postage-paid envelope.
In Person:	You can attend and cast your vote at the Annual Meeting. For admission and in person voting requirements please see Question 19 below “Who may attend the Annual Meeting?”

Your shares will be voted in the manner you indicate. The telephone and Internet voting systems are available 24 hours a day. They will close at 11:59 p.m. Eastern Daylight Time on May 20, 2019. Please note that the voting deadline is earlier for voting shares held in our RSP, as described below under Question 15 on page 70.

9.    What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting by telephone or the Internet, or by completing and mailing a printed proxy card, you are giving the proxy committee appointed by the Board (consisting of

M. T. Mullarkey, D. K. Schwanz, B. W. Wilkinson), the authority to vote your shares in the manner you indicate. If you are a shareholder of record and sign and return your proxy card without indicating how you want your shares to be voted, or if you vote by telephone or Internet in accordance with the Board of Directors’ voting recommendations, the proxy committee will vote your shares as follows:

•	FOR the election of the ten director nominees named in the proxy statement;

•	FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019;

•	FOR the resolution approving the compensation of our NEOs, on an advisory basis, as disclosed in this proxy statement; and

•	AGAINST the shareholder proposal to publish a report on CCR matters at SJGS.

If you hold your shares in “street name” and do not provide specific voting instructions to your broker, a “broker non-vote” will result with respect to Proposals 1 and 3-4. More information about the implications of holding your shares in street name and broker non-votes is set forth in answers to Questions 12-13, and 16-18 below.

10.    Can I change my vote or revoke my proxy?

Yes. Any subsequent vote by any means will change your prior vote. The last vote actually received before the Annual Meeting will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

11.    What constitutes a quorum and why is a quorum required?

A quorum of shareholders is necessary to conduct business at the Annual Meeting. If at least a majority of all of the PNM Resources common stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy (by voting by telephone or on the Internet or by properly submitting a proxy card or voting instruction form by mail), a quorum will exist. Abstentions, withheld votes, and broker non-votes will be counted as present for quorum purposes.

12.    What vote is required to approve each proposal?

The existence of a quorum and the following votes are required for approval of each proposal at the Annual Meeting:

Proposal	Affirmative Vote Requirement	Effect of Abstentions and Broker Non-Votes (See Questions 16-18 below)
PROPOSAL 1 Elect ten director nominees named in the proxy statement	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Votes may be cast for or against each director nominee. Abstentions have the effect of a vote against the nominee, while broker non-votes will not be counted in calculating voting results.
PROPOSAL 2 Ratify appointment of KPMG as our independent registered public accounting firm for 2019	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Abstentions have the effect of a vote against the matter. Brokers may vote your “street name” shares on this routine matter without your instructions.
PROPOSAL 3 Approve, on an advisory basis, the compensation of our NEOs	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Abstentions have the effect of a vote against the matter, while broker non-votes will not be counted in calculating voting results.
PROPOSAL 4 Shareholder Proposal	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Abstentions have the effect of a vote against the matter, while broker non-votes will not be counted in calculating voting results.

13.    What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, the Company’s transfer agent, you are a “shareholder of record” with respect to those shares and the Notice was sent directly to you by PNM Resources.

If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a “street name” holder and the Notice would have been forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

14.    Why did I receive more than one proxy card or notice?

You will receive multiple proxy cards or Notices if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. Each Notice and proxy card that you receive will contain a specific “control number” with the relevant information to vote the specific shares at issue. Note that the proxy card or Notice for shares registered in your name will include any shares you may hold in the PNMR Direct Plan, a dividend reinvestment and stock purchase plan. If your shares are held by a broker (i.e., in “street name”), you will receive a Notice on how to obtain your proxy materials and vote from your broker. You should vote according to the instructions on each Notice you receive and vote on, sign and return each proxy card you receive.

15.	How do I vote my RSP shares?

If you participate in the RSP, our 401(k) plan for our employees, and shares have been allocated to your account under the PNMR Stock Fund investment option, you will receive the following materials by mail:

•	the proxy materials; and

•	a separate vote authorization form and voting instructions for these RSP shares from the PNMR Corporate Investment Committee.

Please use the RSP vote authorization form to vote your RSP shares by telephone, Internet or mail. To allow sufficient time for the record holder of the RSP shares, The Vanguard Fiduciary Trust Company, to vote these shares, your voting instructions must be received by 9:00 a.m. Eastern Daylight Time on Monday, May 20, 2019.

16.	What happens if I don’t give my broker voting instructions for my “street name” shares?

You will receive proxy materials directly from your broker if your shares are not registered in your name, but are held by your broker as your “street name” shares. If you do not give your broker voting instructions, your brokerage firm may only vote your “street name” shares on certain “routine” matters. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. Ratification of the appointment of KPMG as independent registered public accountants for 2019 is considered the only routine matter for which brokerage firms may vote your shares without your voting instructions.

17.	What is a broker non-vote?

A broker non-vote occurs when a broker is not permitted under NYSE rules to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and no instruction is given. “Non-routine” matters include the election of directors, actions relating to equity compensation plans, and actions relating to executive compensation (including Say-on-Pay shareholder advisory votes). Thus, your “street name” shares cannot be voted on Proposals 1 and 3-4 without receipt of your voting instructions.

We encourage you to provide voting instructions to your broker. This ensures that your shares will be voted in accordance with your wishes on all matters at the Annual Meeting.

18.    How are votes withheld, abstentions and broker non-votes treated?

As discussed in Questions 11 and 12, votes withheld and abstentions are deemed as present at the Annual Meeting, are counted for quorum purposes and will have the same effect as a vote against matters requiring a majority of shares present and entitled to vote on the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote and so do not have any effect on proposals which require a majority of shares present and entitled to vote on the matter.

19.    Who may attend the Annual Meeting?

Attendance is limited to shareholders of record or their legal proxy holder and beneficial owners as of April 1, 2019, and invited guests of the Company. If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of April 1, 2019. An authorized proxy must present proof that he or she is an authorized proxy of a shareholder. In all cases, government-issued photo identification is also required. Banners, signs, or attire considered inappropriate and potentially disruptive to the meeting will not be allowed. All attendees will be subject to a security search for safety and security reasons. A map of the meeting location and parking directions are contained on the back of this proxy statement. Rules of the meeting will be printed on the back of the agenda that will be given to you at the meeting. We thank you in advance for your patience and cooperation with these rules.

You may vote in person at the Annual Meeting if your shares are registered in your name. If you are a beneficial owner and your shares are held in “street name”, and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

20.	Will seating be limited at the 2019 Annual Meeting?

Yes. Seating will be limited and shareholders will be admitted on a first-come, first-served basis. Admission will begin 45 minutes before the start of the meeting.

21.	Will shareholders be given the opportunity to ask questions at the 2019 Annual Meeting?

Yes. The Chairman will answer questions asked by shareholders during a designated portion of the meeting. When speaking, shareholders must direct questions and comments to the Chairman and limit their remarks to matters that relate directly to the business of the meeting. For other rules, please see the back of the agenda that will be given to you at the meeting.

22.    May I listen to the Annual Meeting by Webcast?

Yes. Shareholders may listen to the Annual Meeting by webcast at: www.virtualshareholdermeeting.com/pnm2019.

While any member of the public may listen to the Annual Meeting by webcast, only verified shareholders will be able to submit questions via the webcast to a moderator during the meeting. New Mexico law does not allow shareholders who do not attend the meeting in person to vote during the Annual Meeting. Thus, shareholders who listen to the Annual Meeting by webcast will be unable to vote during the Annual Meeting, so please vote before the Annual Meeting if you are unable to attend the meeting in person.

23.    Can I vote my shares in person at the Annual Meeting?

If you are a “shareholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

24.    Who pays the cost of this proxy solicitation?

The enclosed proxy is being solicited on behalf of PNM Resources’ Board of Directors. This solicitation is being made by mail, but also may be made in person, by telephone or via the Internet. We have hired Georgeson, Inc. (“Georgeson”) to assist in the solicitation for an estimated fee of $10,000 plus any out-of-pocket expenses. PNM Resources will pay all costs related to solicitation. Broadridge Investor Communication Solutions, Inc. is tabulating the vote and providing the webcast hosting services for listening to the Annual Meeting.

25.    Is this proxy statement the only way that proxies are being solicited?

No. As stated above, we have retained Georgeson to aid in the solicitation of proxies. In addition to mailing these proxy materials, certain directors, officers, or employees of the Company may solicit proxies by telephone, facsimile, e-mail, or personal contact. They will not be specifically compensated for doing so.

26.    Where can I find voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and published in the Company’s Current Report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. Such results will also be published on our website at www.pnmresources.com.

27.	May shareholders propose actions or nominees for consideration at next year’s annual meeting of shareholders?

Yes, you may submit proposals or director nominations for consideration at future shareholder meetings as follows:

•
Proposals Included in the 2020 Proxy Statement. For a shareholder proposal (other than a director nomination) to be included in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Corporate Secretary no later than the close of business (5:00 p.m. Mountain Standard Time) on December 11, 2019. These proposals must be in writing and sent to: Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1275, Albuquerque, NM 87102-3289. These proposals must also comply with SEC regulations regarding the inclusion of shareholder proposals in our proxy materials.

•
To Be Raised from the Floor. For a shareholder proposal or director nomination to be raised from the floor during next year’s annual meeting, the shareholder’s written notice must be received by the Corporate Secretary no later than the close of business (5:00 p.m. Mountain Standard Time) on December 11, 2019, and must contain certain information as required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, http://www.pnmresources.com/corporate-governance.aspx.

•
Director Nominations to be Included in the 2020 Proxy Statement (Proxy Access). For a shareholder nominee for director to be included in the Company’s proxy statement for the next year’s annual meeting, the written notice must be received by the Corporate Secretary no earlier than on November 11, 2019, and no later than December 11, 2019, and must contain certain information required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.pnmresources.com (under Corporate Governance). Please refer to our bylaws for the complete proxy access requirements.

•	For information on recommending individuals for consideration as director nominees by our Nominating Committee, see page 13 of this proxy statement.

28.    Whom should I call with other questions?

If you have any further questions about voting your shares or attending the Annual Meeting, please call Shareholder Services at 505-241-2868.

APPENDIX A

2018 BENCHMARK DATA

The 2018 Benchmark Data is a weighted average of two comparator groups: (1) PNMR Peer Group listed on page 42 of the 2018 proxy statement, weighted at 75% and (2) the Willis Towers Watson 2017 Executive CDB (Compensation Data Bank) General Industry Survey Report - U.S. of general industry companies with data regressed to companies similarly sized to PNMR, weighted at 25%.

List of Companies Comprising the Willis Towers Watson 2017 Executive CDB General Industry Survey Report - U.S.
3M / A.O. Smith / Abbott Laboratories / AbbVie / Abiomed / Accenture / ACH / Adecco / Adient / Advanced Drainage Systems / Agilent Technologies / Agrium / AgroFresh Solutions / Air Liquide / Air Products and Chemicals / Alcoa / Alexander & Baldwin / Alexion Pharmaceuticals / Altice USA / Altria Group / Amazon.com / American Sugar Refining / Americas Styrenics / AmerisourceBergen / AMETEK / Amgen / AMSTED Industries / Amtrak / Amway / Andersons / Anheuser-Busch / Apex Tool Group / Arby's Restaurant Group / Archer Daniels Midland / Arconic / Arkema / Armstrong Flooring / Armstrong World Industries / Arrow Electronics / Arup USA / Asbury Automotive Group / Ascena Retail / Ashland / AstraZeneca / AT&T / AtriCure / Automatic Data Processing / Avery Dennison / Avis Budget Group / Avnet / BAE Systems / Ball / Barrick Gold of North America / Baxter / Bechtel Nuclear, Security & Environmental / Becton Dickinson / Bemis / Best Buy / Big Lots / Blount International / BMC Software / Bombardier Transportation / Booz Allen Hamilton / BorgWarner / Boston Scientific / Bradley / Brady / Brembo / Bridgestone Americas / Brink's / Bristol-Myers Squibb / Bunge / Burlington Northern Santa Fe / Bush Brothers & Company / CA Technologies / Cabot / Calgon Carbon / Campbell Soup / Canadian Pacific Railway / Cardinal Health / Cargill / Carlson Rezidor / Carnival / Carpenter Technology / Catalent Pharma Solutions / CDI / CDK Global / Celestica / Celgene / CenturyLink / CF Industries / CGI / Technologies and Solutions / CH2M HILL / Charter Communications / Chemours Company / Chemtura / Chicago Bridge & Iron (CB&I) / CHS / Cincinnati Bell / Cisco Systems / Cliffs Natural Resources / Clorox / Coca-Cola / Coca-Cola Refreshments / Colgate-Palmolive / Columbia Sportswear / Comcast / Commercial Metals / CommScope / Compass / ConAgra Foods / Conduent / Continental Automotive Systems / Convergys / Cooper Standard Automotive / CoorsTek / Corning / Covestro / Crown Castle / CSX / Cubic / Curtiss-Wright / Cushman & Wakefield / CVR Energy / CVS Health / Dana / Darden Restaurants / Day & Zimmermann / Dean Foods / Delta Air Lines / Deluxe / Dematic Group / DENSO International / DHL Supply Chain / Diageo North America / Diebold Nixdorf / Donaldson / Dot Foods / Dover / Dow Chemical / Dr Pepper Snapple Group / DST Systems / DuPont / E & J Gallo Winery / E.W. Scripps / Eastman Chemical / Eastman Kodak / Eaton / Ecolab / Edwards Lifesciences / Electrolux / Element Fleet Management / Eli Lilly / Emergent BioSolutions / Encana Services Company / Endo / Enova International / Epson America / Equifax / Equity Office Properties / ESCO / Estée Lauder / Esterline Technologies / Experian Americas / Express Scripts / Faurecia US Holdings / Ferrara Candy Company / Fiat Chrysler Automobiles (FCA) / Finastra / FIS / Fiserv / Flowers Foods / Flowserve / Ford / Forsythe Technology / Fortune Brands Home & Security / Foundation Medicine / Freeman / Freeport-McMoRan / Fresenius Medical Care NA / Frontier Communications / FTD Companies / GAF Materials / Gannett / Gap / Garmin / GCP Applied Technologies / General Atomics / General Dynamics / General Electric / General Mills / General Motors / Genus / Gilead Sciences / GL&V / Glanbia Group Services / GlaxoSmithKline / GLOBALFOUNDRIES / Goodyear Tire & Rubber / Google / Graco / Graphic Packaging / Greene, Tweed and Co. / H.B. Fuller / Hallmark Cards / Halozyme Therapeutics / Halyard Health / Hanesbrands / Harland Clarke / Harman International Industries / Harris / Harsco / Hasbro / HD Supply / Healthcare Services Group / Henry Schein / Herc Rentals / Herman Miller / Hershey / Hexcel / Hexion / Hilton Grand Vacations / Hilton Worldwide / Hitachi Data Systems / HNI / HNTB / Hoffmann-La Roche / Hormel Foods / Host Hotels & Resorts / Houghton Mifflin Harcourt Publishing / HTC / Hunt Consolidated / Husky Injection Molding Systems / IBM / IDEX Corporation / IDEXX Laboratories / iHeartMedia / IMS Health / INEOS Olefins & Polymers USA / Ingenico / Ingersoll Rand / Ingevity / Intercontinental Hotels Group / International Flavors & Fragrances / International Game Technology / International Paper / ION Geophysical / Iron Mountain / Irvine / Itron / ITT, Inc. / J. Crew / J.M. Smucker / Jabil Circuit / Jacobs Engineering / JetBlue Airways / John Wiley & Sons / Johns Manville / Johnson & Johnson / Johnson Controls / K. Hovnanian Companies / Kantar Group / Kapsch Partner Solutions / KBR / Kellogg / Kelly Services / Kennametal / Kerry Group / Keurig Green Mountain / Keystone Foods / Kimberly-Clark / Kinross Gold / Koch Industries / Kohler / Kraft Heinz / Kroger / Kum & Go LC / L-3 Communications / Lafarge North America / Land O'Lakes / Lear / Ledcor Group of Companies / LEDVANCE / Leggett and Platt / Lehigh Hanson / Leidos / Lend Lease / Lenovo / Leprino Foods / LexisNexis / LG Electronics / Liberty Global / Lincoln Electric / L'Oréal / LSC Communications / Lutron Electronics / Lydall / LyondellBasell / Magellan Midstream Partners / Makino / Marriott International / Mars Incorporated / Martin Marietta Materials / Mary Kay / Masco / Mattel / Matthews International / McCormick / McDonald's / McLane Company / Medicines Company / Medtronic / Merck & Co / Meritor / Micron Technology / Microsoft / Millicom International Cellular / Mission Produce / Molex / Mondelez / Monsanto / Mosaic / MTS Systems / Mylan / Navigant Consulting / NBTY / NCR / Nestle USA / New York Times / Newegg.com / Newell Rubbermaid / Newmont Mining / Nike / Nissan North America / Nokia / Nordson Corporation / Norfolk Southern / Northrop Grumman / Northwest Pipe Company / Novartis / Novelis / NOW Foods / Nu Skin Enterprises / Occidental Petroleum / Orbital ATK / Oshkosh / Osram Sylvania / Owens Corning / Owens-Illinois / Panasonic of North America / PAREXEL / Parker Hannifin / Parmalat / Parsons Corporation / Peabody Energy / PepsiCo / Pfizer / Pharmavite / Philips Healthcare / Pitney Bowes / Plexus / Polar Beverages / Polaris Industries / PolyOne / Potash / Praxair / Precision Drilling / PulteGroup / Purdue Pharma / Quad/Graphics / Quest Diagnostics / Quintiles / Rackspace / Rank Group / Rayonier / Rayonier Advanced Materials / Redbox Automated Retail / Regency Centers / Regeneron Pharmaceuticals / Rev Group / Revlon / Reynolds American / Ricoh Americas / Riot Games / Rockwell Automation / Rockwell Collins / Rowan Companies / Royal Caribbean Cruises / RPM International / Ryder System / Ryerson / S.C. Johnson & Son / Sabre Corporation / SAIC / Samsung / Sanofi / SAS Institute / Sasol USA / Schmolz + Bickenbach / Schneider Electric / Scholastic / Schreiber Foods / Schwan Food Company / Schweitzer-Mauduit International / Scotts Miracle-Gro / Scoular Company / Scripps Networks Interactive / Sealed Air / Sensient Technologies / Serta Simmons Bedding / ServiceSource / SGS - Société Générale de Surveillance / Sherwin-Williams / Siemens / Simmons Foods / Smithfield Foods / Snap-on / SNC-Lavalin / Sodexo / Sonepar USA / Sonic Corp / Sonoco Products / Sony / Sony Electronics / Southwest Airlines / Spirit AeroSystems / Sprint / SPX Corporation / SPX FLOW / SSAB / Standex International / Stantec / Starz / Steelcase / Steris / Stryker / SunCoke Energy / Syncreon / Syngenta Crop Protection / Sysco Corporation / Takeda Pharmaceuticals / Target / Taubman Centers / TE Connectivity / TeleTech / Tempur Sealy / Teradata / Terex / Textron / Thermo Fisher Scientific / Thyssenkrupp / Tiffany & Co. / Time Warner / Timken / TimkenSteel / T-Mobile USA / Toro / Total Petrochemicals USA / Total System Service (TSYS) / Transocean / TransUnion / Tribune Media / Trimble, Inc. / Trinity Industries / Tupperware Brands / Tyson Foods / Underwriters Laboratories / Unilever United States / Union Pacific Corporation / Unisys / United Continental Holdings / United States Cellular / United States Steel / United Technologies Corporation (UTC) / UPS / Valero Energy / Valvoline / Vectrus / Ventura Foods / Veolia Environmental Services North America / VeriSign / Verizon / Vertex Pharmaceuticals / Viacom / Viad / Vista Outdoor / Vulcan Materials / VWR International / W.R. Grace / W.W. Grainger / WageWorks / Walt Disney / Waste Management / Watts Water Technologies / Wendy's Group / West Pharmaceutical Services / Westlake Chemical / WestRock / Weyerhaeuser / Whirlpool / Wilsonart / Worthington Industries / Wyndham Worldwide / Yazaki / YP / Zebra Technologies / Zimmer Biomet

A-1

I-40
12th Street
Broadway Blvd
I-25
Rio Grande Blvd
Hotel Albuquerque
at Old Town
Mountain Road
Lomas Blvd
Central Avenue
I-40
Aspen Avenue
Starbucks
Aspen Avenue
St Claire
Winery & Bistro
Zearing Avenue
Zearing Avenue
Carson Road
Rio Grande Blvd
Bellamah Avenue
Mama's
Minerals
20th Street
18th Street
Mountain Road
N
Lomas Blvd
12th Street
Broadway Blvd
I-25
Silver Avenue
Central Avenue
PNM

PNM Resources, Inc. Annual Meeting of Shareholders

Tuesday, May 21, 2019 – 9:00 a.m. (MDT)

Meeting Admission Requirements

In order to be admitted to the 2019 Annual Sharholders' Meeting, you must bring ***a government issued photo ID AND*** one of the following:

- The proxy card you recieved in the mail; or
- Proof of share ownership, such as a ***recent bank, brokerage or other statement*** demonstrating that you owned shared as of the close of business on April 1, 2019

PNM Resources®

PNM Resources

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 20, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 20, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by May 20, 2019.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E61283-P18549-Z74302

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PNM RESOURCES, INC.

The Board of Directors recommends a vote "FOR" each of these director nominees and "FOR" Proposals 2 and 3:

Nominees:

Nominee	For	Against	Abstain
1a. Vicky A. Bailey	▢	▢	▢
1b. Norman P. Becker	▢	▢	▢
1c. Patricia K. Collawn	▢	▢	▢
1d. E. Renae Conley	▢	▢	▢
1e. Alan J. Fohrer	▢	▢	▢
1f. Sidney M. Gutierrez	▢	▢	▢
1g. James A. Hughes	▢	▢	▢
1h. Maureen T. Mullarkey	▢	▢	▢
1i. Donald K. Schwanz	▢	▢	▢
1j. Bruce W. Wilkinson	▢	▢	▢

The Board of Directors recommends a vote "AGAINST" Proposal 4:

Proposal	For	Against	Abstain
4. Publish a report on coal combustion residual matters at San Juan Generating Station.	▢	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K, Shareholder Letter and Stock Performance Graph are available at www.proxyvote.com.

E61284-P18549-Z74302

PNM RESOURCES, INC.
Annual Meeting of Shareholders
May 21, 2019 9:00 A.M. MDT
Hotel Albuquerque, 800 Rio Grande Blvd., N.W. Albuquerque, NM 87104

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints M.T. Mullarkey, D.K. Schwanz and B.W. Wilkinson as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock of PNM Resources, Inc. held of record by the undersigned on April 1, 2019 at the Annual Meeting of Shareholders to be held on May 21, 2019 and at any continuation of the meeting, if adjourned.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations to vote "FOR" each of the ten nominees named in Proposal 1, "FOR" Proposals 2 and 3, and "AGAINST" Proposal 4, and in accordance with the judgement of the proxies with respect to any other business that may properly come before the Annual Meeting.

To listen to the meeting via Internet, please visit: www.virtualshareholdermeeting.com/pnm2019

Continued and to be signed on reverse side

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 9:00 A.M. Eastern Daylight Time on May 20, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 9:00 A.M. Eastern Daylight Time on May 20, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by May 20, 2019.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E61285-P18549-Z74302

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PNM RESOURCES, INC.

The Board of Directors recommends a vote "FOR" each of these director nominees and "FOR" Proposals 2 and 3:

Nominees:

	For	Against	Abstain
1a. Vicky A. Bailey	☐	☐	☐
1b. Norman P. Becker	☐	☐	☐
1c. Patricia K. Collawn	☐	☐	☐
1d. E. Renae Conley	☐	☐	☐
1e. Alan J. Fohrer	☐	☐	☐
1f. Sidney M. Gutierrez	☐	☐	☐
1g. James A. Hughes	☐	☐	☐
1h. Maureen T. Mullarkey	☐	☐	☐
1i. Donald K. Schwanz	☐	☐	☐
1j. Bruce W. Wilkinson	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" Proposal 4:

	For	Against	Abstain
4. Publish a report on coal combustion residual matters at San Juan Generating Station.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K, Shareholder Letter and Stock Performance Graph are available at www.proxyvote.com.

E61286-P18549-Z74302

PNM RESOURCES, INC.
Annual Meeting of Shareholders
May 21, 2019 9:00 AM MDT
Hotel Albuquerque, 800 Rio Grande Blvd., N.W. Albuquerque, NM 87104
This proxy is solicited on behalf of the Board of Directors

Voting Shares Allocated to Your Retirement Savings Plan (RSP) Account

Vote your RSP shares by Internet, phone or mail before the earlier **RSP voting deadline of May 20, 2019 at 9:00 a.m. Eastern Daylight Time.** If you do not vote, the PNM Resources' Corporate Investment Committee has instructed the RSP Trustee (record holder) to vote these RSP shares as follows ("implied directions"):

- **FOR** the election of the 10 director nominees named in the proxy statement
- **FOR** the appointment of KPMG LLP as independent registered public accountants for 2019
- **FOR** the compensation of named executive officers
- **AGAINST** the shareholder proposal

Broadridge will tally your confidential vote and only communicate the cumulative RSP participant express timely voting results to the Trustee and the Committee so that the remaining shares may be voted in accordance with the above implied directions. The Committee will vote all RSP shares on any other matter properly raised at the Annual Meeting in accordance with its judgment. **This form is only for voting these RSP shares**.

To listen to the meeting via Internet, please visit: www.virtualshareholdermeeting.com/pnm2019

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21, 2019.

PNM RESOURCES, INC.

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 1, 2019
Date: May 21, 2019 **Time:** 9:00 A.M. MDT
Location: Hotel Albuquerque At Old Town
Franciscan Room
800 Rio Grande Blvd. N.W.
Albuquerque, New Mexico 87104

For directions please see the back of the Proxy Statement or call (505) 241-2868.

Please vote before the meeting. If you are unable to attend the meeting in person, you may listen to the meeting via the Internet @ www.virtualshareholdermeeting.com/pnm2019

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E61262-P18549-Z74302

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice and Proxy Statement 2. Annual Report on Form 10-K 3. Shareholder Letter/Stock Performance Graph

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 7, 2019 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of a valid photo identification and an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet:

Before The Meeting: Go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E61263-P18549-Z74302

Voting Items

The Board of Directors recommends a vote "FOR" each of these director nominees and "FOR" Proposals 2 and 3:

   Nominees:

   01) Vicky A. Bailey
   02) Norman P. Becker
   03) Patricia K. Collawn
   04) E. Renae Conley
   05) Alan J. Fohrer
   06) Sidney M. Gutierrez
   07) James A. Hughes
   08) Maureen T. Mullarkey
   09) Donald K. Schwanz
   10) Bruce W. Wilkinson

The Board of Directors recommends a vote "AGAINST" Proposal 4:

E61264-P18549-Z74302